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                                 AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT

                           Dated as of September 15, 1997

                                        Among

                        JITNEY-JUNGLE STORES OF AMERICA, INC.,

                           SOUTHERN JITNEY JUNGLE COMPANY,

                              McCARTY- HOLMAN CO., INC.,

                             JITNEY- JUNGLE BAKERY, INC.,

                                 PUMP AND SAVE, INC.,

                       INTERSTATE JITNEY JUNGLE STORES, INC.,

                            DELTA ACQUISITION CORPORATION,

                                   DELCHAMPS, INC.,

                             THE GUARANTORS NAMED HEREIN,

                              THE LENDERS NAMED HEREIN,

                  DLJ CAPITAL FUNDING, INC., AS DOCUMENTATION AGENT

                                         and

                         FLEET CAPITAL CORPORATION, AS AGENT


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
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                                   TABLE OF CONTENTS
                                                                                 Page
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I.  DEFINITIONS....................................................................2

IA. AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT.................................21
    SECTION 1A.01.  (a)  Existing Loans and Existing Letters of Credit............21

II. THE LOANS.....................................................................23
    SECTION 2.01.  Commitments....................................................23
    SECTION 2.02.  Loans..........................................................24
    SECTION 2.03.  Notice of Loans................................................26
    SECTION 2.04.  Notes; Repayment of Loans......................................26
    SECTION 2.05.  Interest on Loans..............................................27
    SECTION 2.06.  Fees...........................................................27
    SECTION 2.07.  Termination of Commitments and Commitment Reductions...........27
    SECTION 2.08.  Interest on Overdue Amounts....................................30
    SECTION 2.09.  Prepayment of Loans............................................31
    SECTION 2.10.  Reserve Requirements; Change in Circumstances..................35
    SECTION 2.11.  Change in Legality.............................................37
    SECTION 2.12.  Indemnity......................................................37
    SECTION 2.13.  Pro Rata Treatment.............................................38
    SECTION 2.14.  Sharing of Setoffs.............................................38
    SECTION 2.15.  Taxes..........................................................39
    SECTION 2.16.  Payments and Computations......................................41
    SECTION 2.17.  Settlement Among Lenders.......................................41
    SECTION 2.18.  Making of Loans................................................44
    SECTION 2.19.  Joint and Several Borrowers....................................45
    SECTION 2.20.  Individual Borrowing and Letter of Credit Limit................45

IIA.     LETTERS OF CREDIT........................................................46
    SECTION 2A.01.  Issuance of Letters of Credit.................................46
    SECTION 2A.02.  Payment; Reimbursement........................................46
    SECTION 2A.03.  The Letter of Credit Issuer's Actions.........................48
    SECTION 2A.04.  Payments in Respect of Increased Costs........................48
    SECTION 2A.05.  Indemnity as to Letters of Credit.............................50
    SECTION 2A.06.  Letter of Credit Fees.........................................50

III.     COLLATERAL SECURITY......................................................51
    SECTION 3.01.  Security Documents.............................................51
    SECTION 3.02.  Filing and Recording...........................................51
    SECTION 3.03.  Real Property; Mortgages; Title Insurance......................51
    SECTION 3.04.  Additional Collateral..........................................53

                                     -i-
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IV. REPRESENTATIONS AND WARRANTIES....     .......................................53
    SECTION 4.01.  Organization, Legal Existence..................................53
    SECTION 4.02.  Authorization..................................................54
    SECTION 4.03.  Governmental Approvals.........................................54
    SECTION 4.04.  Binding Effect.................................................54
    SECTION 4.05.  Material Adverse Change........................................55
    SECTION 4.06.  Litigation; Compliance with Laws; etc..........................55
    SECTION 4.07.  Financial Statements...........................................55
    SECTION 4.08.  Federal Reserve Regulations....................................57
    SECTION 4.09.  Taxes..........................................................57
    SECTION 4.10.  Employee Benefit Plans.........................................58
    SECTION 4.11.  No Material Misstatements......................................59
    SECTION 4.12.  Investment Company Act; Public Utility Holding Company Act.....59
    SECTION 4.13.  Security Interest..............................................60
    SECTION 4.14.  Bank Accounts..................................................60
    SECTION 4.15.  Capitalization.................................................60
    SECTION 4.16.  Title to Properties; Possession Under Leases; Trademarks.......60
    SECTION 4.17.  Solvency.......................................................62
    SECTION 4.18.  Permits, etc...................................................63
    SECTION 4.19.  Compliance with Environmental Laws.............................63
    SECTION 4.20.  Material Agreements............................................64
    SECTION 4.21.  Acquisition....................................................64
    SECTION 4.22.  The Tender Offer and Merger....................................65
    SECTION 4.23.  Broker's Fees..................................................65

V.  CONDITIONS OF CREDIT EVENTS...................................................66
    SECTION 5.01.  All Credit Events..............................................66
    SECTION 5.02.  Initial Closing Date...........................................66
    SECTION 5.03.  Merger Closing Date............................................75

VI. AFFIRMATIVE COVENANTS.........................................................81
    SECTION 6.01.  Legal Existence................................................81
    SECTION 6.02.  Businesses and Properties......................................82
    SECTION 6.03.  Insurance......................................................82
    SECTION 6.04.  Taxes..........................................................83
    SECTION 6.05.  Financial Statements, Reports, etc.............................83
    SECTION 6.06.  Litigation and Other Notices...................................86
    SECTION 6.07.  ERISA..........................................................87
    SECTION 6.08.  Maintaining Records; Access to Properties and Inspections;
                        Right to Audit............................................88
    SECTION 6.09.  Fiscal Year-End................................................89
    SECTION 6.10.  Further Assurances.............................................89
    SECTION 6.11.  Additional Grantors and Guarantors.............................89

                                     -ii-
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    SECTION 6.12.  Environmental Laws.............................................89
    SECTION 6.13.  Pay Obligations to Lenders and Perform Other Covenants.........91
    SECTION 6.14.  Maintain Operating Accounts....................................92
    SECTION 6.15.  Amendments.....................................................92
    SECTION 6.16.  Use of Proceeds................................................92
    SECTION 6.17.  Voting Control of Target Company; No Sale of Stock, Etc........92
    SECTION 6.18.  Merger.........................................................92

VII.     NEGATIVE COVENANTS.......................................................93
    SECTION 7.01.  Liens..........................................................93
    SECTION 7.02.  Sale and Lease-Back Transactions...............................94
    SECTION 7.03.  Indebtedness...................................................94
    SECTION 7.04.  Dividends, Distributions and Payments..........................95
    SECTION 7.05.  Consolidations, Merger and Sales of Assets.....................95
    SECTION 7.06.  Investments....................................................96
    SECTION 7.07.  Capital Expenditures and Other Expenditures....................97
    SECTION 7.08.  Fixed Charge Coverage Ratio....................................97
    SECTION 7.09.  Leverage Ratio.................................................97
    SECTION 7.10.  Interest Coverage Ratio........................................98
    SECTION 7.11.  EBITDA.........................................................98
    SECTION 7.12.  Interest Rate Protection Arrangements..........................99
    SECTION 7.13.  Business.......................................................99
    SECTION 7.14.  Sales of Receivables...........................................99
    SECTION 7.15.  Use of Proceeds................................................99
    SECTION 7.16.  ERISA..........................................................99
    SECTION 7.17.  Accounting Changes.............................................99
    SECTION 7.18.  Prepayment or Modification of Indebtedness; Modification of
                        Charter and Other Documents..............................100
    SECTION 7.19.  Transactions with Affiliates..................................100
    SECTION 7.20.  Consulting Fees...............................................100
    SECTION 7.21.  Limitations on Dividends and Other Payments...................101
    SECTION 7.22.  Limitation on Creation of Subsidiaries........................101
    SECTION 7.23.  Limitation on Issuance of Capital Stock.......................101
    SECTION 7.24.  Conduct of Business by Target Company.........................101

VIII.    EVENTS OF DEFAULT.......................................................103

IX. AGENT........................................................................110

X.  CASH RECEIPTS COLLECTION ....................................................113
    SECTION 10.01.  Collection of Cash...........................................113
    SECTION 10.02.  Monthly Statement of Account.................................114
    SECTION 10.03.  Collateral Custodian.........................................115

                                     -iii-
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XI. MISCELLANEOUS................................................................115
    SECTION 11.01.  Notices......................................................115
    SECTION 11.02.  Survival of Agreement........................................115
    SECTION 11.03.  Successors and Assigns; Participations.......................116
    SECTION 11.04.  Expenses; Indemnity..........................................119
    SECTION 11.05.  Applicable Law...............................................120
    SECTION 11.06.  Right of Setoff..............................................120
    SECTION 11.07.  Payments on Business Days....................................120
    SECTION 11.08.  Waivers; Amendments; Final Maturity Date.....................121
    SECTION 11.09.  Severability.................................................121
    SECTION 11.10.  Entire Agreement; Waiver of Jury Trial, etc..................122
    SECTION 11.11.  Confidentiality..............................................122
    SECTION 11.12.  Submission to Jurisdiction...................................123
    SECTION 11.13.  Counterparts; Facsimile Signature............................123
    SECTION 11.14.  Headings.....................................................123
    SECTION 11.15.  Defaulting Lender............................................123
    SECTION 11.16.  LIMITATION OF LIABILITY......................................125

XII.     GUARANTEES..............................................................125

EXHIBITS

EXHIBIT A          Form of Note
EXHIBIT B          Form of Opinion of Counsel
EXHIBIT C-1        Form of Pledge Agreement
EXHIBIT C-2        Form of Partnership Pledge Agreement
EXHIBIT D          Form of Security Agreement
EXHIBIT E          Form of Assignment and Acceptance
EXHIBIT F          Form of Security Agreement -- Patents and Trademarks
EXHIBIT G          Form of Assignment of Contract
EXHIBIT H          Form of Landlord Waiver
EXHIBIT I          Form of Settlement Report
EXHIBIT J          Form of Inventory Designation
EXHIBIT K-1        Form of Monthly Borrowing Base Certificate
EXHIBIT K-2        Form of Weekly Borrowing Base Certificate

SCHEDULES

SCHEDULE 2.01      Commitments
SCHEDULE 2.02      Domestic Lending Offices
SCHEDULE 2.03      Eurodollar Lending Offices
SCHEDULE 4.01      Qualified Jurisdictions
SCHEDULE 4.03      Consents
SCHEDULE 4.13      Filing Jurisdictions
SCHEDULE 4.14      List of Bank Accounts
SCHEDULE 4.15(a)   Ownership of Jitney Jungle
SCHEDULE 4.15(b)   Subsidiaries
SCHEDULE 4.16(a-1) Owned Real Property
SCHEDULE 4.16(a-2) Leased Real Property
SCHEDULE 4.18      Permits
SCHEDULE 4.20      Material Agreements
SCHEDULE 4.23      Broker's Fees
SCHEDULE 7.01      Existing Liens
SCHEDULE 7.03      Existing Indebtedness
SCHEDULE 7.20      Consulting Fees

SCHEDULE I         Certain Investors
SCHEDULE II        Fiscal Reporting Periods of the Borrowers
SCHEDULE III       Maximum Retained Balance in each Blocked Account
SCHEDULE IV        Outstanding Letters of Credit
SCHEDULE V         FTC Divestiture Stores

         AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of September 15, 1997, among JITNEY-JUNGLE STORES OF AMERICA, INC., a Mississippi corporation ("Jitney Jungle"), SOUTHERN JITNEY JUNGLE COMPANY, a Mississippi corporation and a wholly-owned subsidiary of Jitney Jungle ("Southern Jitney"), McCARTY- HOLMAN CO., INC., a Mississippi corporation and a wholly-owned subsidiary of Jitney Jungle ("McCarty-Holman"), JITNEY- JUNGLE BAKERY, INC., a Mississippi corporation and a wholly-owned subsidiary of Jitney Jungle ("Bakery"), PUMP AND SAVE, INC., a Mississippi corporation and a wholly-owned subsidiary of McCarty-Holman ("Pump And Save"), INTERSTATE JITNEY JUNGLE STORES, INC., an Alabama corporation and a wholly-owned subsidiary of Jitney Jungle ("Interstate"), DELTA ACQUISITION CORPORATION, an Alabama corporation and a wholly-owned subsidiary of Jitney Jungle ("Acquisition Corp."), DELCHAMPS, INC., an Alabama corporation and upon the purchase of the Tendered Securities on the date hereof and as contemplated hereby, a subsidiary of Acquisition Corp. ("Delchamps" and together with Jitney Jungle, Southern Jitney, McCarty-Holman, Bakery, Pump And Save, Interstate and Acquisition Corp., each a "Borrower" and collectively, the "Borrowers"), the Guarantors signatory hereto, the lenders named in Schedule 2.01 annexed hereto (collectively with their respective permitted successors and assigns, the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as documentation agent for the Lenders (in such capacity together with any successor thereto in such capacity, the "Documentation Agent") and FLEET CAPITAL CORPORATION ("Fleet"), as agent for the Lenders (in such capacity together with any successor thereto in such capacity, the "Agent"). Capitalized terms used in this paragraph shall have the respective meanings ascribed to such terms above or hereinafter.



         Certain of the Borrowers and the Guarantors, all or some of the Lenders (in such capacity, the "Existing Lenders"), and Fleet Bank, N.A. (formerly known as NatWest Bank N.A.), as agent (in such capacity, the "Existing Agent") are parties to the Revolving Credit Agreement, dated as of March 5, 1996 (as heretofore amended and in effect on the date hereof, together with the Exhibits and Schedules thereto, the "Existing Credit Agreement"), providing for loans to be made to, and letters of credit to be issued for the account of, the Borrowers in the aggregate principal and/or face amount not exceeding $96,250,000 at any one time outstanding. Immediately prior to the execution and delivery of this Agreement, (i) Fleet succeeded to the position of the Existing Agent as Agent under the Existing Credit Agreement and (ii) Fleet acquired from Fleet Bank, a Lender under the Existing Credit Agreement, an assignment of its Commitment and outstanding Loans thereunder.

         The Borrowers have informed the Agent and the Lenders that they desire to acquire the Target Stock of the Target Company upon the terms and conditions set forth herein and in the Merger Documents and the Tender Offer Documents. In connection therewith, the Borrowers have jointly and severally applied to the Lenders for Loans on a revolving basis up to an aggregate principal amount of $150,000,000 to be made at any time and from time to time prior to the Termination Date. The proceeds of the Loans shall be used by the Borrowers (i) to refinance the Indebtedness under the Existing Credit Agreement outstanding on the Initial Closing Date on the terms set forth herein, (ii) to provide a portion of the funds necessary (but not to exceed $__________) for the tender offer consideration pursuant to the Tender Offer on the Initial Closing Date, (iii) to provide a portion of the funds necessary (but not to exceed $__________) for the merger consideration payable under the Merger Agreement in connection with the merger of Acquisition Corp. with and into the Target Company on the Merger Closing Date, (iv) to repay certain Indebtedness of the Target Company and its subsidiaries outstanding on the Initial Closing Date (but not to exceed $16,225,000), (v) to pay fees and expenses in connection with the financing contemplated hereby and the transactions contemplated by the Merger Agreement (but not to exceed $27,000,000) and (vi) for the working capital and general corporate purposes of the Borrowers to the extent that such purposes are permitted hereunder. The Lenders are severally, and not jointly, willing to extend such Loans to the Borrowers subject to the terms and conditions
hereinafter set forth.   Accordingly, the Borrowers, the Guarantors, the
Lenders and the Agent hereby agree to amend and restate the Existing Credit Agreement as follows:

I.       DEFINITIONS

         For purposes hereof, the following terms shall have the meanings specified below:

         "Acquisition" shall mean, collectively, the transactions contemplated under the Merger Agreement which will result in the Merger.

         "Acquisition Corp." shall have the meaning assigned to such term in the preamble to this Agreement.

         "Acquisition Securities" shall mean the Common Stock of Jitney Jungle, 15% Class A Senior Exchangeable Preferred Stock of Jitney Jungle, 10% Class B Compounding Cumulative Redeemable Preferred Stock of Jitney Jungle, 10% Class C Compounding Cumulative Redeemable Preferred Stock of Jitney Jungle, the Senior Notes and the Warrants to Purchase Common Stock of Jitney Jungle, each with such terms, rights and premiums as in effect on the Original Closing Date, except with respect to the Senior Notes, which shall be with such terms, rights and premiums as in effect on the Initial Closing Date.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which any Lender is subject with respect to the Adjusted LIBO Rate for Eurocurrency Liabilities (as defined in Regulation
D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Affiliate" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person and, without limiting the generality of the foregoing, includes (i) any other person which beneficially owns or holds 5% or more of any class of voting securities of such person or 5% or more of the equity interest in such person, (ii) any person of which such person beneficially owns or holds 5% or more of any class of voting securities or in which such person beneficially owns or holds 5% or more of the equity interest in such person and (iii) any director, officer or partner of such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Aircraft" shall have the meaning assigned to such term in the Chattel Mortgage.

         "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the relevant Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that such Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

         "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

         "Applicable Margin" shall mean, from the Initial Closing Date through the Initial Adjustment Date, (i) in the case of Loans which are Base Rate Loans, three-quarters of one percent (0.75%), and (ii) in the case of Loans which are Eurodollar Loans, two percent (2.00%), and on and after the Initial Adjustment Date (x) in the case of Loans which are Base Rate Loans, one percent (1.00%), minus the then applicable Reduction Discount, if any, and (y) in the case of Loans which are Eurodollar Loans, two and one-quarter percent (2.25%), minus the then applicable Reduction Discount, if any.

         "Asset Sale" shall mean the sale, transfer or other disposition by any Borrower, any Guarantor or any subsidiary of any of them to any person other than a Borrower or a Guarantor of any asset of such Borrower, such Guarantor or such subsidiary (other than sales in the ordinary course of business of inventory).

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit E annexed hereto.

         "Assignment of Contract" shall mean the Assignment of Contract As Collateral Security, dated as of March 5, 1996, as heretofore amended and as amended and restated as of the date hereof among the Borrowers and the Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit G, annexed hereto, as amended, modified or supplemented from time to time.

         "Bakery" shall have the meaning assigned to this term in the preamble to this Agreement.

         "Base Rate" shall mean a variable rate of interest per annum equal to the higher of (i) the Prime Rate then in effect and (ii) the Federal Funds Effective Rate then in effect plus one-half of one percent (1/2%). Any change in the Base Rate shall be effective hereunder on the effective date of such change as determined by the Agent.

         "Base Rate Loan" shall mean a Loan bearing interest based on the Base Rate in accordance with Article II hereof.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Borrowers" shall refer to all of the Borrowers on a collective basis.

         "Borrowing Base" shall have the meaning assigned to such term in
Section 2.01(a)(i) hereof.

         "BRS" shall mean Bruckmann, Rosser, Sherrill & Co., L.P., together with its successors and assigns.

         "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City, except that if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" shall mean the amount of all purchases made by the Borrowers or any of their respective subsidiaries directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of any such Borrower or any such subsidiary (excluding fixed assets acquired relating to Capitalized Lease Obligations and fixed assets acquired pursuant to a financing permitted under Section 7.01(e) of this Agreement (other than with respect to the down payment for such fixed assets)) including the acquisition cost of assets of any kind (but not the acquisition cost paid for inventory) which are acquired in connection with an acquisition or purchase permitted by this Agreement. For purposes of this definition, the purchase price paid with respect to equipment, fixed assets or real property which is purchased simultaneously with the trade-in or sale of existing equipment, fixed assets, or real property owned by any Borrower or any of its subsidiaries or with insurance proceeds (regardless of whether such proceeds are first applied to prepay the Loans) or cash landlord/vendor allowances shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price paid less the credit granted by the seller of such equipment for the equipment being traded in at such time, the purchase price of such existing equipment or the amount of such proceeds or allowances, as the case may be.

         "Capitalization Documents" shall mean, collectively:   (i) any or
all of the stock certificates, notes or debentures representing Acquisition Securities; (ii) the other documents pursuant to which such Acquisition Securities are issued or to be issued; (iii) each document governing the issuance of, or setting forth the terms of such Acquisition Securities; and
(iv) any stockholders or intercreditor agreement between or among the holders of such Acquisition Securities, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, in each case as in effect on the Original Closing Date and as amended, modified or supplemented from time to time in accordance with the terms thereof and subject to the terms of Section 7.18 hereof.

         "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with generally accepted accounting principles, consistently applied, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

         "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by a Borrower, a Guarantor or any subsidiary of any of them from such Asset Sale.

         "Change of Control" shall mean any of the following: (i) BRS shall fail to own, beneficially and of record all voting rights with respect to, at least 35% of all of the issued and outstanding shares of each class of voting stock of Jitney Jungle, or (ii) BRS shall cease to own capital stock of Jitney Jungle entitling it, at the time a determination is made hereunder, to cast the votes required to elect a majority of members of the Board of Directors of Jitney Jungle or (iii) Jitney Jungle shall fail to own, beneficially and all voting rights with respect to, 100% of all of the issued and outstanding shares of each class of capital stock of each of its subsidiaries (other than the Target Company following the Tender Offer for the Target Stock but prior to the Merger Closing Date), (iv) the occurrence of a "Change of Control" (as such term is defined in the Senior Indenture) under the Senior Indenture or (v) the occurrence of a "Change of Control" (as such term is defined in the Senior Subordinated Indenture) under the Senior Subordinated Indenture.

         "Chattel Mortgage" shall mean the Chattel Mortgage - Security Agreement, dated as of March 5, 1996, between the Grantor and the Agent, for the benefit of the Secured Parties, as amended, modified or supplemented from time to time.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all collateral and security as described in the Security Documents.

         "Commitment" shall mean, with respect to each Lender, the Commitment of such Lender as set forth in Schedule 2.01 annexed hereto, as it may be adjusted from time to time pursuant to Section 2.07.

         "Commitment Fee" shall mean, from the Initial Closing Date through the Initial Adjustment Date, 0.425 percent (0.425%) per annum, and on and after the Initial Adjustment Date, one-half of one percent (0.50%) per annum, minus the then applicable Reduction Discount, if any.

         "Commitment Letter" shall mean the letter agreement, dated July 7, 1997, by Fleet to Jitney Jungle, as in effect on the Initial Closing Date and as amended, supplemented or modified from time to time in writing by Fleet and Jitney Jungle.

         "Consolidated" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with generally accepted accounting principles (except as otherwise required herein) for the person and all consolidated subsidiaries thereof.

         "Credit Event" shall mean each borrowing of a Loan and each issuance of a Letter of Credit hereunder.

         "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Delchamps" shall have the meaning assigned to this term in the preamble to this Agreement.

         "Documentation Agent" shall have the meaning assigned to this term in the preamble to this Agreement.

         "dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

         "EBITDA" shall mean, for any period, the sum of (i) Net Income (before any (A) extraordinary and non-recurring non-cash gains, (B) extraordinary and non-recurring non-cash losses and (C) non-cash gains or losses from assets held for sale), (ii) Interest Expense to the extent deducted in determining Net Income for such period, (iii) depreciation and amortization expense to the extent deducted in determining Net Income for such period, (iv) cash federal, state and local income taxes to the extent deducted in determining Net Income for such period and (v) increases in LIFO reserves to the extent deducted in determining Net Income for such period, in each case of the Borrowers and their respective subsidiaries for such period determined on a Consolidated basis, computed and calculated in accordance with generally accepted accounting principles.

         "Eligible Assignee" shall mean a commercial bank, finance company, insurance company, fund or other financial institution acceptable to the Agent.

         "Eligible Inventory" shall mean inventory owned by a Borrower which is not, in the judgment of the Agent, obsolete or unmerchantable and is and at all times shall continue to be acceptable to the Agent in its good faith judgment in all respects but shall in any event include only finished goods and shall not in any event include liquor and other alcoholic beverages, delicatessen, produce, intercompany profit, print shop materials, gasoline and/or grocery warehouse supplies, such categories of inventory to be determined in a manner consistent in each case with the historical practices and procedures of Jitney Jungle and its subsidiaries as heretofore presented to the Agent and the Lenders. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment exercised in good faith. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by any Borrower, but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of such Borrower.

         "Environmental Claim" shall mean any written notice of violation, claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon
(i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Hazardous Material in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the properties of a Borrower or its subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any of the properties of a Borrower or its subsidiaries or (iii) the violation, or alleged violation by a Borrower or any of its subsidiaries, of any Environmental Laws relating to any of the properties of a Borrower or its subsidiaries.

         "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. Section 300(f), et seq.), the Clear Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with any person or a subsidiary of such person would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

         "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in Schedule 2.03 annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

         "Eurodollar Loan" shall mean a Loan bearing interest based on the Adjusted LIBO Rate in accordance with Article II hereof.

         "Event of Default" shall have the meaning assigned to such term in
Article VIII hereof.

         "Excess Cash Flow" means, for any period, without duplication, (i) the sum for such period of (A) Net Income, (B) depreciation and amortization expenses of the Borrowers and their respective subsidiaries for such period, to the extent the same are deducted from net revenues in determining Net Income for such period, (C) the change (with such change being deemed to be a positive number in the event of an increase and such change being deemed to be a negative number in the event of a decrease) in deferred tax liabilities of the Borrowers and their respective subsidiaries during such period, (D) other non-cash items of the Borrowers and their respective subsidiaries properly deducted in arriving at Net Income for such period, and (E) the change (with such change being deemed to be a negative number to the extent that it shall have resulted in an increase in Net Income for such period and such change being deemed to be a positive number to the extent that it shall have resulted in a decrease in Net Income for such period) in deferred tax assets of the Borrowers and their respective subsidiaries during such period, minus (ii) the sum for such period of (A) the aggregate amount actually paid by the Borrowers and their respective subsidiaries in cash during such period on account of Capital Expenditures (including payments in respect of Capitalized Lease Obligations), (B) the aggregate amount actually distributed by the Borrowers and their respective subsidiaries in cash during such period in respect of dividends on or other distributions, redemptions or other retirements of capital stock of any Borrower or subsidiary thereof, in accordance with the provisions of this Agreement, (C) reserves taken and occasioned by the closing of store locations, and (D) the aggregate of principal payments (whether regularly scheduled payments, voluntary or mandatory prepayments (including, without limitation, by reason of any reduction of the Total Commitment and/or the Supplemental Availability) or occurring by reason of acceleration or otherwise) of all Indebtedness (including, without limitation, Capitalized Lease Obligations, Indebtedness issued under the Senior Indenture and Indebtedness issued under the Senior Subordinated Indenture) made or scheduled to have been made by the Borrowers and their respective subsidiaries during such period (other than principal payments on Loans except to the extent paid to permanently reduce the Total Commitment and/or the Supplemental Availability), determined on a Consolidated basis in accordance with generally accepted accounting principles.

         "Existing Credit Agreement" shall have the meaning assigned to such term in the introductory paragraphs to this Agreement.

         "Existing Lenders" shall have the meaning assigned to such term in the introductory paragraphs to this Agreement.

         "Existing Letters of Credit" shall mean the letters of credit issued under the Existing Credit Agreement and outstanding on the Initial Closing Date, all of which are listed on Schedule IV annexed hereto.

         "Existing Loans" shall mean the "Loans" outstanding on the Initial Closing Date under (and as defined in) the Existing Credit Agreement.

         "Existing Security Documents" shall mean the "Security Documents" as defined in the Existing Credit Agreement.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average for the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean that certain Fee Letter, dated July 7, 1997, by Fleet to Jitney Jungle and accepted by Jitney Jungle, as amended, modified or supplemented from time to time in writing by Fleet and Jitney Jungle.

         "Final Maturity Date" shall mean the six and one-half year anniversary of the Initial Closing Date.

         "Financial Officer" shall mean, with respect to any person, the chief financial officer, chief accounting officer or treasurer of such person.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended and supplemented from time to time.

         "fiscal month" shall mean each of the thirteen consecutive four-week periods of the Borrowers used for accounting purposes and ending on the dates designated as fiscal month-ends in Schedule II annexed hereto.

         "fiscal quarter" shall mean each of the four fiscal quarters of each fiscal year of the Borrowers used for accounting purposes and ending on the dates designated as fiscal quarter-ends in Schedule II annexed hereto.

         "Fiscal Year" shall mean the fiscal year of the Borrowers for accounting purposes which ends on the dates designated as fiscal year-ends in
Schedule II annexed hereto.

         "Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio of (i) EBITDA of the Borrowers and their respective subsidiaries for the four most recent consecutive fiscal quarters ending on or prior to the date of determination to (ii) the sum of, without duplication, (A) Interest Expense, (B) Capital Expenditures, (C) cash dividends paid by, or other distributions, redemptions, repurchases or retirements of capital stock of, the Borrowers and their respective subsidiaries, (D) taxes actually paid by the Borrowers and their respective subsidiaries in cash and (E) the aggregate of principal payments (whether regularly scheduled payments, voluntary or mandatory prepayments (including, without limitation, by reason of any reduction of the Total Commitment and/or the Supplemental Availability) or occurring by reason of acceleration or otherwise) of all Indebtedness (including, without limitation, Capitalized Lease Obligations, Indebtedness issued under the Senior Indenture and under the Senior Subordinated Indenture) made or scheduled to have been made by the Borrowers and their respective subsidiaries (other than principal payments on Loans except to the extent paid to permanently reduce the Total Commitment and/or the Supplemental Availability), for such four-quarter period, in each case determined on a Consolidated basis in accordance with generally accepted accounting principles.

         "Fleet" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Fleet Bank" shall mean Fleet Bank, N.A.

         "FTC Divestiture Stores" shall mean the Borrowers' stores required to be sold in connection with the Borrowers' divestiture plan with the Federal Trade Commission, as listed on Schedule V annexed hereto.

         "Grantor" shall mean any Assignor, Grantor, Pledgor, Mortgagor or Debtor, as such terms are defined in any of the Security Documents.

         "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall in any event include any guarantee under
Article XII hereof, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

         "Guarantor" shall mean, collectively, each Borrower and each subsidiary thereof or any subsidiary of any Borrower which becomes a guarantor of the Obligations after the date hereof.

         "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any federal Environmental Law, such broader meaning shall apply.

         "Indebtedness" shall mean, with respect to any person, without duplication, (i) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue or being contested in good faith, (iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all payment obligations of such person with respect to interest rate or currency protection agreements, (vi) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (vii) all obligations of any third party secured by property or assets owned by such person (regardless of whether or not such person is liable for repayment of such obligations), (viii) all Guarantees of such person and (ix) all obligations of such person as lessee under leases the expenditures under which are Capitalized Lease Obligations.

         "Indemnitees" shall have the meaning assigned to such term in
Section 11.04(c) hereof.

         "Information" shall have the meaning assigned to such term in
Section 11.11 hereof.

         "Initial Adjustment Date" shall mean the date on which the Borrowers deliver to the Agent the financial statements with respect to the fiscal quarter ending January 10, 1998.

         "Initial Closing Date" shall mean the date of the first Loan, but in no event later than September 30, 1997.

         "Intercompany Indebtedness" shall mean, with respect to any Borrower, Indebtedness of such person to any subsidiary thereof or any other Borrower or any subsidiary thereof, incurred in the ordinary course of business.

         "Intercompany Loans" shall mean, with respect to any Borrower, loans made by such person to any subsidiary thereof or any other Borrower or any subsidiary thereof, in the ordinary course of such Borrower's business.

         "Interest Coverage Ratio" shall mean, for any fiscal period, the ratio of (i) EBITDA of the Borrowers and their respective subsidiaries for the four most recent consecutive fiscal quarters ending on or prior to the date of determination, to (ii) Interest Expense of the Borrowers and their respective subsidiaries for such four-quarter period.

         "Interest Expense" shall mean, for any fiscal period, the interest expense paid or payable in cash of the Borrowers and their respective subsidiaries during such fiscal period determined on a Consolidated basis in accordance with generally accepted accounting principles, and shall in any event include, without limitation, interest on Capitalized Lease Obligations for such fiscal period.

         "Interest Payment Date" shall mean (i) in the case of a Base Rate Loan, the last Business Day of each March, June, September and December, commencing September 30, 1997, and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto, and, in addition, in respect of any Eurodollar Loan of more than three (3) months' duration, each earlier day which is three (3) months after the first day of such Interest Period.

         "Interest Period" shall mean, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six
(6) months thereafter, as the Borrowers may elect with respect to such Eurodollar Loan in accordance with the terms hereof; provided, however, that
(x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to such Eurodollar Loan, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period shall end later than the Final Maturity Date and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interstate" shall have the meaning assigned to this term in the preamble to this Agreement.

         "Investor Group" shall mean BRS, DLJ Merchant Banking Partners L.P. and such other investors as are set forth on Schedule I annexed hereto.

         "IRB Indebtedness" shall mean the Indebtedness with respect to the City of Jackson, Mississippi Industrial Revenue Bonds (McCarty-Holman Co., Inc. Project), Series 1985, in the aggregate outstanding amount of $3,650,000.

         "IRB Trustee" shall mean SunTrust Bank, Atlanta, as trustee under the trust indenture relating to the IRB Indebtedness.

         "Landlord Waiver" shall mean a landlord's or bailee's agreement with respect to each property of a Borrower subject to a lease substantially in the form of Exhibit H hereto or as agreed to by Agent.

         "Lender" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Letter of Credit" shall have the meaning assigned such term in
Section 2A.01 hereof.

         "Letter of Credit Issuer" shall mean Fleet, Fleet Bank , Fleet National Bank or any other Lender which, with the consent of the Agent, agrees, in such Lender's sole discretion, to become a Letter of Credit Issuer for purposes of issuing Letters of Credit hereunder.

         "Letter of Credit Usage" shall mean at any time, (i) the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) the unreimbursed drawing at such time under Letters of Credit.

         "Leverage Ratio" shall mean, at the end of any fiscal quarter, the ratio of (i) all Indebtedness of the Borrowers and their respective subsidiaries (including, without limitation, the amount of Obligations outstanding under this Agreement (whether for principal, interest or premium), the Indebtedness under the Senior Notes and Indebtedness under the Senior Subordinated Notes, but excluding Intercompany Indebtedness) as at the date of determination to (ii) EBITDA of the Borrowers and their respective subsidiaries for the four-quarter period ending at the date of determination, in each case determined on a Consolidated basis in accordance with generally accepted accounting principles.

         "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the corresponding Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to Fleet National Bank by leading banks in the London interbank market for Eurodollars at approximately 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period.

         "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset,
(ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to be entitled to receive any such mortgage, lien, pledge, encumbrance, charge or security interest on or to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         "Loan" shall mean a Loan made pursuant to Sections 2.01(a) and 2.02 hereof.

         "Loan Documents" shall mean this Agreement, each Security Document, the Notes, any letter of credit applications with respect to Letters of Credit and each other document, instrument, or agreement now or hereafter delivered to the Agent, any Lender or the Letter of Credit Issuer in connection herewith or therewith.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean a material adverse effect on
(i) the business, assets, liabilities, properties, prospects, operations or financial condition of the Borrowers and their respective subsidiaries taken as a whole, (ii) the ability of any Borrower or any Guarantor to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document or to perform its other material obligations thereunder or (iii) the Agent's Lien on any Collateral (other than a de minimis portion of the Collateral) or the priority of such Lien.

         "Maximum Facility Amount" shall mean, with respect to any Borrower, at any date of determination, (A) the lesser of (i) the Total Commitment (as such amount may be reduced pursuant to Section 2.07 hereof) and (ii) the Borrowing Base of such Borrower (calculated for the purposes of this definition using only Eligible Inventory owned by such Borrower (and not any other Borrower) and deducting all Supplemental Availability Advances then outstanding to any Borrower other than such Borrower) minus (B) all Loans previously made to or on behalf of such Borrower and not repaid and all Letter of Credit Usage with respect to Letters of Credit previously issued for the account of such Borrower.

         "McCarty-Holman" shall have the meaning assigned to this term in the preamble to this Agreement.

         "Merger" shall have the meaning assigned to such term in the Merger Agreement.

         "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of July 8, 1997, among Jitney Jungle, Acquisition Corp. and the Target Company, as amended, modified or supplemented from time to time in accordance with the terms thereof and subject to the terms of Section 7.18 hereof.

         "Merger Closing Date" shall mean the date on which the conditions set forth in Section 5.03 are satisfied, but in no event later than March __, 1998.

         "Merger Documents" shall mean the Merger Agreement, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, in each case as in effect on the Initial Closing Date and as amended, modified or supplemented from time to time in accordance with the terms thereof and subject in each case to the terms of Section 7.18 hereof.

         "Minimum Percentage" shall have the meaning assigned to such term in
Section 5.02(m)(ii) hereof.

         "Mortgages" shall have the meaning set forth in Section 3.03 hereof.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

         "Net Amount of Eligible Inventory" of any Borrower shall mean, at any time, the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory of such Borrower.

         "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of sale (including reasonable brokers and attorneys fees and payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

         "Net Income" shall mean, for any period, the aggregate income (or loss) of the Borrowers and their respective subsidiaries determined on a Consolidated basis for such period, all computed and calculated in accordance with generally accepted accounting principles consistently applied.

         "New Lenders" shall mean DLJ Capital Funding, Inc.

         "Non-Defaulting Lenders" shall have the meaning assigned to such term in Section 11.15(b) hereof.

         "Non-Ratable Loans" shall have the meaning assigned to such term in
Section 2.17(c)(iii) hereof.

         "Notes" shall mean the revolving notes of the Borrowers, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit A annexed hereto, as amended, modified or supplemented from time to time.

         "Obligations" shall mean all obligations, liabilities and Indebtedness of any Borrower and/or any Guarantor to the Lenders, the Agent and/or the Letter of Credit Issuer, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, under or with respect to this Agreement, the Notes, the Security Documents and the other Loan Documents, including, without limitation, the principal of and interest on the Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of any Borrower and/or any Guarantor to the Lenders, the Agent and/or the Letter of Credit Issuer hereunder, under or with respect to the Letters of Credit, under any one or more of the other Loan Documents or owing to Fleet under or with respect to interest rate protection agreements and other similar arrangements permitted by Section 7.03(iv) hereof, including but not limited to all fees, costs, expenses and indemnity obligations hereunder and thereunder.

         "Offer to Purchase" means Jitney Jungle's Offer to Purchase for Cash dated July 14, 1997 (including all exhibits and schedules thereto), as in effect on the date hereof, and filed by Jitney Jungle with the SEC in connection with the Tender Offer, as from time to time amended, modified or supplemented subject to the terms of Section 7.18 hereof.

         "Original Acquisition Documents" shall mean the "Acquisition Documents" as defined in the Existing Credit Agreement.

         "Original Closing Date" shall mean March 5, 1996.

         "Other Taxes" shall have the meaning assigned to such term in
Section 2.15(b) hereof.

         "Partnership Pledge Agreement" shall mean the Partnership Pledge Agreement, dated as of September 15, 1997, among the Grantors party thereto and the Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit C-2 annexed hereto, as amended, modified or supplemented from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

         "Permits" shall have the meaning assigned to such term in Section
4.18 hereof.

         "person" shall mean any natural person, corporation, business trust, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

         "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of any Borrower or any subsidiary thereof or any ERISA Affiliate thereof or for employees of the Target Company or any subsidiary thereof or any ERISA Affiliate thereof.

         "Pledge Agreement" shall mean the Pledge Agreement, dated as of March 5, 1996, as heretofore amended and as amended and restated as of the date hereof, among the Borrowers, the Guarantors and the Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit C-1 annexed hereto, as amended, modified or supplemented from time to time.

         "Pledged Stock" shall have the meaning assigned to such term in the Pledge Agreement.

         "Prime Rate" shall mean the rate which Fleet National Bank announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Fleet National Bank and any Affiliate thereof may make commercial loans or offer loans at, above or below the Prime Rate. Any change in the Prime Rate shall be effective hereunder on the effective date of such change announced by Fleet National Bank.

         "Prior Indebtedness" shall mean the Indebtedness of Jitney Jungle and/or its subsidiaries outstanding on the Initial Closing Date, other than
(i) the IRB Indebtedness, (ii) Capitalized Lease Obligations existing on the date hereof and secured by Liens permitted under Section 7.01, (iii) the Senior Notes and (iv) reimbursement obligations under letters of credit issued for the account of Delchamps in an approximate amount of $750,000.

         "Reduction Discount" shall mean initially zero and from and after the first day of each fiscal quarter, commencing with the first fiscal quarter ending after the Initial Adjustment Date, immediately following the date of delivery by the Borrowers to the Agent of the financial statements with respect to the immediately preceding fiscal quarter (a "Test Period") of the Borrowers and their respective subsidiaries (the "Financials") as required under Section 6.05(b)(i) of this Agreement, together with calculations in form and substance reasonably satisfactory to the Agent supporting the calculation of the Leverage Ratio as at the end of such fiscal quarter and a written certification from the Financial Officer of Jitney Jungle to such effect, the Reduction Discount shall be as specified in clauses (i) through (v) below, when, and for so long as, the Leverage Ratio set forth in such clause has been satisfied as at the end of the then Test
Period:

         (i) for purposes of calculating the Applicable Margin and the Commitment Fee, the Reduction Discount shall be zero in the event that, as of the end of the Test Period, the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is greater than or equal to 5.00; or

         (ii) for purposes of calculating the Applicable Margin, the Reduction Discount shall be .25 and for purposes of calculating the Commitment Fee, the Reduction Discount shall be .075 in the event that, as of the end of the Test Period, the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is greater than or equal to 4.25 but less than 5.00; or

         (iii) for purposes of calculating the Applicable Margin, the Reduction Discount shall be .50 and for purposes of calculating the Commitment Fee, the Reduction Discount shall be .125 in the event that, as of the end of the Test Period, the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is greater than or equal to 3.75 but less than 4.25; or

         (iv) for purposes of calculating the Applicable Margin, the Reduction Discount shall be .75 and for purposes of calculating the Commitment Fee, the Reduction Discount shall be .25 in the event that, as of the end of the Test Period, the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is greater than or equal to 3.25 but less than 3.75; or

         (v) for purposes of calculating the Applicable Margin, the Reduction Discount shall be 1.00 and for purposes of calculating the Commitment Fee, the Reduction Discount shall be .25 in the event that, as of the end of the Test Period the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is less than 3.25;

provided, that the entire Reduction Discount, if any, at any time in effect shall be reduced to zero at all times on and after the occurrence and during the continuance of an Event of Default; and provided, further, that in the event that the Leverage Ratio on the last day of any Test Period (the "New Test Period") is less than or greater than the ratio then in effect for the previous Test Period pursuant to clause (ii), (iii), (iv) or (v) above, the Reduction Discount specified in clause (ii), (iii), (iv) or (v) above shall be discontinued and the Reduction Discount shall be the Reduction Discount applicable to the Leverage Ratio for such New Test Period effective as of the first day of the fiscal quarter immediately following the date of delivery by the Borrowers to the Agent of such Financials.

         "Register" shall have the meaning assigned to such term in
Section 11.03(e) hereof.

         "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder.

         "Reinvestment Assets" shall mean, with respect to any Asset Sale, any properties or assets that replace the properties or assets that were the subject of such Asset Sale that will be employed in the business of the Borrowers and their respective subsidiaries as operated on the Initial Closing Date.

         "Reinvestment Election" shall have the meaning provided in Section 2.09(d)(i) hereof.

         "Reinvestment Notice" shall mean a written notice signed by an Responsible Officer of the relevant Borrower stating that such Borrower, in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

         "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (i) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (ii) the aggregate amount thereof expended by the relevant Borrower to acquire Reinvestment Assets.

         "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earlier of (i) the date occurring one year after such Reinvestment Election and (ii) the date on which the Borrowers shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

         "Related Transactions" shall mean the Acquisition, the Tender Offer, the Merger, the execution and delivery of the Merger Documents and the Tender Offer Documents, each borrowing of a Loan on the Initial Closing Date and the Merger Closing Date, the issuance of the Senior Subordinated Notes, the repayment of the Target Indebtedness and the payment of all fees, costs and expenses associated with all of the foregoing.

         "Release" shall mean any releasing, spilling, leaking, seeping, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law.

         "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of any Borrower or any of its subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Hazardous Materials and the Release thereof.

         "Reportable Event" shall mean a Reportable Event as defined in
Section 4043(b) of ERISA, but not including any such event as to which the PBGC, by applicable regulation, has waived the requirement of notice under
Section 4043(a).

         "Required Lenders" shall mean Lenders having 51% of the Total
Commitment.

         "Responsible Officer" shall mean, with respect to any person, the chief executive officer, chief financial officer, president, vice president, or treasurer, of such person.

         "SEC" shall mean the Securities and Exchange Commission.

         "Secured Parties" shall mean the Agent, the Lenders and the Letter of Credit Issuer.

         "Securities Purchase and Holders Agreement" shall mean the Securities Purchase and Holders Agreement, dated as of March 5, 1996, among Jitney Jungle, BRS, the individuals listed on Schedule I thereto and the Trust established under a Trust Agreement dated as of March 1, 1996 between Jitney Jungle as grantor and Trustmark National Bank, as trustee, as from time to time amended, supplemented or modified.

         "Security Agreement" shall mean each Security Agreement, dated as of March 5, 1996, as heretofore amended and as amended and restated as of the date hereof, between the Grantor(s) and the Agent, for the benefit of the Secured Parties, each substantially in the form of Exhibit D annexed hereto, as amended, modified or supplemented from time to time.

         "Security Agreement -- Patents and Trademarks" shall mean each Security Agreement -- Patents and Trademarks dated as of March 5, 1996, as heretofore amended and as amended and restated as of the date hereof, between the Grantor(s) and the Agent, for the benefit of the Secured Parties, each substantially in the form of Exhibit F annexed hereto, as amended, modified or supplemented from time to time.

         "Security Documents" shall mean the Assignment of Contract, the Pledge Agreement, the Partnership Pledge Agreement, the Security Agreement, the Security Agreement -- Patents and Trademarks, the Chattel Mortgage, the Mortgages and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

         "Senior Indenture" shall mean the Indenture relating to the Senior Notes dated as of March 5, 1996, as amended and in effect on the Initial Closing Date, among the Borrowers and Marine Midland Bank, as trustee, as from time to time amended, supplemented or modified, subject to the terms of
Section 7.18 hereof.

         "Senior Notes" shall mean the $200,000,000 minimum aggregate original principal amount of the Borrowers' senior unsecured promissory notes issued and delivered pursuant to the Senior Indenture.

         "Senior Subordinated Indenture" shall mean the Indenture relating to the Senior Subordinated Notes, dated as of September 15, 1997, by and among the Borrowers party thereto, the Subsidiary Guarantors (as defined therein) party thereto and Marine Midland Bank, as trustee, as from time to time as amended, modified or supplemented, subject to the terms of Section 7.18 hereof.

         "Senior Subordinated Notes" shall mean the $200,000,000 minimum aggregate original principal amount of the Borrowers' senior subordinated unsecured promissory notes issued and delivered pursuant to the Senior Subordinated Indenture.

         "Settlement Date" shall mean each Business Day after the Initial Closing Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 2.17(c) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 2.17 hereof.

         "Settlement Report" shall mean each report, substantially in the form attached hereto as Exhibit I hereto, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Loans outstanding, each Lender's ratable portion thereof, each Lender's Loans and all Non-Ratable Loans made, and all payments of principal received by the Agent from or for the account of the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

         "Southern Jitney Jungle" shall have the meaning assigned to this term in the preamble to this Agreement.

         "Subordinated Indebtedness" shall mean, with respect to any Borrower or any subsidiary thereof, Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement and the other Loan Documents upon terms satisfactory to and approved in writing by the Agent, to the extent it does not by its terms (except as otherwise approved in writing by the Agent) mature or become subject to any mandatory prepayment or amortization of principal prior to the Final Maturity Date, and shall in any event include the Indebtedness of Jitney Jungle pursuant to the Senior Subordinated Indenture.

         "subsidiary" shall mean, with respect to any person, the parent of such person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent or one or more subsidiaries of the parent.

         "SunTrust LC" shall mean the irrevocable letter of credit number F501212 issued by SunTrust Bank, Atlanta, in favor of the IRB Trustee.

         "Supplemental Availability" shall mean initially $53,000,000, as from time to time reduced pursuant to Section 2.07(b) hereof.

         "Supplemental Availability Advances" shall mean the aggregate amount of Loans and Letters of Credit Usage outstanding in excess of the amount set forth in Section 2.01(a)(1)(B)(i).

         "Syndication Date" shall mean the earlier of (x) the date which is 90 days after the Initial Closing Date and (y) the date upon which the Agent determines in its sole discretion (and notifies Jitney Jungle) that the primary syndication (and the resulting addition to institutions as Lenders pursuant to Section 11.03(c)) has been completed.

         "Target Company" shall mean Delchamps, Inc., an Alabama corporation.

         "Target Indebtedness" shall mean the Indebtedness of the Target Company and/or its subsidiaries outstanding on the Initial Closing Date under
(x) a Loan Agreement, dated as of June 29, 1995, among the Target Company, the financial institutions from time to time party thereto and Hibernia National Bank, as agent, (y) a Promissory Note in the original principal amount of $937,521.00 dated March 1, 1993 by the Target Company in favor of Hibernia National Bank and (z) a Note Agreement dated as of June 30, 1993 between the Target Company and Great West Life & Annuity Insurance Company relating to the Target Company's 5.51% Senior Notes due July 1, 2000, in each case as from time to time amended and in effect on the Initial Closing Date.

         "Target Stock" shall mean shares of capital stock of the Target
Company.

         "Taxes" shall have the meaning assigned to such term in
Section 2.15(a) hereof.

         "Tender Offer" shall mean the public tender offer by Jitney Jungle to purchase for cash 100% of the outstanding shares of common stock, par value $.01 per share, of the Target Company, including associated preferred share purchase rights, at a price not to exceed $30.00 per share, all in accordance with the terms of the Offer to Purchase, as filed by Jitney Jungle with the SEC pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934.

         "Tender Offer Documents" shall mean the Offer to Purchase, the
Schedule 14D-1 filed by Jitney Jungle, and all amendments, exhibits, proxy material and related documents and materials filed with the SEC or distributed to the stockholders of the Target Company.

         "Tendered Securities" shall mean and include the Target Stock deemed to have been accepted for payment (and thereby purchased) by Jitney Jungle pursuant to the Offer to Purchase.

         "Termination Date" shall mean the earlier to occur of (i) the Final Maturity Date and (ii) the date on which the Commitments shall terminate, expire or be canceled in accordance with the terms of this Agreement.

         "Total Commitment" shall mean the sum of the Lenders' Commitments.

         "Transactions" shall have the meaning assigned to such term in
Section 4.02 hereof.

         "Undrawn Availability" shall mean, at any time, an amount equal to
(A) the lesser of (i) the Total Commitment and (ii) the Borrowing Base, minus
(B) the sum of (i) all Loans
outstanding at such time, (ii) the Letter of Credit Usage at such time and
(iii) reserves established pursuant to Section 2.01(c) below at such time.

         Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in Section 6.05 hereof; provided, however, that each reference in Article VII hereof, or in the definition of any term used in
Article VII hereof, to generally accepted accounting principles shall mean generally accepted accounting principles as in effect on the date hereof. In calculating EBITDA, the Fixed Charge Coverage Ratio and Interest Expense for purposes of determining compliance with the financial covenants contained in
Section 7.08 through 7.11 (inclusive) and the calculation of Applicable Margin (and the definitions contained herein to the extent utilized in determining such compliance) for each fiscal period ending on or prior to the fiscal quarter of the Borrowers and their respective subsidiaries ending on October 18, 1997 only, such calculations shall be made for each of Jitney Jungle and its subsidiaries (excluding Delchamps and its subsidiaries) and Delchamps and its subsidiaries, in each case on a Consolidated Basis for such period in accordance with generally accepted accounting principles, and then combined.

    IA.  AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT

         SECTION 1A.01.(a) Existing Loans and Existing Letters of Credit. On the Initial Closing Date:

          (i) the Existing Loans held by each Existing Lender shall automatically, and without any action on the part of any person, be Loans of such Lender hereunder and any Notes (as defined in the Existing Credit Agreement) evidencing the same shall be returned to the Agent and marked "Replaced" (to be held until the Termination
     Date), with any Loans then outstanding to be reflected by the Agent on its books and records in accordance with the terms of this Agreement;

          (ii) the Existing Letters of Credit shall automatically, and without any action on the part of any person, be Letters of Credit issued hereunder;

          (iii) the "commitment" of each of the Existing Lenders to lend under the Existing Credit Agreement shall continue as, and be evidenced by, the Commitment of each such Lender under this Agreement, except that the Commitment of each such Lender shall be as set forth in Schedule 2.01 annexed hereto, and the Commitment of each New Lender shall be as set forth in Schedule 2.01 annexed hereto, in each case as reflected by the Agent on its books and records; and

          (iv) all interest and fees (other than the fee specified in Section 2.06(b)) accrued up to, but not including, the Initial Closing Date, under the Existing Credit Agreement shall be paid by the Borrowers to the Agent for disbursement to the Agent (under and as defined in the Existing Credit Agreement), the Existing Lenders and Fleet Bank, as letter of credit issuer thereunder, in accordance with the terms of the Existing Credit Agreement; all such interest and fees may be financed by the Lenders as a Loan to be made on the Initial Closing Date;

  in each case in such amounts (and the Lenders shall, through the Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments, adjustments, revolving credit loans and letters of credit, the interests of the Lenders in the Loans and the Letters of Credit shall be pro rata in accordance with Section 2.13 hereof.

    (b) Interest Periods. On the Initial Closing Date, all "Interest Periods" under and as defined in the Existing Credit Agreement, if any, shall automatically be terminated.

     (c) Continuation of Indebtedness, Etc. Except as expressly provided herein, the indebtedness outstanding under the Existing Credit Agreement on the Initial Closing Date shall not be deemed to be repaid or prepaid by the amendment and restatement of the Existing Credit Agreement provided for hereby or the other transactions stated to occur on the Initial Closing Date, but such indebtedness shall continue to be outstanding hereunder on the terms and conditions hereof. Without limitation of the foregoing, upon the satisfaction of the conditions precedent set forth in Section 5.01 and 5.02 hereof, the Commitments and the Notes (if any) shall be in renewal of, and substitution and replacement for, the commitments (if any) of the Existing Lenders to lend under the Existing Credit Agreement (and each of the Notes as defined therein and delivered thereunder).

     (d) No Novation. The execution, delivery or effectiveness of this Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the lien or priority of any security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Borrower, any Guarantor, any Assignor, any Debtor, any Grantor, any Mortgagor or any Pledgor under the Existing Credit Agreement or any of the Loan Documents (as defined in the Existing Credit Agreement) from any of its obligations and liabilities as a "Guarantor", "Assignor", "Debtor", "Grantor", "Mortgagor" or "Pledgor", as the case may be, thereunder. Each of the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) shall remain in full force and effect, until and except as modified hereby or in connection herewith. Notwithstanding any provision of this Agreement that may be to the contrary, the provisions of Section 11.04 of the Existing Credit Agreement, including all defined terms used therein, will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Initial Closing Date.


II.    THE LOANS

         SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Loans to the Borrowers, at any time and from time to time from the date hereof to the Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Commitment set forth opposite its name in Schedule 2.01 annexed hereto, as such Commitment may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing and subject to
Section 2.20 hereof, the aggregate principal amount of Loans outstanding at any time to the Borrowers shall not exceed (1) the lesser of (A) the Total Commitment (as such amount may be reduced pursuant to Section 2.07 hereof) and
(B) an amount equal to the sum of (i) up to sixty-five percent (65%) of the aggregate Net Amount of Eligible Inventory of the Borrowers, plus (ii) subject to the terms of Sections 2.07(b) and 2.09(d) hereof, the Supplemental Availability then in effect (this clause (1) (B) referred to herein as the "Borrowing Base"), minus (2) the Letter of Credit Usage at such time (which Letter of Credit Usage shall not exceed $30,000,000 at any time), minus
(3) reserves established pursuant to Section 2.01(c) below at such time. The Borrowing Base will be computed as provided in Section 2.20 hereof, and the Borrowing Base and other collateral reporting material will be delivered to the Agent in accordance with Section 6.05(g) and/or Section 6.05(h) hereof. In no event shall the aggregate outstanding Loans and Letters of Credit made to or for the account of any Borrower exceed the Maximum Facility Amount for such Borrower.

     (b) Subject to the foregoing and within the foregoing limits, and subject to all other applicable terms, provisions and limitations set forth in this Agreement, the Borrowers may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Loans, on and after the date hereof and prior to the Termination Date.

     (c) The Agent may from time to time decrease the Loans and Letters of Credit available to the Borrowers by an amount equal to the aggregate amount of all reserves which the Agent deems necessary or desirable to maintain hereunder, such reserves to be determined by the Agent in its judgment exercised in good faith and to include, without limitation, reserves instituted under Section 2.07(b) or Section 2.09(e) or reserves with respect to (i) rent payments past due and owing by any Borrower with respect to premises leased by any Borrower for which a Landlord Waiver has not been obtained, (ii) trust fund liabilities under the Perishable Agricultural Commodities Act and the Packers and Stockyards Act, (iii) environmental remediation and liability, (iv) Liens on Collateral (other than Liens in existence on the Initial Closing Date which are listed on Schedule 7.01 and other than encumbrances permitted under Section 7.01), (v) credit exposure of any Borrower with respect to interest rate protection arrangements, (vi) reserves contemplated by Section 5.02(i)(ii) and (vii) 103% of the face amount of letters of credit issued by persons other than the Letter of Credit Issuer for the account of any Borrower or any subsidiary thereof.

         SECTION 2.02 Loans. (a) The Eurodollar Loans made by the Lenders on any date shall be in integral multiples of $1,000,000 and in a minimum aggregate principal amount of $1,000,000.

     (b) Subject to the provisions of Sections 2.17 and 2.18 hereof, Loans shall be made ratably by the Lenders in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Loans shall be made by the Lenders against delivery of Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof.

     (c) Each Loan shall be either a Base Rate Loan or a Eurodollar Loan as the Borrowers may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the term of the Notes. Not more than six (6) Eurodollar Loans may be outstanding at any one time.

     (d) Subject to the provisions of Sections 2.17 and 2.18 hereof, each Lender shall make its Loans on the proposed dates thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 2:00 p.m., New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the applicable Borrower with the Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

     (e) The Borrowers shall have the right at any time upon prior irrevocable written, telex or facsimile notice (promptly confirmed in writing) to the Agent given in the manner and at the times specified in
Section 2.03 hereof with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Base Rate Loans, to convert all or any portion of Base Rate Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto) and to continue all or any portion of any Eurodollar Loans into a subsequent Interest Period selected by the Borrowers in accordance with the terms hereof, in each instance subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(c) hereof) and to the following:

      (i) in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans (A) converted shall not be less than $1,000,000 in the case of Base Rate Loans or (B) converted or continued shall not be less than $1,000,000 in the case of Eurodollar
   Loans and shall be an integral multiple of $1,000,000;

      (ii) accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrowers at the time of conversion or continuation;

      (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrowers shall make such payments associated therewith as are required pursuant to Section 2.12 hereof;

      (iv) any portion of a Eurodollar Loan which is subject to an Interest Period ending on a date that is less than three (3) months prior to the Termination Date may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into a Base Rate Loan; and

      (v) no Default or Event of Default shall have occurred and be continuing.

         The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by Jitney Jungle in the irrevocable notice of conversion or continuation delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Borrowers shall be deemed to have selected an Interest Period of one (1) month's duration. If the Borrowers shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall, subject to (iv) above, automatically be converted into a Base Rate Loan.

         SECTION 2.03 Notice of Loans. Jitney Jungle shall, through a Responsible Officer, give the Agent irrevocable written, telex or facsimile notice (promptly confirmed in writing) of each borrowing (including, without limitation, a conversion as permitted by Section 2.02(e) hereof) (i) not later than 11:00 A.M., New York City time, three (3) Business Days before a proposed Eurodollar Loan borrowing or conversion and (ii) not later than 1:00 P.M., New York City time on the Business Day of the requested Base Rate Loan borrowing or conversion. Such notice shall specify (w) whether the Loans then being requested are to be Base Rate Loans or Eurodollar Loans, (x) the date of such borrowing (which shall be a Business Day) and amount thereof,
(y) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto and (z) the Borrower for whose account such borrowing is being made. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Base Rate Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of one (1) month's duration shall be deemed to have been selected. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested borrowing.

         SECTION 2.04.  Notes; Repayment of Loans.    All Loans made by a
Lender to the Borrowers shall be evidenced by a single Note, duly executed on behalf of the Borrowers, dated the Initial Closing Date, in substantially the form of Exhibit A annexed hereto, delivered and payable to such Lender in a principal amount equal to its Commitment in respect of the Borrowers on such date. The outstanding balance of each Loan, as evidenced by any such Note, shall mature and be due and payable on the Termination Date.

   (b) Each Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

   (c) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Notes of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrowers from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrowers under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

   (d) Each Borrower hereby irrevocably authorizes and directs the Agent on behalf of itself and the Lenders to charge the accounts of the Borrowers with the Agent for all amounts which may now or hereafter be due and payable by any Borrower and its subsidiaries hereunder or under any other Loan Document, including, without limitation, all amounts of principal and interest, fees and expenses. If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and, in any event, upon the occurrence and during the continuance of any Event of Default, the Borrowers shall make any such payments to the Agent on demand.

         SECTION 2.05.  Interest on Loans. (a)   Subject to the provisions of
Sections 2.05(c) and Section 2.08 hereof, each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

   (b) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin.

   (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date and on the maturity thereof (whether as scheduled, by acceleration or otherwise). Interest on each Base Rate Loan and each Eurodollar Loan shall be computed based on the number of days elapsed in a year of 365 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrowers and the Lenders of the interest rate so determined (which determination shall be conclusive and binding on the Borrowers and the Lenders absent manifest error).

         SECTION 2.06.  Fees. (a)   The Borrowers shall pay each Lender,
through the Agent, (i) on the last Business Day of each March, June, September and December in arrears commencing on September 30, 1997, (ii) on the date of any reduction of the Commitment pursuant to Section 2.07 hereof and (iii) on the Termination Date, in immediately available funds, a Commitment Fee on the average amount, calculated on a daily basis, by which the Commitment of such Lender, during the calendar quarter (or shorter period commencing with the date hereof or ending with the Termination Date) ending on such date exceeds the aggregate outstanding principal amount of the Loans made by such Lender and such Lender's pro rata share of the aggregate undrawn amount of all outstanding Letters of Credit. The Commitment Fee due to each Lender under this Section 2.06 shall commence to accrue on the Initial Closing Date and cease to accrue on the earlier of (i) the Termination Date and (ii) the termination of the Commitment of such Lender pursuant to Section
2.07 hereof. The Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 365 days.

   (b) The Borrowers shall pay to the Agent and/or Fleet for their respective accounts the fees payable in the Fee Letter and other letters to be entered into when and as such fees are due and payable as therein provided.

   (c) All fees payable under or in connection with this Agreement shall be fully earned upon payment and shall be nonrefundable in all circumstances.

          SECTION 2.07.(a) Termination of Commitments and Commitment Reductions. Upon at least ten (10) Business Days' prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment and/or the Supplemental Availability, ratably among the Lenders in accordance with the amounts of their respective Commitments; provided, however, that the Total Commitment shall not be reduced at any time to an amount less than the Loans outstanding under the Commitment and the Letter of Credit Usage at such time. Each partial reduction of the Total Commitment and/or the Supplemental Availability shall be in a minimum of $1,000,000 and an integral multiple of $500,000.

   (b)(i) The Supplemental Availability shall be permanently reduced on each of the dates set forth below by the amount set forth below opposite such date (such reduced amount being the Supplemental Availability in effect for the next succeeding calendar quarter), and on each such date, the Total Commitment shall be permanently reduced by an amount equal to such reduction:

Supplemental Availability
Reduction Date                               Amount
--------------------------                   ----------
September 30, 1998                           $1,250,000
December 31, 1998                            $1,250,000

Supplemental Availability
Reduction Date                               Amount
--------------------------                   ----------
March 31, 1999                               $1,250,000
June 30, 1999                                $1,250,000
September 30, 1999                           $1,750,000
December 31, 1999                            $1,750,000
March 31, 2000                               $1,750,000
June 30, 2000                                $1,750,000
September 30, 2000                           $2,000,000
December 31, 2000                            $2,000,000
March 31, 2001                               $2,000,000
June 30, 2001                                $2,000,000
September 30, 2001                           $2,250,000
December 31, 2001                            $2,250,000
March 31, 2002                               $2,250,000
June 30, 2002                                $2,250,000
September 30, 2002                           $2,750,000
December 31, 2002                            $2,750,000
March 31, 2003                               $2,750,000
June 30, 2003                                $2,750,000
September 30, 2003                           $6,500,000
December 31, 2003                            $6,500,000


              (ii) (A) In addition, on each date that a prepayment of principal of the Loans is required pursuant to Section 2.09(d)(i), Section 2.09(d)(ii), Section 2.09(d)(iii) or Section 2.09(d)(iv), the Supplemental Availability under Section 2.01(a) and the Total Commitment shall each be permanently reduced by an amount equal to such prepayment.

                   (B) Within ninety (90) days after the end of each Fiscal Year, beginning with the Fiscal Year ending on or about May 2, 1998, the Supplemental Availability and the Total Commitment shall each be permanently reduced in an amount equal to the lesser of (x) fifty percent (50%) of Excess Cash Flow for such Fiscal Year calculated on the basis of the audited financial statements for such Fiscal Year delivered to the Agent and the Lenders pursuant to Section 6.05(a) and (y) $7,000,000; provided, that if such financial statements shall duly reflect that the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Fiscal Year shall have been equal to or less than 3.5 to 1.0, then no reduction shall be required by this clause (B). Concurrently with the making of any such reduction, the Borrowers shall deliver to the Agent and the Lenders a certificate of the Financial Officer of Jitney Jungle demonstrating the calculation of the amount required to be reduced hereunder.

                                   (C)      The Commitment of each Lender shall
automatically and permanently terminate on the Termination Date unless extended as herein provided, and all Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.

              (iii) In the event that a prepayment of principal of the Loans is required pursuant to or is made under Section 2.09(e) and (A) the aggregate amount of proceeds and awards received under Section 2.09(e) in such calendar year (including the proceeds received on the date of determination) is less than $2,000,000, then no reduction of Total Commitment or Supplemental Availability shall be required under this Section 2.07(b); and (B) the aggregate amount of proceeds and awards received under Section 2.09(e) in such calendar year (including the proceeds received on the date of determination) is greater than $2,000,000, then the Total Commitment and the Supplemental Availability shall be reduced by the amount of the prepayment required by or made under
Section 2.09(e).

              (iv) Each prepayment of principal of the Loans required to be made in reduction of the Total Commitment and the Supplemental Availability pursuant to Section 2.07(ii)(A) or 2.07(ii)(B) above shall be applied to prepay (or reduce) the scheduled reductions of the Total Commitment and the Supplemental Availability pursuant to Section 2.07(b)(i) above on a pro rata basis (based upon the then remaining principal amount of the scheduled reductions thereto pursuant to Section 2.07(b)(i)) until the Supplemental Availability shall have been reduced to zero, with each such prepayment (or reduction) being prepaid (or reduced) by an amount equal to the product of the prepayment or reduction amount applicable to the Supplemental Availability, multiplied by a fraction the numerator of which is the scheduled reduction pursuant to Section 2.07(b)(i) (as reduced by prepayments previously made) and the denominator of which shall be the remaining Supplemental Availability.

         (c) Simultaneously with any termination of the Total Commitment pursuant to paragraph (a) or (b) of this Section 2.07, the Borrowers shall pay to each Lender, through the Agent, the Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Commitment of such Lender so terminated or reduced.

         SECTION 2.08. Interest on Overdue Amounts. (a) If there shall occur and be continuing any Event of Default, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on principal, interest, fees and any other amount which is payable hereunder or under any other Loan Document (whether then due and payable or not) (after as well as before judgment) at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable thereto (or if no rate is applicable thereto, at a rate per annum equal to four percent (4%) in excess of the Prime Rate).

         (b)  In the event, and on each occasion, that on the day two
(2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to one or more Lenders of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall as soon as practicable thereafter give written notice (or facsimile notice promptly confirmed in writing) of such determination to the Borrowers and the Lenders, and any request by any Borrower for the making of a Eurodollar Loan pursuant to Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by the Agent made hereunder shall be conclusive absent manifest error.

         Notwithstanding any other provisions of this Section 2.08, no Lender shall apply or request that the Agent apply the provisions of subsection (b) of this Section 2.08 with respect to the Borrower if it shall not at the time be the general policy or practice of such Lender to apply the provisions of subsection (b) of this Section 2.08 to other borrowers in substantially similar circumstances under substantially comparable provisions of other credit agreements.

         SECTION 2.09. Prepayment of Loans. (a) Subject to the terms and conditions contained in this Section 2.09 and elsewhere in this Agreement, the Borrowers shall have the right to prepay any Loan at any time in whole or from time to time in part (except in the case of a Eurodollar Loan, only on the last day of an Interest Period therefor) without penalty (except as otherwise provided for herein); provided, however, that each such partial prepayment of a Eurodollar Loan shall be in an integral multiple of $1,000,000.

         (b) On the date of any termination of the Total Commitment pursuant to Section 2.07(a) hereof or elsewhere in this Agreement, the Borrowers shall pay the aggregate principal amount of all Loans then outstanding, together with interest to the date of such payment and all fees and other amounts due under this Agreement and deposit in a cash collateral account with the Agent on terms satisfactory to the Agent an amount equal to 103% of the amount of the Letter of Credit Usage. Any prepayments required by this paragraph (b) shall be applied to outstanding Base Rate Loans up to the full amount thereof before they are applied to outstanding Eurodollar Loans; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the

Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

         (c) The Borrowers shall make prepayments of the Loans from time to time (including without limitation prepayments required by any reduction of Total Commitment and/or the Supplemental Availability) such that the outstanding principal balance of the Loans plus the Letter of Credit Usage plus the reserves then in effect under Section 2.01(c) hereof do not exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base at such time. Any prepayments required by this paragraph (c) shall be applied to outstanding Base Rate Loans up to the full amount thereof before they are applied to outstanding Eurodollar Loans; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent. In the event that after the prepayment in full (or cash collateralization thereof as provided above) of the Loans, the Letter of Credit Usage plus the reserves then in effect under Section 2.01(c) hereof shall still exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base, the Borrowers shall deposit cash in the amount of such excess with the Agent in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

         (d) (i) Within five Business Days of the receipt thereof by any Borrower, any Grantor, any Guarantor or any subsidiary of any of them of Cash Proceeds from any Asset Sale (other than an Asset Sale of an FTC Divestiture Store), the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Cash Proceeds thereof, which proceeds shall be applied as set forth in paragraph (f) below; provided, that up to an aggregate of $1,000,000 per fiscal year but not to exceed $5,000,000 of Net Cash Proceeds from Asset Sales from the Initial Closing Date through the Final Maturity Date shall not be required to be used to so repay Loans to the extent the Borrowers elect, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested
in Reinvestment Assets (a "Reinvestment Election").   The Borrowers may exercise
their Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if (x) at the time of such election there is continuing no Default or Event of Default and (y) the Borrowers deliver a Reinvestment Notice to the Agent no later than the fifteenth Business Day following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice. The Borrowers agree to grant a first priority security interest (subject only to Liens permitted by clause (a), (b), (c), (d), (f),
(h), (i) or (j) of Section 7.01) in such Reinvestment Assets in favor of the Agent, such security interest to be granted on the date of acquisition of such Reinvestment Assets by any Borrower. Nothing contained in this paragraph shall constitute, or be deemed to constitute, a consent to any such Asset Sale.

              (ii) Within five Business Days of (A) the sale, issuance or other disposition by any Borrower, any Guarantor or any subsidiary of either thereof of any of its capital stock or other equity interests in such person or any option, warrant or similar right to acquire any of same (except pursuant to the Original Acquisition Documents and the Merger Documents and except sales by Jitney Jungle of its capital stock to employees of the Borrowers following purchases thereof in an aggregate amount not in excess of $1,000,000 during the term of this Agreement as permitted by Section 7.04(ii)), (B) the consummation of the issuance of any debt securities of any Borrower, any Guarantor or any of their respective subsidiaries (except the Senior Notes and the Senior Subordinated Notes), (C) the receipt by any Borrower of any monies in accordance with the Original Acquisition Documents or the Merger Agreement (other than indemnification payments made under any Original Acquisition Document or the Merger Agreement on account of third-party claims against the Borrowers or any subsidiary thereof), or (D) the incurrence by any Borrower of any Subordinated Indebtedness (other than pursuant to the Senior Subordinated Indenture), the Borrower who is the recipient of such amounts shall make a mandatory prepayment of the Loans in an amount equal to 100% of the proceeds received (net of taxes due and any reasonable expenses of sale), which proceeds shall be applied as set forth in paragraph (f) below.
Nothing contained in this paragraph shall constitute, or be deemed to constitute, a consent to any sale of assets or stock or other equity interests or the issuance or incurrence of any Indebtedness.

              (iii) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election, which proceeds shall be applied as set forth in paragraph
(f) below.

              (iv) In the event that by virtue of an Asset Sale of an FTC Divestiture Store, a payment would become due and owing under the Senior Indenture or the Senior Subordinated Indenture in connection therewith, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Cash Proceeds thereof such that the Borrowers shall have no obligation to make a prepayment under the Senior Indenture or the Senior Subordinated Indenture (as applicable), which prepayment shall be applied as set forth in paragraph (f) below.

         (e) (i) Except as provided in clause (ii) below, not later than the fifth Business Day following the receipt by the Agent or any Borrower, any Guarantor or any of their respective subsidiaries (x) of any net proceeds of any insurance required to be maintained pursuant to Section 6.03 hereof on account of any loss, damage or injury to any asset of any Borrower, any Guarantor or such subsidiary (including, without limitation, any Collateral) or of any condemnation or eminent domain awards with respect to any real property or improvements thereon owned by any Borrower, any Guarantor or any of their respective subsidiaries, or (y) of any net proceeds of any business interruption insurance required to be maintained pursuant to Section 6.03 hereof, such Borrower, such Guarantor or such subsidiary shall notify the Agent of such receipt in writing or by telephone promptly confirmed in writing, and not later than the fifth Business Day following receipt by the Agent or such Borrower, such Guarantor or such subsidiary of any such proceeds or awards, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds or award. Prepayments from such net proceeds or award shall be applied as set forth in paragraph
(f) below.

              (ii) In the case of the receipt of net proceeds or awards described in clause (i) above with respect to the loss, damage or injury to any asset of any Borrower, any Guarantor or any of their respective subsidiaries or the condemnation or taking by eminent domain of any real property or improvements thereon owned by any Borrower, any Guarantor or any of their respective subsidiaries (other than net proceeds of any business interruption insurance), such Borrower, such Guarantor or such subsidiary may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required under clause (i), to apply all or a portion of such net proceeds or award for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property, and, in such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is continuing no Default or Event of Default; (y) the Borrowers shall have certified to the Agent that: (1) the net proceeds of the insurance adjustment for such loss, damage or injury or the amount of such award, together with other funds available to the Borrowers, shall be substantially sufficient to complete such replacement, repair, restoration or rebuilding in accordance with all applicable laws, regulations and ordinances; and (2) to the best knowledge of the Borrowers, no Default or Event of Default has arisen or will arise as a result of such loss, damage, injury, condemnation, taking, replacement, repair or rebuilding; and (z) if the amount of net proceeds or awards in all such cases is equal to or greater than $1,500,000 in the aggregate in any calendar year (including the proceeds received on the date of determination), the Borrowers shall have obtained the written consent of the Agent to such election. In the event that any net proceeds or awards described in clause (i) above are received with respect to any equipment or other personal property and are not applied within 90 days of receipt thereof as provided in this clause (ii), then the full amount of such proceeds and awards shall be applied as a prepayment of the Loans. In the event that any net proceeds or awards described in clause (i) above are received with respect to any real property or improvements thereon, (x) within 90 days of such loss, damage or injury thereto or the condemnation or taking thereof, the Borrowers shall deliver plans, specifications and other relevant particulars to the Agent with respect to the replacement, repair, restoration or rebuilding thereof, in form and substance reasonably satisfactory to the Agent, (y) the Agent, at its option, shall be entitled to institute a reserve pursuant to
Section 2.01(c) in an amount equal to the amount of the prepayment required under clause (i) above with respect to such loss, damage, injury, condemnation or taking and (z) if such proceeds or awards are not applied within one year of receipt thereof as provided in this clause (ii) and in accordance with the foregoing plans, specifications and other relevant particulars, then the full amount of such proceeds and awards shall be applied as a prepayment of the Loans. The Borrowers agree to grant a first priority security interest (subject only to Liens permitted by clause (a), (b), (c), (d), (f), (h), (i) or (j) of
Section 7.01) in such replacement assets in favor of the Agent, such security interest to be granted on the date of acquisition of such replacement assets by any Borrower.

              (iii) In the event of an election under clause (ii) above, pending application of the net proceeds or award to the required replacement, repairs, restoration or rebuilding, such Borrower, such Guarantor or such subsidiary shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds or award to the prepayment of the outstanding principal balance, if any, of the Loans (not in permanent reduction of the Commitment), and deposit (the "Special Deposit") with the Agent, the balance, if any, of such net proceeds or award remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrowers solely for the replacement, repair, rebuilding or restoration of the tangible property suffering the injury, loss, damage condemnation or taking by eminent domain in respect of which such prepayment and Special Deposit were made or to such other purpose as to which the Agent may consent in writing; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by the Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder.

              (iv) Subject to the provisions of this paragraph (e), promptly upon the receipt by the Agent or any Borrower, any Guarantor or any of their respective subsidiaries of any net proceeds of any insurance referred to in
Section 6.03 hereof, there shall become due and payable a prepayment of principal in respect of the Obligations in an amount equal to 100% of such net proceeds. All prepayments made pursuant to this clause (iv) shall be applied in the manner set forth in paragraph (f) below.

         (f) When making a prepayment, whether mandatory or otherwise, pursuant to paragraph (a), (b), (c), (d) or (e) above, the applicable Borrower shall furnish to the Agent, not later than 12:00 noon (New York City time)
(i) five (5) Business Days prior to the date of such prepayment of Base Rate Loans and (ii) five (5) Business Days prior to the date of such prepayment of Eurodollar Loans, written, telex or facsimile notice (promptly confirmed in writing) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Prepayments made pursuant to paragraph (d) or (e) above shall be applied to outstanding Base Rate Loans up to the full amount thereof and then to Eurodollar Loans up to the full amount thereof; provided, however, that if at the time of the making of any such prepayment, a Default or an Event of Default is in existence and there are undrawn Letters of Credit outstanding, then in the discretion of the Agent, all or a portion of any such prepayment (not to exceed an amount equal to the aggregate undrawn amount of all such outstanding Letters of Credit) shall be deposited by the Borrower in a cash collateral account to be held by the Agent for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit (the foregoing requirement to be in addition to any other cash collateral requirements under this Agreement); and, provided, further, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan required pursuant to this Section 2.09(f) until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers into a cash collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Agent. All payments made by a Borrower as described in this clause (f) shall be first deemed to be a repayment of a Loan (or collateral for Letter of Credit Usage) made for the account of such Borrower, and to the extent that the Loans and Letter of Credit Usage for the account of such Borrower is reduced to zero, such payments shall be deemed to be applied to such Loans and Letter of Credit Usage as the Agent shall determine in its sole discretion.

         (g)  All prepayments under this Section 2.09 shall be subject to
Section 2.12 hereof.

         (h) Except as otherwise expressly provided in this Section 2.09, payments with respect to any paragraph of this Section 2.09 are in addition to payments made or required to be made under any other paragraph of this
Section 2.09.

         SECTION 2.10.  Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date such assignee becomes a Lender hereunder) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) subject the Agent or any Lender (which shall for the purpose of this Section 2.10 include any assignee or lending office or branch of the Agent or any Lender) to any tax with respect to any amount paid or to be paid by either the Agent or any Lender with respect to any Eurodollar Loans made by a Lender to a Borrower (other than (x) taxes imposed on the overall net income of the Agent or such Lender and (y) franchise taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Lender or the Agent by the jurisdiction in which such Lender or the Agent has its principal office or by any political subdivision or taxing authority therein); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, such Lender; or
(iv) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Eurodollar Loan, then the Borrowers shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the

Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrowers of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions and, at the request of the Borrowers, shall set out in reasonable detail the calculations used in determining such additional amounts. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section
2.15 hereof or (y) require the Borrowers to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrowers pursuant to Section 2.15 hereof.

         Notwithstanding any other provision of this Section 2.10, no Lender shall demand any payment referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially similar circumstances under substantially comparable provisions of other credit agreements.

         (b) If at any time and from time to time after the date of this Agreement, any Lender shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office or an affiliate) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's or its affiliate's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or affiliate could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or its affiliate's policies with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its affiliate for such reduction.

         Notwithstanding any other provision of this Section 2.10, no Lender shall demand any payment referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially similar circumstances under substantially comparable provisions of other credit agreements.

         (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender or its affiliate (or the Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Agent the amount shown as due on any such statement within ten (10) days after its receipt of the same.

         (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or reduction in the rate of return earned on such Lender's or its affiliate's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation.

         (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION 2.11. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrowers and to the Agent, such Lender may:

              (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrowers shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

              (ii) require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below and
         (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Base Rate Loans resulting from the conversion of such Eurodollar Loans.

         (b) For purposes of Section 2.11(a) hereof, a notice to the Borrowers by any Lender shall be effective, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective with respect to the Borrowers on the date of receipt by the Borrowers.

         SECTION 2.12. Indemnity. Each Borrower shall indemnify each Lender against any loss (including, without limitation, loss of anticipated profits) or expense (including, but not limited to, any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which such Lender may sustain or incur as a consequence of the following events
(regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): any failure of any Borrower to fulfill on the date of any borrowing of a Eurodollar Loan hereunder (including, without limitation, any conversion to or continuation of a Eurodollar Loan or portion thereof) the applicable conditions set forth in Article V hereof applicable to it; any failure of any Borrower to borrow a Eurodollar Loan hereunder (including, without limitation, to convert to or continue a Eurodollar Loan) after irrevocable notice of borrowing pursuant to
Section 2.03 hereof has been given; any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise); or the occurrence of an Event of Default. Such loss or expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed in United States Treasury obligations with comparable maturities for comparable periods. Any such Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such statement within three (3) Business Days after the receipt of the same.

         SECTION 2.13. Pro Rata Treatment. Except as otherwise provided hereunder and subject to the provisions of Sections 2.17 and 2.18 hereof, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Commitment and/or the Supplemental Availability shall be made pro rata among the Lenders in the proportions that their respective Commitments bear to the Total Commitment and/or the Supplemental Availability, as applicable.

         SECTION 2.14. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, any Guarantor or any of their respective subsidiaries, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note held by it as a result of which the unpaid principal portion of the Notes held by it shall be proportionately less than the unpaid principal portion of the Notes held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes held by such other Lender, so that the aggregate unpaid principal amount of the Notes and participations in Notes held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. Each Borrower and each Guarantor expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender as fully as if such Lender held a Note in the amount of such participation.

         SECTION 2.15. Taxes. (a) Any and all payments by the Borrowers and/or Guarantors hereunder shall be made, in accordance with Section 2.16 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

              (i) in the case of the Agent and each Lender, taxes imposed or based on its net income, and franchise or capital taxes imposed on it,
         (A) if the Agent or such Lender is organized under the laws of the United States or any political subdivision thereof and (B) if the Agent or such Lender is not organized under the laws of the United States or any political subdivision thereof, and its principal office or Applicable Lending Office is located in the United States, and in the case of both (A) and (B), withholding taxes payable with respect to payments to the Agent or such Lender at its principal office or Applicable Lending Office under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), and

              (ii) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Lender, in either case that is organized outside the United States, to comply with Section 2.15(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder)

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) such Borrower and/or such Guarantor shall make such deductions and
(z) such Borrower and/or such Guarantor shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

         (b) In addition, each Borrower and each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (c) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clauses (a)(i) and (ii)) on amounts payable under this Section 2.15) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrowers hereunder, such Lender shall promptly notify the Borrowers of such refund and such Lender shall, within 30 days of receipt of a request by the Borrowers, repay such refund to the Borrowers (or if there shall at such time be continuing a Default or Event of Default, pay the same to the Agent to be applied to the Obligations in such order and manner as the Agent shall choose in its discretion); provided, that the Borrowers, upon the request of such Lender, agree to return such refund (whether returned to the Borrowers or applied to the Obligations) (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by any Borrower or any Guarantor in respect of any payment to any Lender, the Borrowers will furnish to the Agent, at its address referred to in
Section 11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

         (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

         (f) Each Lender that is organized outside of the United States shall deliver to the Borrowers on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Lender that is organized outside the United States shall promptly notify the Borrowers and the Agent of any change in its Applicable Lending Office and such Lender shall, prior to the immediately following due date of any payment by the Borrowers hereunder, deliver to the Borrowers
(with copies to the Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.15(f).
If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this Section 2.15(f), then (i) the Borrowers shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.15(a) to the extent such withholding is required by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

         SECTION 2.16. Payments and Computations. The Borrowers shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Agent, at its offices at 60 East 42nd Street, New York, New York 10017, Account No. 2-550-00-5458, for the account of the Lenders, in immediately available funds. The Agent may charge, when due and payable, Jitney Jungle's account with the Agent (Account No. 2-550-00-5458) for all interest, principal and Commitment Fees or other fees owing to the Agent, the Lenders or the Letter of Credit Issuer on or with respect to this Agreement and/or the Loans and Letters of Credit and other Loan Documents.

         SECTION 2.17. Settlement Among Lenders. (a) The Agent shall pay to each Lender not later than one (1) Business Day after each Interest Payment Date, its ratable portion, based on the principal amount of the Loans owing to such Lender, of all interest payments and any other fees received by the Agent hereunder in respect of the Loans, net of any amounts payable by such Lender to the Agent, by wire transfer.

         (b) It is agreed that each Lender's Loans are intended by the Lenders to be equal at all times to such Lender's ratable portion (as determined in accordance with the percentage amounts set forth in Schedule 2.01 hereto) of the aggregate principal amount of all

Loans outstanding. Notwithstanding such agreement, the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them shall, subject to the provisions of clause
(d) below, take place on a periodic basis in accordance with the provisions of clause (c) below.

         (c)  (i)  To the extent and in the manner hereinafter provided in this
Section 2.17, settlement among the Lenders as to Loans shall occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions to the making of Loans set forth in Section 5.01 have been met. On each Settlement Date, payments shall be made to the Agent for the account of the Lenders in the manner provided in this
Section 2.17 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 2.17 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions on such Settlement Date, each Lender's Loans shall equal such Lender's ratable portion of the Loans outstanding as determined in accordance with the percentage amounts set forth in Schedule 2.01 hereto.

              (ii) The Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Initial Closing Date; provided, however, that Settlement Dates shall occur on the closest Business Day to the 10th and 25th day of each calendar month or more frequently as determined by the Agent in its discretion (including, without limitation, under clause (d)(i) hereof). The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 10:00 a.m. (New York City time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

              (iii) Between Settlement Dates, the Agent shall request and Fleet as a Lender shall, subject to the provisions of clause (d) below, advance to the Borrowers out of Fleet's own funds, the entire principal amount of any Loan requested or deemed requested pursuant to Section 2.03 (any such Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by Fleet shall be deemed to be a purchase by Fleet of a 100% participation in each other Lender's ratable portion of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of Fleet. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Loans, shall be paid over to and retained by Fleet for such application, and such payment to and retention by Fleet shall be deemed, to the extent of each other Lender's ratable portion of such payment, to be a purchase by each such other Lender of a participation in the Loans (including the repurchase of participations in Non-Ratable Loans) held by Fleet immediately prior to the receipt and application of such payment.

              (iv) If on any Settlement Date the decrease, if any, in the dollar amount of any Lender's Loans which is required to comply with the first sentence of Section 2.17(b) is more than such Lender's ratable portion of amounts received by the Agent and paid only to Fleet since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's ratable portion of such amounts to the decrease in such Lender's Loans, and Fleet shall pay to the Agent, for the account of such Lender, the excess.

              (v) If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Loans which is required to comply with the first sentence of Section 2.17(b) exceeds such Lender's ratable portion of amounts received by the Agent and paid only to Fleet since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's ratable portion of such amounts to the increase in such Lender's Loans, and such Lender shall pay to the Agent, for the account of Fleet, the excess.

              (vi) If a Settlement Report indicates that no Loans have been made during the period since the next preceding Settlement Date, then such Lender's ratable portion of any amounts received by the Agent but paid only to Fleet shall be paid by Fleet to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Loans which is required to comply with the first sentence of Section 2.17(b) is exactly equal to such Lender's ratable portion of amounts received by the Agent but paid only to Fleet since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's ratable portion of such amounts to the increase in such Lender's Loans.

              (vii) If any amounts received by Fleet in respect of the Obligations are later required to be returned or repaid by Fleet to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, and such amounts repaid or returned by Fleet are in excess of Fleet's ratable portion of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by Fleet with notice to the Agent, pay to the Agent for the account of Fleet, an amount equal to the excess of such Lender's ratable portion of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

              (viii) (x) Payment by any Lender to the Agent shall be made not later than 1:00 p.m. (New York City time) on the Business Day such payment is due, provided that if such payment is due on written demand by another Lender, including pursuant to clause (d) below, such written demand shall be made on the paying Lender not later than 10:00 a.m. (New York City time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 1:00 p.m. (New York City time), the Agent shall pay such funds to such Lender by 3:00 p.m. (New York City time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 3:00 p.m. (New York City time) on the first Business Day following the date of such demand.

                   (y) If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                   (z)  With respect to the payment of any funds under this
    Section 2.17(c), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon written demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

         (d) (i) The Agent shall have the right at any time to require, by notice to each Lender, that all settlements in respect of advances and repayments of Loans be made on a daily basis. From and after the giving of such notice (and until such time, if any, as the Agent notifies the Lenders of its determination to return to a periodic settlement basis), each Lender shall pay to the Agent such Lender's ratable portion of the amount of each Loan on the date such Loan is made in accordance with the provisions of clause (c)(viii) above and the Agent shall pay to each Lender by wire transfer by 5:00 p.m. (New York City time) funds received before 1:00 p.m. (New York City time) on such Business Day by the Agent from the Borrowers and by 3:00 p.m. (New York City time) funds received after 1:00 p.m. (New York City time) of the preceding Business Day by the Agent from the Borrowers, by wire transfer, such Lender's ratable portion of the net amount of all payments received by the Agent hereunder in respect of the principal of the Loans (after deducting the principal amount of Loans made on such day) or in respect of interest on the Loans. Any amount payable pursuant to this subsection which is not paid when due shall bear interest, payable by the Agent, for each day until paid in full at the Federal Funds Effective Rate in effect on such day.

              (ii) In addition to, and without limiting the right of the Agent to require daily settlement pursuant to clause (i), upon written demand by Fleet with notice thereof to the Agent, each other Lender shall pay to the Agent, for the account of Fleet, as the repurchase of Fleet's participation interest in such Lender's Loans, an amount equal to 100% of such Lender's ratable portion of the unpaid principal amount of all Non-Ratable Loans. Payments made pursuant to this clause (ii) shall be made not later than 5:00 p.m. (New York City time) on any Business Day if demand for such payment is received by such Lender not later than 10:00 a.m. (New York City time) on such Business Day; otherwise, any such payment shall be made on the next Business Day after demand is received therefor.

         SECTION 2.18. Making of Loans. (a) Unless the Agent has been notified in writing to the contrary before 2:00 p.m. New York time on the date of any borrowing, the Agent may assume that each Lender will make its ratable portion of any amount to be borrowed available to the Agent in accordance with
Section 2.02(b) hereof, and the Agent may in its discretion, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, as to the Borrowers, at the rate of interest applicable to Loans hereunder, and as to such other Lender, at the Federal Funds Effective Rate and until so repaid such amount shall be deemed to constitute a Loan by the Agent to the Borrowers hereunder entitled to the benefits of the Collateral and the other provisions hereof applicable to the Loans. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's ratable portion of the Loans made on such borrowing date for purposes of this Agreement. No Lender shall be responsible for the failure of any other Lender to make its ratable portion of such Loans available on the borrowing date.

         (b) Without limiting the generality of Article IX, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) whether to make Loans requested or deemed requested by the Borrowers on any borrowing date (unless the Agent has been notified in writing to the contrary before 2:00 p.m. New York time on such borrowing date), (ii) the creation of any reserves against the Borrowing Base, (iii) any reduction of advance rates applicable to the Borrowing Base and (iv) whether specific items of inventory constitute "Eligible Inventory" in accordance with the definition of such term set forth in
Article I. The Agent shall give prompt notice to the Lenders of any determinations made pursuant to clause (ii) or (iii) above.

         SECTION 2.19. Joint and Several Borrowers. The parties hereto agree and confirm that the obligations of the Borrowers under and/or in connection with this Agreement and the other Loan Documents (including, without limitation, with respect to payments of principal, interest, fees and all other amounts with respect to the Loans) are the joint and several undertaking of each Borrower.

         SECTION 2.20. Individual Borrowing and Letter of Credit Limit. Notwithstanding any provision in this Agreement to the contrary, none of the Borrowers shall be entitled to request Loans, receive Loan advances or request the issuance of Letters of Credit unless the Maximum Facility Amount of the applicable Borrower shall be greater than the amount of Loans requested by such Borrower and not repaid and all Letter of Credit Usage with respect to Letters of Credit previously issued for the account of such Borrower. In furtherance of this Section 2.20, (i) all borrowing base and other collateral reporting material described in Section 6.05(g) and/or Section 6.05(h) of this Agreement shall be presented on a Borrower by Borrower basis in a manner consistent with this Section 2.20 and (ii) on the date of delivery of the borrowing base and other collateral reporting material described in Section 6.05(g) and/or Section 6.05(h) (or at such later date as the Agent shall request), each Borrower shall repay Loans to the extent that the principal amount of Loans and Letters of Credit requested by such Borrower shall exceed the Maximum Facility Amount of such Borrower. Nothing contained in this Section 2.20 shall permit Loans to be made or Letters of Credit to be issued unless the Borrowers are in compliance with the other provisions of this Agreement (including, without limitation, Section 2.01(a)).

IIA.     LETTERS OF CREDIT

         SECTION 2A.01. Issuance of Letters of Credit. Upon the request of Jitney Jungle, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of Letters of Credit as the Letter of Credit Issuer requires of its customers generally, the Agent shall cause the Letter of Credit Issuer from time to time to open trade or standby letters of credit (each, a "Letter of Credit") for the account of the Borrowers; provided that the Letter of Credit Usage shall not at any time exceed $30,000,000; and provided, further, that the face amount of any Letter of Credit that Jitney Jungle may request to be opened at any time shall not exceed an amount equal to
(A) the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base at such time minus (B) the sum of (i) the unpaid principal amount of all Loans outstanding at such time, (ii) the Letter of Credit Usage at such time and
(iii) the reserves then in effect under Section 2.01(c) hereof. The issuance of each Letter of Credit shall be made on at least four Business Days' prior written notice from Jitney Jungle to the Agent, at its Domestic Lending Office, which written notice shall be an application for a Letter of Credit on the Letter of Credit Issuer's customary form and shall indicate the Borrower for whose account the Letter of Credit is to be issued. The expiration date of any trade Letter of Credit shall not be later than 180 days from the date of issuance thereof and the expiration date of any standby Letter of Credit shall not be later than 365 days from the date of issuance thereof and, in any event, no Letter of Credit shall have an expiration date later than the Termination Date. The Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrowers.

         SECTION 2A.02. Payment; Reimbursement. Upon the issuance of any Letter of Credit, the Agent shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent, the Letter of Credit Issuer or the Lenders, each Lender hereby accepts from the Letter of Credit Issuer a participation (which participation shall be nonrecourse to the Letter of Credit Issuer) in such Letter of Credit equal to such Lender's pro rata (based on its Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Letter of Credit Issuer harmless from liability in respect of, such Lender's pro rata share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Letter of Credit Issuer and its obligation to make the payments specified herein, and the right of the Letter of Credit Issuer to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent and/or the Letter of Credit Issuer shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after the Agent and/or the Letter of

Credit Issuer shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic or facsimile notice to the Lenders and the Borrowers of the receipt and amount of such draft and the date on which payment thereon will be made, and the Lenders shall, by 11:00 a.m., New York City time on the date such payment is to be made, pay the amounts required to the Agent on behalf of the Letter of Credit Issuer in New York, New York in immediately available funds, and the Letter of Credit Issuer, not later than 3:00 p.m. on such day, shall make the appropriate payment to the beneficiary of such Letter of Credit. If the Letter of Credit Issuer shall pay any draft presented under a Letter of Credit, then the Agent and/or the Letter of Credit Issuer, on behalf of the Lenders, shall charge the general deposit account of the Borrowers with the Agent and/or the Letter of Credit Issuer, as the case may be, for the amount thereof, together with the Agent's or the Letter of Credit Issuer's customary overdraft fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment and the Borrowers shall not otherwise have discharged such reimbursement obligation by 12:00 noon, New York City time, on the date of such payment. If the Lenders have not been reimbursed with respect to such drawing as provided above, the Borrowers shall pay to the Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Prime Rate plus 4%, payable on demand. The obligation of the Borrowers under this Section 2A.02 to reimburse the Lenders and the Letter of Credit Issuer for all drawings under Letters of Credit shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

         (a)  any lack of validity or enforceability of any Letter of Credit;

         (b) the existence of any claim, setoff, defense or other right which any Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent, the Letter of Credit Issuer or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence, bad faith or willful misconduct of the Agent, the Letter of Credit Issuer or any Lender) or any other person in connection with this Agreement or any other transaction;

         (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (d) payment by the Agent, the Letter of Credit Issuer or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

         (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

         It is understood that in making any payment under any Letter of Credit
(x) the Agent's, the Letter of Credit Issuer's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or bad faith of the Agent, the Letter of Credit Issuer or any Lender.

         SECTION 2A.03. The Letter of Credit Issuer's Actions. Any Letter of Credit may, in the discretion of the Letter of Credit Issuer or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Letter of Credit Issuer and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

         SECTION 2A.04. Payments in Respect of Increased Costs. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or any change in generally accepted accounting principles or regulatory accounting principles applicable to the Agent, the Letter of Credit Issuer or any Lender shall (i) impose, modify or make applicable to the Agent, the Letter of Credit Issuer or any Lender any reserve, special deposit or similar requirement with respect to its obligations under this Article IIA or any Letter of Credit, (ii) impose on the Agent, the Letter of Credit Issuer or any Lender any other condition with respect to its obligations under this Article IIA or any Letter of Credit, or (iii) subject the Agent, the Letter of Credit Issuer or any Lender to any tax (other than (x) taxes imposed on the overall net income of the Agent, the Letter of Credit Issuer or such Lender and (y) franchise taxes imposed on the Agent, the Letter of Credit Issuer or such Lender, in either case by the jurisdiction in which the Agent, the Letter of Credit Issuer or such Lender, as appropriate, has its principal office or lending office or any political subdivision or taxing authority of any such jurisdiction), charge, fee, deduction or withholding of any kind whatsoever, and the result of any of the foregoing shall be to increase the cost to the Agent, the Letter of Credit Issuer or such Lender of maintaining such Letter of Credit or making any payment under such Letter of Credit or this Article IIA or to reduce the amount of principal, interest or any fee or compensation receivable by the Agent, the Letter of Credit Issuer or such Lender in respect of this Article IIA or such Letter of Credit, then such additional amount or amounts as will compensate the Agent, the Letter of Credit Issuer or such Lender for such additional costs or reduction shall be paid to the Agent for its benefit or the benefit of the Letter of Credit Issuer or such Lender by the Borrowers.
Each Lender agrees to give notice to the Borrowers and the Agent of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the transactions contemplated in this Article IIA.

         (b) If, after the date of this Agreement, any Lender or the Letter of Credit Issuer shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Letter of Credit Issuer (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Letter of Credit Issuer's capital as a consequence of its obligations under this Article IIA or with respect to a Letter of Credit to a level below that which such Lender or the Letter of Credit Issuer could have achieved but for such adoption, change or compliance (taking into consideration such Lender's and the Letter of Credit Issuer's policies with respect to capital adequacy) then from time to time, the Borrowers shall pay to such Lender or the Agent on behalf of the Letter of Credit Issuer such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such reduction. Each Lender agrees to give notice to the Borrowers and the Agent of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the transactions contemplated hereby.

         (c) A certificate of the Agent, the Letter of Credit Issuer or a Lender setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate the Agent, the Letter of Credit Issuer or such Lender, as appropriate, as specified in paragraphs (a) and
(b) above shall be delivered to the Borrowers and shall be conclusive and binding upon the Borrowers absent manifest error. The Borrowers shall pay the Agent on behalf of the Letter of Credit Issuer or such Lender the amount shown as due on any such certificate within five (5) Business Days after its receipt of the same.

         (d) Failure on the part of any Lender, the Letter of Credit Issuer or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to this Article IIA or any Letter of Credit or reduction in the rate of return earned on such Lender's or the Letter of Credit Issuer's capital, in each case pursuant to paragraph (a) or (b) above, shall not constitute a waiver of the Agent's, the Letter of Credit Issuer's or such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return pursuant to paragraph (a) or (b) above. The protection under this Section 2A.04 shall be available to each Lender, the Letter of Credit Issuer and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender, the Letter of Credit Issuer or the Agent for compensation (but if such law, regulation or other condition is finally determined to be invalid or inapplicable, the Agent on its behalf and on behalf of the Letter of Credit Issuer or Lenders shall promptly refund (without interest) all amounts paid under this Section 2A.04 arising from such invalid or inapplicable law, regulation or other condition).

         (e) Notwithstanding any other provision of this Section 2A.04, no Lender shall demand any payment referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially similar circumstances under substantially comparable provisions of other credit agreements.

         SECTION 2A.05. Indemnity as to Letters of Credit. Each Borrower and each Guarantor hereby agrees to indemnify and hold harmless the Agent, the Letter of Credit Issuer and the Lenders from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Agent, the Letter of Credit Issuer or the Lenders may incur or suffer by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit, except only if and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the gross negligence, willful misconduct or bad faith of the Agent, the Letter of Credit Issuer or any Lender performing its obligations under this Agreement. Without limiting the foregoing, each Borrower and each Guarantor further agrees to indemnify and hold harmless the Agent, the Letter of Credit Issuer, their respective officers and directors, each person who controls the Agent or the Letter of Credit Issuer within the meaning of Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any Federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by the Letter of Credit Issuer of any Letters of Credit or the execution and delivery of any other document in connection therewith (but not including any claims, damages, losses, liabilities, costs or expenses arising from the gross negligence, bad faith or willful misconduct of the Letter of Credit Issuer). The Borrowers, upon demand by the Agent or the Letter of Credit Issuer at any time, shall reimburse the Agent and the Letter of Credit Issuer for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement.

         SECTION 2A.06. Letter of Credit Fees. The Borrowers agree to pay to the Agent (a) for the ratable benefit of the Lenders, with respect to any Letter of Credit, on the last business day of each March, June, September and December and on the date of the full drawing, cancellation, termination or expiration of such Letter of Credit, a letter of credit fee for such calendar quarter or shorter period equal to the then Applicable Margin on Eurodollar Loans on the average daily undrawn amount thereof for such calendar quarter or shorter period, payable to the Agent at its Domestic Lending Office in immediately available funds and (b) for the sole benefit of the Letter of Credit Issuer, with respect to any Letter of Credit, on the same dates as the Letter of Credit fee with respect to such Letter of Credit is payable under clause (a) above, a fronting fee for such calendar quarter or shorter period equal to one-quarter of one percent (1/4%) per annum on the average daily undrawn amount thereof for such calendar quarter or shorter period, payable to the Agent on behalf of the Letter of Credit Issuer at the Agent's Domestic Lending Office in immediately available funds. The foregoing fees shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Additionally, the Borrowers shall pay to the Agent at its Domestic Lending Office for the sole account of the Letter of Credit Issuer upon demand by the Agent or the Letter of Credit Issuer all of the Letter of Credit Issuer's customary fees and expenses with respect to the opening, drawing upon, extending, amending, transferring, canceling or administration of Letters of Credit from time to time in effect. The Agent shall disburse to each Lender such Lender's pro rata share of any payment of the letter of credit fees referred to in clause (a) of the first sentence of this Section 2A.06 in immediately available funds within one (1) Business Day of the Agent's receipt of such payment.

III.     COLLATERAL SECURITY

         SECTION 3.01. Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrowers shall, and shall cause the other Grantors to, duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Agent for the benefit of the Secured Parties a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 hereof) the Collateral.

         SECTION 3.02. Filing and Recording. The Borrowers shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and the Secured Parties in the Collateral. Each Borrower and each Guarantor, to the extent permitted by law, hereby authorizes the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of such Borrower or such Guarantor, as the case may be, and file the same, and each Borrower and each Guarantor hereby irrevocably designates the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, each Borrower shall, at the Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

         SECTION 3.03. Real Property; Mortgages; Title Insurance. (a) To the extent requested prior to the Initial Closing Date by the Agent:

              (i) each Borrower and each Guarantor shall duly execute and deliver to the Agent mortgages or deeds of trust (each such mortgage or deed of trust, as it may be amended, modified or supplemented from time to time in accordance with its terms, a "Mortgage") in respect of real property owned or leased by such Borrower or such Guarantor, together with consents of third parties to the Mortgages executed and delivered by it, and such title searches, non-disturbance agreements, lease amendments and/or consents, landlord's waivers, estoppel certificates and waivers, as the Agent shall request (in each case in form and substance satisfactory to the Agent) so as to create in the Agent's favor, for the benefit of the Secured Parties, upon recordation thereof, a valid, perfected and enforceable first priority Lien (subject to Liens permitted under Section 7.01 hereof) on the real property and improvements described therein, such Mortgages to be in form and substance satisfactory to the Agent; and

              (ii) each Borrower and each Guarantor shall cause the Mortgages executed and delivered to be duly recorded in the appropriate recording office or offices and shall pay all fees and taxes payable in connection therewith.

         (b) Each Borrower and each Guarantor shall furnish to the Agent for the benefit of the Secured Parties, at the Borrowers' cost and expense, one or more policies of mortgagee title insurance, in form, substance and amount reasonably satisfactory to the Agent, insuring that each of the Mortgages executed and delivered by it pursuant hereto is a valid and perfected first priority Lien (except for the Liens permitted by Section 7.01) in favor of the Agent, for the benefit of the Secured Parties, on the fee or leasehold interest of such Borrower or such Guarantor, in the real property and improvements described therein, and that such Borrower or such Guarantor has good and marketable title thereto, issued by a title insurance company reasonably satisfactory to the Agent, together with satisfactory evidence that all title insurance premiums have been fully paid. The Borrowers shall furnish to the Agent certified surveys of real property and such other certificates and documents as the Agent may reasonably request and which are customary in financing of this type. Each Borrower and each Guarantor shall also provide to each Lender with respect to any real property to be subject to a Mortgage, on or prior to the taking of such Mortgage, such appraisals of such real property as shall be reasonably requested by the Agent. If requested by the Agent, each Borrower and each Guarantor shall, at the Borrowers' cost and expense, furnish to the Agent, for the benefit of the Secured Parties, flood insurance with respect to any real property subject to any Mortgage to the extent such flood insurance can be obtained by such Borrower and such Guarantor on commercially reasonable terms; provided, however, that, at the Borrowers' cost and expense, each Borrower and each Guarantor shall in any event maintain and shall furnish to the Agent flood insurance with respect to any owned or leased real property subject to any Mortgage to the extent flood insurance with respect to such real property is required to be maintained by applicable law (whether such law is applicable to any Lender (including, without limitation, by reason of such Mortgage), any Borrower, any Guarantor or otherwise).

         (c) Upon any Borrower or any Guarantor acquiring any real property (whether owned or leased) after the Initial Closing Date (including, without limitation, on the Merger Closing Date) in accordance with the provisions of this Agreement, such Borrower or such Guarantor shall, to the extent requested by the Agent, execute and deliver a Mortgage with respect to such real property and such other documents as may be reasonably requested by the Lenders with respect thereto and shall, to the extent requested by the Agent, deliver or cause to be delivered to the Agent each of the documents described in clause
(b) above. This Section 3.03 shall not be deemed to allow any Borrower or any Guarantor to acquire any property if otherwise prohibited by this Agreement. Notwithstanding the foregoing, the Borrowers and Guarantors shall only be obligated to exercise reasonable efforts to comply with the requirements of this
Section 3.03 with respect to the granting of mortgages on leaseholds.

    SECTION 3.04. Post-Initial Closing Date Real Property; Further Assurances. Not later than 60 days after the Initial Closing Date with respect to any fee property (except with respect to the Alabama fee properties of Delchamps which shall be not later than 10 days after the Initial Closing Date) and 90 days after the Initial Closing Date with respect to any leasehold property, the Agent shall have received (to the extent requested by the Agent, whether before or after the Initial Closing Date):

              (a) fully executed counterparts of Mortgages in respect of real property owned or leased by such Borrower or such Guarantor (and identified on Schedule 3.04 annexed hereto), together with consents of third parties to the Mortgages executed and delivered by it, and such title searches, non-disturbance agreements, lease amendments and/or consents, landlord's waivers, estoppel certificates and waivers, as the Agent shall request (in each case in form and substance satisfactory to the Agent) so as to create in the Agent's favor, for the benefit of the Secured Parties, upon recordation thereof, a valid, perfected and enforceable first priority Lien (subject to Liens permitted under Section 7.01 hereof) on the real property and improvements described therein, such Mortgages to be in form and substance satisfactory to the Agent;

              (b) each Borrower and each Guarantor shall cause the Mortgages executed and delivered to be duly recorded in the appropriate recording office or offices and shall pay all fees and taxes payable in connection therewith;

              (c) mortgagee title insurance (and, as applicable, endorsements to existing title insurance policies), in form, substance and amount reasonably satisfactory to the Agent, insuring that each of the Mortgages executed and delivered by it pursuant hereto is a valid and perfected first priority Lien (except for the Liens permitted by Section 7.01) in favor of the Agent, for the benefit of the Secured Parties, on the fee or leasehold interest of such Borrower or such Guarantor, in the real property and improvements described therein, and that such Borrower or such Guarantor has good and marketable title thereto, together with such other endorsements reasonably requested by the Agent, issued by a title insurance company reasonably satisfactory to the Agent, together with satisfactory evidence that all title insurance premiums have been fully paid; and

              (d) a survey, in form and substance satisfactory to the Agent, to each Mortgaged Property, each certified by a licensed professional surveyor satisfactory to the Agent and revealing no facts which would materially interfere with the use of such properties by the Borrower and its Subsidiaries, or an update of an existing survey provided the title company will delete the exception for existing facts which a current survey would disclose.

Notwithstanding the foregoing, the Borrowers and Guarantors shall only be obligated to exercise reasonable efforts to comply with the requirements of this Section with respect to the granting of Mortgages on leaseholds.

         SECTION 3.05.  Additional Collateral.  Each Borrower and each
Guarantor acknowledges that it is its intention to provide the Agent with a Lien on all the property (excluding automobiles, but including, without limitation, any property acquired in connection with the Related Transactions) of the Borrowers, the Guarantors and their respective subsidiaries (personal, real and mixed), whether now owned or hereafter acquired (other than as agreed to in writing by the Agent), subject only to Liens permitted hereunder. Without limitation of Section 3.03(c) hereof, each Borrower and each Guarantor shall from time to time promptly notify the Agent of the acquisition by any of them or any of their respective subsidiaries of any material property in which the Agent does not then hold a perfected Lien (other than as agreed to in writing by the Agent), or the creation or existence of any such property, and such person shall, upon request by the Agent, promptly execute and deliver to the Agent or cause to be executed and delivered to the Agent pledge agreements, security agreements, mortgages or other like agreements with respect to such property, together with such other documents, certificates, opinions of counsel and the like as the Agent shall reasonably request in connection therewith, in form and substance satisfactory to the Agent, such that the Agent shall receive valid and perfected first priority Liens (subject to Liens permitted hereby) on all such property (including property which, on the Initial Closing Date, is not subject to a Lien in favor of the Agent). In addition, in the event that any Borrower, any Guarantor or any of their respective subsidiaries acquires or owns any material trademarks, copyrights, patents or other intellectual property, the Borrowers shall notify the Agent promptly in writing and shall execute, or cause the execution of a security agreement and other documents with respect thereto in form and substance reasonably satisfactory to the Agent. Notwithstanding the foregoing, the Borrowers and Guarantors shall only be obligated to exercise reasonable efforts to comply with the requirements of this Section with respect to the granting of mortgages on leaseholds.

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IV. REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers and each of the Guarantors jointly and severally represents and warrants to each of the Lenders that:

         SECTION 4.01. Organization, Legal Existence. Each Borrower, each Guarantor and each of their respective subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective organization, has the requisite power and authority to own their property and assets and to carry on their business as now conducted and as currently proposed to be conducted and is qualified to do business in each jurisdiction where the failure to so qualify would not have a Material Adverse Effect (all such jurisdictions being listed in Schedule 4.01 annexed hereto). Prior to the Initial Closing Date, Acquisition Corp. has not engaged in any business or incurred any liabilities except for activities, expenses and liabilities incident to its organization and to the consummation of the Transactions and the Related Transactions. Each Borrower and each Guarantor has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and, with respect to each Borrower, to borrow hereunder and to execute and deliver the Notes.

         SECTION 4.02. Authorization. The execution, delivery and performance by each Borrower and each Guarantor of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by each Borrower, the execution and delivery by each Borrower of the Notes and the grant of security interests in the Collateral created by the Security Documents (collectively, the "Transactions") and the consummation by each Borrower, each Guarantor and each of their respective subsidiaries of the Related Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and
(b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to any Borrower, any Guarantor or any of their respective subsidiaries or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of any Borrower, any Guarantor or any of their respective subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon any Borrower, any Guarantor or any of their respective subsidiaries, or (C) any provisions of any indenture, agreement or other instrument to which any Borrower, any Guarantor or any of their respective subsidiaries, or any of their respective properties or assets are or may be bound (which violation would reasonably be expected to have a Material Adverse Effect), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (b)(i)(C) above which will remain in effect following the Initial Closing Date or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for the benefit of the Secured Parties, as contemplated by this Agreement and the Security Documents) upon any property or assets of any Borrower, any Guarantor or any of their respective subsidiaries.

         SECTION 4.03. Governmental Approvals. No registration or filing (other than the filings necessary to perfect the Liens created by the Security Documents) with, consent or

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

approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required on behalf of any Borrower or any Guarantor or any subsidiary of any of them in connection with the Transactions and the Related Transactions, other than any which have been made or obtained on the Initial Closing Date and with respect to the Merger, other than any which will have been made or obtained no later than the Merger Closing Date, as the case may be, in each case as set forth on Schedule 4.03.

         SECTION 4.04. Binding Effect. This Agreement and each of the other Loan Documents to which it is a party constitutes, and each of the Notes when duly executed and delivered will constitute, a legal, valid and binding obligation of each Borrower and each Guarantor, as appropriate, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         SECTION 4.05. Material Adverse Change. Since the date of its corporate formation (in the case of the Acquisition Corp.), and since May 3, 1997 (in the case of the Borrowers and their respective subsidiaries), there has been no change, event or facts that would reasonably be expected to have a Material Adverse Effect.

         SECTION 4.06. Litigation; Compliance with Laws; etc. (a) There are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of any Borrower, any Guarantor or any of their respective subsidiaries, threatened, against or affecting any Borrower, any Guarantor or any of their respective subsidiaries or the businesses, assets or rights of any Borrower, any Guarantor or any of their respective subsidiaries (i) which involve any of the Transactions or the Related Transactions or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) None of the Borrowers, any Guarantor or any of their respective subsidiaries is in violation of any law in any material respect, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality which would reasonably be expected to have a Material Adverse Effect.

         SECTION 4.07. Financial Statements. (a) The Borrowers have heretofore furnished to the Lenders Consolidated balance sheets and statements of income and cash flows of Jitney Jungle and its Consolidated subsidiaries dated as of May 3, 1997 audited by and accompanied by the opinion of Deloitte & Touche, its independent public accountants. Such balance sheets and statements of income and cash flows present fairly the Consolidated financial condition and results of operations of Jitney Jungle and its subsidiaries as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Jitney Jungle and its subsidiaries, as of the dates thereof to the extent

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

such material liabilities are required to be disclosed under generally accepted accounting principles. The Borrowers have heretofore furnished to the Lenders unaudited Consolidated balance sheets and statements of income and cash flows of Jitney Jungle and its Consolidated subsidiaries dated as of July 26, 1997, for the twelve-week fiscal period of Jitney Jungle ending on such date. Such unaudited balance sheets and statements of income and cash flows present fairly the Consolidated financial condition and results of operations of Jitney Jungle and its subsidiaries as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Jitney Jungle and its subsidiaries as of the dates thereof. The financial statements referred to in this Section 4.07(a) have been prepared in accordance with generally accepted accounting principles consistently applied (with respect to the twelve-week financial statements only, subject to year-end adjustments).

         (b) The Borrowers have, on or about August 21, 1997, furnished to the Lenders projected income statements, balance sheets, cash flows, Undrawn Availability forecasts and forecasts as to Excess Cash Flow and as to compliance with the covenants contained in Sections 7.07, 7.08, 7.09, 7.10 and 7.11 hereof, in each case of the Borrowers on a Consolidated basis for the period initially ending May 2, 1998 and for each fiscal year ending thereafter prior to the Final Maturity Date (which projections shall be on a fiscal month by fiscal month basis for the fiscal period ending May 2, 1998 and on a yearly basis thereafter), together with a schedule demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all material assumptions made by Jitney Jungle and its subsidiaries in formulating such projections and both before and after giving effect to the Related Transactions and the Transactions, as applicable. The projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Initial Closing Date the reasonable estimate of Jitney Jungle and its subsidiaries of the results of operations and other information projected therein.

         (c) The Borrowers have, on or about the Initial Closing Date, furnished to the Lenders a Consolidated pro forma balance sheet and a statement of income and cash flows of Jitney Jungle and its subsidiaries, which are consistent with the previous balance sheets, statements of income and cash flows of Jitney Jungle and its subsidiaries in all material respects, and which sets forth information before and after giving effect to the Transactions and the Related Transactions.

         (d) The Borrowers have heretofore furnished to the Lenders Consolidated balance sheets and statements of income and cash flows of the Target Company and its Consolidated subsidiaries dated as of June 28,1997 audited by and accompanied by the opinion of KPMG Peat Marwick LLP, its independent public accountants. Such balance sheets and statements of income and cash flows present fairly the Consolidated financial condition and results of operations of the Target Company and its subsidiaries as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Target Company and its subsidiaries, as of the dates thereof to the extent such material liabilities are required to be disclosed under generally accepted accounting

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

principles. The financial statements referred to in this Section 4.07(d) have been prepared in accordance with generally accepted accounting principles consistently applied.

         SECTION 4.08.  Federal Reserve Regulations.  (a)  None of any
Borrower, any Guarantor or any of their respective subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock in violation of Regulation G, T, U or X or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation G, T, U or X thereof. If requested by any Lender, the Borrowers or any of their respective subsidiaries shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

         SECTION 4.09. Taxes. The Borrowers, the Guarantors and each of their respective subsidiaries have each filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by them, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes, (y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of any Borrower, any Guarantor or any of their respective subsidiaries. The Borrowers, the Guarantors and their respective subsidiaries have paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than any taxes or assessments the validity of which the Borrowers, the Guarantors or any of their respective subsidiaries is contesting in good faith by appropriate proceedings, and with respect to which the Borrowers, the Guarantors or any of their respective subsidiaries shall, to the extent required by generally accepted accounting principles consistently applied, have set aside on its books adequate reserves. As of the Initial Closing Date, no Federal income tax returns of the Borrowers, the Guarantors or any of their respective subsidiaries are currently being audited by the United States Internal Revenue Service. All deficiencies which have been asserted against the Borrowers, the Guarantors or any of their respective subsidiaries as a result of such completed examinations have been fully paid or finally settled and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in any financial statement of the Borrowers, the Guarantors or any of their respective subsidiaries delivered to the Lenders. None of the Borrowers, the Guarantors or any of their respective subsidiaries has taken any reporting positions for which they do not have a reasonable basis and none of the Borrowers, the Guarantors or any of their respective subsidiaries anticipates any further material tax liability with respect to the years which have not been closed. None of the Borrowers, the Guarantors or any of their respective subsidiaries has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax

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

return. None of the Borrowers, the Guarantors or any of their respective subsidiaries is party to or has any obligation under any tax sharing agreement.

         SECTION 4.10. Employee Benefit Plans. With respect to the provisions of ERISA:

           (i) No Reportable Event has occurred or is continuing with respect to any Pension Plan.

          (ii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA that could subject any Borrower or any ERISA Affiliate thereof to a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

         (iii) None of any Borrower or any ERISA Affiliate thereof is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. None of any Borrower or any ERISA Affiliate thereof has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which any Borrower, any subsidiary thereof or any ERISA Affiliate thereof made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable, in each case, which would result in a Material Adverse Effect.

          (iv) No notice of intent to terminate a Pension Plan (other than a Multiemployer Plan) has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA which would result in a Material Adverse Effect.

           (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

          (vi) With respect to each Pension Plan (other than a Multiemployer
Plan) that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The assets of each such Pension Plan (other than the Multiemployer

Plans) are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, which would result in a Material Adverse Effect.

         (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of any Borrower or any ERISA Affiliate thereof, which could reasonably be expected to be asserted, against any Plan (other than a Multiemployer Plan) or the assets of any such Plan which would cause a Material Adverse Effect. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary or any Plan (other than a Multiemployer Plan) which would have a Material Adverse Effect. None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency which would have a Material Adverse Effect.

        (viii) All of the Plans substantially comply currently, and have substantially complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under
Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

         SECTION 4.11. No Material Misstatements. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of any Borrower or any Guarantor or any subsidiary of any of them to the Agent or any Lender in connection with any of the Transactions, the Related Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein at the time it was prepared contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, taken together with all other such statements made to the Agent or any Lender, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.12. Investment Company Act; Public Utility Holding Company Act. None of the Borrowers, the Guarantors or any of their respective subsidiaries is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. None of the Borrowers, the Guarantors or any of their respective subsidiaries is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 4.13. Security Interest. The Agent has (and each of the Borrowers confirms the pledge and grant to the Agent, for the benefit of the Secured Parties, under the Existing Security Documents of a security interest in the collateral therein described) a legal, valid and perfected security interest in and Lien on all of such collateral. Without limitation of the foregoing, each of the Security Documents creates and grants to the Agent, for the benefit of the Secured Parties, a valid and perfected first (except as permitted pursuant to Section 7.01 hereof) priority security interest in the collateral identified therein. Such collateral is not subject to any other Liens whatsoever, except Liens permitted by Section 7.01 hereof. Schedule 4.13 annexed hereto lists the jurisdictions in which financing statements or mortgages have been filed as of the Initial Closing Date.

         SECTION 4.14. Bank Accounts. Schedule 4.14 hereto sets forth as of the Initial Closing Date a list of all bank accounts of the Borrowers.

         SECTION 4.15. Capitalization. (a) As of the Initial Closing Date, the authorized capital stock of Jitney Jungle consists of (i) 5,000,000 shares of common stock, $0.01 par value per share, of which 425,000 shares shall be issued and outstanding and (ii) 600,000 shares of preferred stock, par value $0.01 per share, consisting of (A) 225,000 shares of the Series A Preferred Stock of which 225,000 shall be issued and outstanding, (B) 275,000 shares of the Series B Preferred Stock of which 274,460.24 shall be issued and outstanding and (C) 100,000 shares of the Series C Preferred Stock of which 100,000 shall be issued and outstanding. The owners of the capital stock of Jitney Jungle and the number of shares of capital stock owned by each such owner on the Initial Closing Date and after consummation of the Transactions and the Related Transactions (other than the Merger) is set forth on Schedule 4.15(a) annexed hereto. On the Initial Closing Date and after consummation of the Transactions and the Related Transactions (other than the Merger), except as set forth in
Schedule 4.15(a), Jitney Jungle will have no subsidiaries. Except as set forth on Schedule 4.15(a), upon issuance thereof and payment therefor, all such Acquisition Securities have been or shall be duly authorized and validly issued, are or shall be fully paid and nonassessable and are or shall be free of
preemptive rights.   The issuance and sale of the Acquisition Securities either have been registered or qualified under applicable federal and state securities laws or are exempt therefrom.

         (b) As of the Initial Closing Date and after consummation of the Transactions and the Related Transactions (other than the Merger), Schedule 4.15(b) annexed hereto sets forth, with respect to each Borrower and each Guarantor (other than Jitney Jungle), its jurisdiction of incorporation, its capitalization and the ownership of capital stock of each such Borrower or Guarantor. None of such Borrowers or Guarantors has any subsidiaries, except as set forth on Schedule 4.15(b) annexed hereto.

         SECTION 4.16.  Title to Properties; Possession Under Leases;
Trademarks. (a)   Each Borrower, each Guarantor and each of their respective subsidiaries owns good and marketable, indefeasible fee simple title to all of the real estate described on Schedule 4.16(a-1) annexed hereto as owned by it and has a valid leasehold interest in all of the real estate described on
Schedule 4.16(a-2) annexed hereto as leased by it, in each case (to the best of Borrowers' knowledge with respect to leases) free and clear of all Liens or other encumbrances of any kind,

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

except as described in Schedule 4.16(a-2) annexed hereto and except Liens permitted under Section 7.01 hereof. Schedules 4.16(a-1) and 4.16(a-2) annexed hereto correctly identify as of the Initial Closing Date, (x) each parcel of real property owned by such Borrower, such Guarantor or such subsidiary, together in each case with an accurate street address and description of the use of such parcel, (y) each parcel of real property leased by or to such Borrower, such Guarantor or such subsidiary, together in each case with an accurate street address and description of the use of such parcel, and (z) each other interest in real property owned, leased or granted to or held by such Borrower, such Guarantor or such subsidiary. Except as set forth on Schedules 4.16(a-1) and 4.16(a-2):

              (i) no structure owned or leased by any Borrower, any Guarantor or any of their respective subsidiaries fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants (including in any such case and without limitation those relating to environmental protection) nor encroaches upon property of others, nor is any such real property encroached upon by structures of others in any case in any manner that would have or would be reasonably likely to have a Material Adverse Effect on the Agent's or Lenders' interest in any Collateral located on the premises or otherwise would have or would be reasonably likely to have a Material Adverse Effect;

              (ii) no charges or violations have been filed, served, made or threatened, to the knowledge of such Borrower or Guarantor, against or relating to any such property or structure or any of the operations conducted at any such property or structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants (including in any such case and without limitation those relating to environmental protection) or as a result of any encroachment on the property of others where the effect of same would have or would be reasonably likely to have a Material Adverse Effect on the Agent's or Lenders' interest in any Collateral located on the premises or otherwise would have or would be reasonably likely have a Material Adverse Effect;

             (iii) other than pursuant to applicable laws, rules, regulations or ordinances, covenants that run with the land or provisionsin the applicable leases, there exists no restriction on the use, transfer or mortgaging of any such property;

              (iv) such Borrower, such Guarantor and/or such subsidiary each have adequate permanent rights of ingress to and egress from any such property used by it for the operations conducted thereon;

               (v) there are no developments affecting any of the real property or interests therein pending or (to the best of Borrowers' knowledge) threatened which might reasonably be expected to curtail or interfere in any material respect with the use of such property for the purposes for which it is now used; and

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

              (vi) as of the Initial Closing Date, none of the Borrowers, the Guarantors or any of their respective subsidiaries has any obligation to acquire any interest in, any real property.

         (b) Except as set forth in Schedule 4.16(a-2), each Borrower, each Guarantor and each of their respective subsidiaries owns and has good and marketable title to all the owned properties and assets reflected on its most recent balance sheet and valid leasehold interests in the property it leases subject to no Liens except Liens permitted under Section 7.01, and all such leases are in full force and effect and each Borrower, each Guarantor and each of their respective subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than assets permitted to be sold under this Agreement, leases terminated in the ordinary course of business and disputes with lessors being pursued in good faith.

         (c) Each Borrower, each Guarantor and each of their respective subsidiaries own or control or have the right to use all trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are material to the conduct of the business of such Borrower, such Guarantor or such subsidiary. To the best of such Borrower's or such Guarantor's knowledge, as applicable, none of such Borrower, such Guarantor or any of their respective subsidiaries is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of such Borrower or such Guarantor, as applicable, threatened against such Borrower or such Guarantor, or any of their respective subsidiaries with respect to any of the rights or property referred to in this Section 4.16(c), except as would not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.17.  Solvency.   Both before and after giving effect to the
Related Transactions,

         (a) The fair salable value of the assets of each of Jitney Jungle and each of its Consolidated subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of Jitney Jungle and each such Consolidated subsidiary, as they become absolute and mature.

         (b) The assets of each of Jitney Jungle and each of its Consolidated subsidiaries do not constitute unreasonably small capital for Jitney Jungle and such Consolidated subsidiaries to carry out their respective businesses as now conducted and as proposed to be conducted including the capital needs of Jitney Jungle and such Consolidated subsidiaries, taking into account the particular capital requirements of the business conducted by Jitney Jungle and each such Consolidated subsidiary and projected capital requirements and capital availability thereof.

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         (c)  None of the Borrowers or any of their respective subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Target Company and its subsidiaries, and of amounts to be payable on or in respect of debt of the Target Company and its subsidiaries). The cash flow of each of Jitney Jungle and its Consolidated subsidiaries, after taking into account all anticipated uses of the cash of Jitney Jungle and its Consolidated subsidiaries, will at all times be sufficient to pay all such amounts on or in respect of debt of Jitney Jungle and its Consolidated subsidiaries when such amounts are required to be paid.

         (d) None of the Borrowers nor any of their respective subsidiaries believes that final judgments against them in actions for money damages presently pending will be rendered at a time when, or in an amount such that, they will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of each of Jitney Jungle and each of its Consolidated subsidiaries, after taking into account all other anticipated uses of the cash of Jitney Jungle and its Consolidated subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

         SECTION 4.18. Permits, etc. Each Borrower, each Guarantor and each of their respective subsidiaries possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents of all Federal, state and local governmental authorities which are required under Environmental Law and are material to the conduct of its business (collectively, "Permits"), other than as set forth on Schedule 4.18; each such Permit is and will be in full force and effect; each Borrower, each Guarantor and each of their respective subsidiaries is in compliance in all material respects with all such Permits, and, to its knowledge, no event (including, without limitation, any material violation of any law, rule or regulation) has occurred which would be likely to lead to the revocation or termination of any such Permit or any additional restriction thereon, except as such Permits expire and must be reissued due to the passage of time.

         SECTION 4.19. Compliance with Environmental Laws. (i) The operations of each Borrower, each Guarantor and their respective subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of any Borrower, any Guarantor or any of their respective subsidiaries and all of their present facilities or operations, as well as to their knowledge, their past facilities or operations, are subject to any judicial proceeding, administrative proceeding or written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or
(c) any Environmental Claims arising from the Release of a Hazardous Material into the environment, except as would not reasonably be expected to have a Material Adverse Effect; (iii) none of the operations of any Borrower, any Guarantor or any of their respective subsidiaries are the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Hazardous Material into the environment in violation of any Environmental

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Law, except as would not reasonably be expected to have a Material Adverse
Effect; (iv) none of any Borrower, any Guarantor or any of their respective subsidiaries or any predecessor of any Borrower, any Guarantor or any of their respective subsidiaries have filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material in material violation of any Environmental Law or reporting a material spill or Release of a Hazardous Material into the environment in violation of any Environmental Law, except for spills the responses to which would not collectively reasonably be expected to have a Material Adverse Effect; (v) to the best of Borrowers' knowledge, none of any Borrower, any Guarantor or any of their respective subsidiaries have any contingent liability in connection with any Release of any Hazardous Material into the environment, except as would not reasonably be expected to have a Material Adverse Effect; (vi) none of the operations of any Borrower, any Guarantor or any of their respective subsidiaries involve the generation, transportation, treatment or disposal of Hazardous Materials except in compliance with all Environmental Laws, except as would not reasonably be expected to have a Material Adverse Effect; (vii) none of any Borrower, any Guarantor or any of their respective subsidiaries has disposed of any Hazardous Material by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of such Borrower, such Guarantor and such subsidiaries, neither has any lessee, prior owner or other person, except as would not reasonably be expected to have a Material Adverse Effect;
(viii) no underground storage tanks or surface impoundments are on any property of any Borrower, any Guarantor or any of their respective subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect; and (ix) no Lien in favor of any governmental authority for
(A) any liability under any Environmental Law or regulation, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Hazardous Material into the environment, has been filed or attached to the property of any Borrower, any Guarantor or any of their respective subsidiaries.

         SECTION 4.20. Material Agreements. Schedule 4.20 hereto sets forth as of the Initial Closing Date a list of all material agreements, contracts and instruments to which each Borrower, each Guarantor and each of their respective subsidiaries is a party or by which any of such persons is bound and all amendments, modifications and supplements to each of the foregoing. With respect to Delchamps, the foregoing representation is being made to the best of the Borrowers' knowledge.

         SECTION 4.21. Acquisition. (a) (i) The execution, delivery and performance by each party to the Merger Documents have been duly authorized by all necessary action on the part of each such party, and with respect to each party other than Acquisition Corp. or any Borrower, (ii) the Merger Documents constitute the valid, binding and enforceable obligation of each party thereto, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and are in full force and effect without default or waiver of any of the conditions thereunder, and (iii) there are no governmental consents, filings, approvals or notices required to be made or obtained in connection with the execution, delivery and performance of the Merger Documents, except such as have been duly made, obtained or delivered or will on the Initial Closing Date and on the Merger Closing Date, be duly made, obtained or delivered.

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

         (b) Each of the representations and warranties made by each party to the Merger Documents is true and correct in all material respects, except with respect to each party other than Acquisition Corp. or Jitney Jungle, any which would not reasonably be expected to have a Material Adverse Effect, and such representations and warranties are hereby incorporated herein by reference with the same effect as though made by each of Acquisition Corp. and Jitney Jungle and set forth herein in their entirety.

         SECTION 4.22. The Tender Offer and Merger. (a) The Tender Offer complies with all provisions of all applicable laws and regulations of the United States and each applicable state thereof, including without limitation the State of Alabama (including, without limitation, anti-takeover statutes and regulations).

         (b) All consents and approvals of, filings, notices and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken by the Borrowers in order to make or consummate the Tender Offer, to purchase Tendered Securities pursuant thereto or to consummate the Merger have been or, prior to the time when required, will have been, obtained, given, filed or taken and are or will be in full force and effect, and all applicable waiting periods have, or prior to the time when required, will have expired without, in all cases, any action being taken which restrains, prevents, imposes or threatens adverse conditions upon or hinders the consummation of the Tender Offer or the purchase of Tendered Securities thereunder or the consummation of the Merger. There does not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraints pending or noticed with respect to any of the transactions contemplated by the Merger Documents and the Tender Offer Documents, including without limitation, with respect to the consummation of the Tender Offer or the Merger.

         (c) At the time of their dissemination to the public, the Offer to Purchase and any other Tender Offer Documents and any amendments or supplements thereto, copies of which have been delivered to the Agent and the Lenders, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.23.  Broker's Fees.   Except as set forth in Schedule 4.23
annexed hereto, no broker's or finder's fee, commission or similar compensation has been or will be payable with respect to the issuance and sale of the Senior Subordinated Notes or any of the Transactions or the Related Transactions. No other similar fees or commissions will be payable by any Person for any other services rendered to the Target Company or any Borrower ancillary to the Transactions or the Related Transactions.

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V.  CONDITIONS OF CREDIT EVENTS

         The obligation of each Lender to make Loans and provide other Credit Events hereunder shall be subject to the following conditions precedent:

         SECTION 5.01. All Credit Events. On each date on which a Credit Event is to occur:

         (a) The Agent shall have received a notice of borrowing as required by Section 2.03 hereof or a notice of the issuance of a Letter of Credit as required by Section 2A.01 hereof, as appropriate.

         (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

         (c) The Borrowers shall be in compliance with all the terms and provisions contained herein on their part to be observed or performed, and at the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

         (d) The Agent shall have received a certificate signed by the Financial Officer of the Borrowers (i) as to the compliance with (b) and
    (c) above and (ii) with respect to each Loan and each Letter of Credit, demonstrating that after giving effect thereto the Undrawn Availability is zero or greater and Section 2.20 has been complied with. In the absence of delivery of the certificate set forth in this Section 5.01(d), each notice of borrowing and/or notice of issuance of Letter of Credit under Section 5.01(a) shall be deemed to include the certification described in this
    Section 5.01(d).

         SECTION 5.02. Initial Closing Date. The obligations of the Lenders in respect of the first Credit Event hereunder are subject to the following additional conditions precedent:

         (a) The Agent and the Lenders shall have received the favorable written opinion(s) of (i) counsel for each of the Borrowers, the Guarantors and the Grantors, substantially in the forms of Exhibit B annexed hereto, dated the Initial Closing Date, addressing such matters and from such jurisdictions as shall be requested by the Agent (including, without limitation, opinions from Alabama, Louisiana and Mississippi counsel to the Borrowers, opinions from counsel licensed in the relevant jurisdictions of incorporation of each of the Borrowers and the Guarantors and the Grantors), addressed to the Agent and the Lenders and satisfactory to the Agent, and (ii) counsel for the Target Company and its subsidiaries, dated the Initial Closing Date, addressing such matters as
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

    shall be requested by the Agent, addressed to the Agent and the Lenders and satisfactory to the Agent.

         (b) The Agent and the Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Borrowers, the Grantors and the Guarantors, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of each of the Borrowers, Grantors and Guarantors, dated the Initial Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents, the Credit Events hereunder and the consummation of the Related Transactions, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.

         (c) The Agent shall have received a certificate, dated the Initial Closing Date and signed by the Financial Officer of each of the Borrowers, confirming compliance with the conditions precedent set forth in paragraphs
    (b) and (c) of Section 5.01 hereof and the conditions set forth in this
    Section 5.02.

         (d) Each Lender shall have received its Note, each duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

         (e) The Agent shall have received the Security Documents, certificates evidencing the Pledged Stock (including, without limitation, the capital stock of Acquisition Corp. and the Tendered Securities (other than with respect to those Tendered Securities which are subject to guaranteed delivery procedures and which shall be subsequently delivered to the Agent)), together with undated stock powers executed in blank, each duly executed by the applicable Grantors, and each of the other documents, instruments, insurance policies and agreements requested by the Agent.

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

         (f) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Lenders of a UCC Reporter Service, listing all effective financing statements which name as debtor any Borrower, any Guarantor or any Grantor and which are filed in the appropriate offices in the States in which are located the chief executive office and other operating offices of such person or where Collateral is located, together with copies of such financing statements. With respect to any Liens not permitted pursuant to
    Section 7.01 hereof, the Agent shall have received termination statements, and/or payoff letters which provide further assurances regarding the provision of termination statements, in form and substance satisfactory to it.

         (g) Each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Secured Parties a first priority perfected security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

         (h) The Agent shall have received the results of a search of the Uniform Commercial Code filings made with respect to each Borrower and each Grantor and Guarantor in the jurisdictions in which Uniform Commercial Code filings have been made against each Borrower, each Guarantor and each Grantor pursuant to paragraph (g) above, and such results shall be satisfactory to the Agent.

         (i) The Lenders and the Agent shall have received and determined to be in form and substance satisfactory to them:

              (i) the most recent (dated within thirty (30) days of the Initial Closing Date) schedule of inventory designations of the Borrowers together with sales and other financial information requested by the Agent, in the form attached hereto as Exhibit J;

             (ii) evidence that, (A) immediately after giving effect to the consummation of the Related Transactions on a pro forma basis (including, without limitation, payment of the aggregate consideration payable to acquire 100% of the Target Stock on a fully diluted basis pursuant to the Tender Offer and the Merger) and after the payment of all anticipated fees, costs and expenses in connection with the Related Transactions, and with all trade payables aged in accordance with normal terms, the Borrowers will have Undrawn Availability plus cash on hand on the Initial Closing Date in an amount not less than $35,000,000, and (B) at all times prior to the consummation of the Merger, the Borrowers will have Undrawn Availability plus cash on hand in an amount

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

         sufficient to acquire all shares of capital stock of the Target Company (except those Tendered Securities previously acquired by Jitney Jungle or Acquisition Corp.) and the Agent may reserve from the Undrawn Availability an amount solely for such purpose and not otherwise available to the Borrowers;

            (iii) copies of the Senior Subordinated Indenture and the Senior Subordinated Notes, each certified by a Responsible Officer of Jitney Jungle. The Senior Subordinated Notes shall be issued pursuant to terms and conditions satisfactory to the Agent and the Lenders in all respects, and the Agent and the Lenders shall have received evidence satisfactory to the Agent and the Lenders of the receipt by the Borrowers of gross cash proceeds of not less than $200,000,000 thereunder. The entire proceeds of the Senior Subordinated Notes shall be applied by Acquisition Corp. towards payment of the purchase price of the Tendered Securities and the consummation of the Related Transactions (other than the Merger) on the Initial Closing Date. The aggregate consideration payable under the Merger Agreement (including cash and all other consideration) paid by Acquisition Corp. in connection with the Related Transactions (other than the initial borrowings under the Commitment on the Initial Closing Date) shall not exceed $________;

             (iv) a copy of a field examination of the books and records of Jitney Jungle and its subsidiaries;

              (v) evidence of the compliance by the Borrowers with Section
         6.03 hereof;

             (vi) the financial statements described in Section 4.07 hereof, and with respect to the financial statements delivered pursuant to
         Section 4.07(c), a certificate dated the Initial Closing Date signed by the Financial Officer of Jitney Jungle, to the effect that such financial statements have been prepared by such Financial Officer in accordance with generally accepted accounting principles consistently applied, and satisfactory in all respects to the Agent, and confirming that such statements are consistent with drafts thereof previously delivered to the Agent;

            (vii) evidence that the Transactions and the Related
         Transactions are in compliance with all applicable laws and regulations;

           (viii) evidence of payment of all fees owed to the Agent and the Lenders by the Borrowers under this Agreement, the Commitment Letter, the Fee Letter or otherwise;

             (ix) the results of an environmental analysis with respect to the Target Company and its subsidiaries' properties and operations conducted by a firm

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

         satisfactory to the Agent and the Lenders, and the scope, methodology and results of such environmental analysis shall be satisfactory to the Agent and the Lenders in all respects;

              (x) the results of surveys and appraisals of the Target
         Company's and its subsidiaries' machinery, equipment and real property (in any event complying with any applicable law, including, without limitation, FIRREA), conducted by a firm satisfactory to the Agent and the Lenders, and satisfactory to the Agent and the Lenders in all respects;

             (xi) copies of all major customer and supplier contracts with respect to the Target Company and its subsidiaries and each Borrower;

            (xii) evidence that all requisite third party consents and waivers (including, without limitation, consents from the holders of the Senior Notes) to the Transactions and the Related Transactions, have been received;

           (xiii) evidence that there has been no material adverse change in the business, assets, liabilities, properties, prospects, operations or financial or other condition of (i) (A) Jitney Jungle and its subsidiaries, taken as a whole, since May 3, 1997 or (B) the Target Company and its subsidiaries, taken as a whole, since March 29, 1997 or (ii) (A) Jitney Jungle and its subsidiaries, taken as a whole, or (B) the Target Company and its subsidiaries, taken as a whole, in each case, from that described in the Pre-Commitment Information (as defined in the Commitment Letter);

            (xiv) evidence that all of the Pre-Commitment Information (as defined in the Commitment Letter) shall be true and correct in all material aspects; and no development or change shall have occurred (A) which has resulted in or could reasonably be expected to result in a material adverse change in, or material adverse deviation from, the Pre-Commitment Information or (B) which has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business, assets, liabilities, properties, prospects, operations or financial condition of the Target Company and its subsidiaries taken as a whole;

             (xv) evidence that there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting the Target Company, any Borrower, any Guarantor, any Grantor, any of their respective subsidiaries, businesses, assets or rights, any of the Collateral, the Agent or any Lender (A) which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business, assets, liabilities, properties, prospects, operations or financial condition of the Target Company and its

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

         subsidiaries taken as a whole or which may materially impair the ability of any Borrower, any Grantor or any Guarantor to perform its obligations under any Loan Document to which it is a party or the rights and remedies of the Agent and the Lenders under this Agreement and the Security Documents or (B) which purport to adversely affect any of the Transactions or the Related Transactions; and

            (xvi) evidence that (A) immediately prior to the Credit
         Events on the Initial Closing Date, the Target Indebtedness shall not exceed $16,225,000 and (B) there shall be no outstanding Indebtedness (other than Indebtedness outstanding hereunder and the Prior Indebtedness), or that such Indebtedness (other than Indebtedness outstanding hereunder and the Prior Indebtedness) shall be concurrently with the Credit Events on the Initial Closing Date, satisfied in full and that all Liens securing any obligations arising thereunder shall have been released.

         (j) The Agent and the Lenders shall have had the opportunity, if they so choose, to examine the books of account and other records and files of the Target Company, Acquisition Corp., the Borrowers, the Grantors and the Guarantors and their respective subsidiaries to make copies thereof, and to conduct a pre-closing audit or perform other due diligence which shall include, without limitation, verification of payment of payroll taxes and accounts payable, formulation of an opening Borrowing Base and review of tax, environmental, employee benefit and labor issues, and the results of such examination, audit and due diligence shall have been reasonably satisfactory to the Agent and Lenders in all respects. None of the information submitted prior to the Initial Closing Date shall have been or become, taken together with all other such information submitted prior to the Initial Closing Date, false, incomplete or inaccurate in any material and adverse respect, and none of the conditions represented or indicated by BRS, Acquisition Corp., the Target Company, any Borrower or any of their respective subsidiaries to exist shall change in any material and adverse respect.

         (k) The Agent shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

              (i) copies of all lease agreements entered into by the Target Company, any Borrower, any Guarantor, any Grantor and/or any of their respective subsidiaries; and

             (ii) copies of all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of the Target Company, any Borrower, any Guarantor, any Grantor and/or any of their respective subsidiaries (including, without limitation, certified copies of any amendments to or consents under the Senior Indenture, together with all exhibits and schedules thereto, and

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

         all certificates, documents and opinions delivered in connection therewith) and of all other material agreements of any of them.

         (l) Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Initial Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

         (m)  The Agent and the Lenders shall have:

              (i) received copies of each of the Merger Documents and the Tender Offer Documents, including all amendments and schedules thereto, each certified by a Responsible Officer of Jitney Jungle;

             (ii) received evidence that Acquisition Corp. shall have acquired and shall hold the unrestricted right to vote such percentage of the Target Stock on a fully diluted basis, free and clear of all Liens (other than the Lien in favor of the Agent), as may be necessary for shareholder approval by the shareholders of the Target Company of the Merger (the "Minimum Percentage") and, to the extent such Target Stock shall have been acquired pursuant to the Tender Offer, such acquisition shall have occurred upon full satisfaction, without waiver, of the conditions to purchase contained in the Offer to Purchase. For purposes of the preceding sentence, shares acquired which were tendered pursuant to guaranteed delivery procedures shall not be considered as acquired in calculating the Minimum Percentage;

            (iii) received evidence that the Merger Agreement is in full force and effect without default thereunder by any party thereto and all consents, filings and approvals required by applicable law in connection therewith shall have been obtained and made, except as set forth on Schedule 4.03 annexed hereto;

             (iv) received evidence that (A) the Related Transactions shall
         (x) have been duly approved by the Boards of Directors of each of Acquisition Corp., Jitney Jungle, the Target Company and their respective subsidiaries, (y) be in compliance in all respects with the articles of incorporation and by-laws of Acquisition Corp., Jitney Jungle, the Target Company and each of their respective subsidiaries and all applicable laws and regulations of the United States, any state thereof and any subdivision of any such state and (z) have been duly approved by the vote of the requisite number of shareholders of Acquisition Corp., Jitney Jungle, the Target Company and each of their respective subsidiaries; (B) the Target Company's "poison pill" provisions, if any, shall be inapplicable to the Tender Offer and the Merger in a manner satisfactory in all respects to the Agent; and (C) all conditions precedent to the consummation of the Related Transactions

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

         shall have been satisfied, subject only to the conditions set forth in the Merger Agreement;

              (v) received a table setting forth the sources and uses of funds in connection with the acquisition of the Target Stock pursuant to the Tender Offer and the financing thereof and a table setting forth the capitalization of Jitney Jungle, giving effect to the acquisition of the Target Stock pursuant to the Tender Offer and the financing thereof, each of the foregoing to be satisfactory to the Agent in all respects;

              (vi) (A) determined that the terms of the Tender Offer as set forth in the Offer to Purchase shall be in form and substance reasonably satisfactory to the Agent in all respects and received evidence that none of the principal terms of the Offer to Purchase and none of the conditions contained therein shall have been modified, amended, supplemented or waived and none of the conditions to the Tender Offer contained therein shall remain unsatisfied, and
         (B) received evidence that the acceptance of the Tender Offer by the holders of the Target Stock shall have occurred in accordance with the terms thereof, without modification, amendment, supplement or waiver (except with the prior written consent of the Agent);

              (vii) (A) received evidence that the Transactions and the Related Transactions (including, without limitation, the purchases contemplated by the Tender Offer), shall comply with Regulations G, T, U and X (as the case may be) and all other regulations of the Board of Governors of the Federal Reserve System and shall comply with, and be permitted by, all laws, rules and regulations of the United States (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976) or any State thereof (including, without limitation, environmental laws) and (B) received evidence that (1) all necessary United States or state governmental and third party consents in connection therewith shall have been obtained, and shall be in full force and effect, (2) all applicable waiting periods under applicable law shall have expired without action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Tender Offer or the Merger, and (3) no law or regulation shall be applicable in the judgement of the Agent and the Lenders which restrains, prevents or imposes materially adverse conditions upon any aspect of the Transactions or the Related Transactions; and

              (x) determined that the terms and provisions of all agreements and documents in connection with the Related Transactions, including, without limitation, the Merger Documents and the Tender Offer Documents, and the business, operations and assets being acquired thereunder and liabilities being assumed thereunder (including, without limitation, with respect to tax matters, environmental matters, employee benefit plans and labor plans and labor

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         relations) are in each instance satisfactory in form and substance to the Agent and the Lenders and the Agent shall have received such legal opinions, certificates and copies of necessary governmental filings and consents as the Agent shall have requested in connection therewith, and shall have determined to its satisfaction that the consummation of the Related Transactions and other transactions contemplated by the Merger Documents and the Tender Offer Documents are in compliance with all applicable laws (including, without limitation, state anti-takeover laws) and regulations and will not violate any agreements, instruments or documents to which the Target Company, Acquisition Corp., Jitney Jungle, any member of the Investor Group or any of their respective subsidiaries is a party or may be bound. The final terms and conditions of the Related Transactions (including, without limitation, the terms and conditions of the Merger Agreement), including, without limitation, all legal and tax aspects thereof, shall be as described herein and otherwise consistent in all material respects with the description thereof received in writing as part of the Pre-Commitment Information (as defined in the Commitment Letter).

         (n) The Agent and the Lenders shall have received certificates from the chief financial officer of each Borrower and each Guarantor, in form and substance satisfactory to the Agent and the Lenders, attesting to the "solvency" of such Borrower and such Guarantors, as the case may be, in each case individually and together with its subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Transaction, determined on in accordance with generally accepted accounting principles, consistently applied. As used herein, the term "solvency" of any person means (i) the fair value of the property of such person exceeds its total liabilities (including, without limitation, contingent liabilities), (ii) the present fair saleable value of the assets of such person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital;

         (o) The corporate structure and capitalization of each Borrower, each Guarantor and each of their respective subsidiaries shall be reasonably satisfactory to the Agent and the Lenders in all respects.

         (p) All legal matters in connection with the Transactions and the Related Transactions shall be reasonably satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion.

         (q) The Borrowers shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the

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    Credit Events made on the Initial Closing Date, in form and substance satisfactory to the Agent.

         (r) The Borrowers shall have entered into blocked account and other cash management arrangements pursuant to documentation satisfactory in form and substance to the Agent as contemplated by Section 10.01 hereof.

         (s) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.

         SECTION 5.03. Merger Closing Date. The obligations of the Lenders on the Merger Closing Date are subject to the following additional conditions precedent:

         (a) The Agent and the Lenders shall have received the favorable written opinion(s) of counsel for each of the Borrowers, the Guarantors and the Grantors, dated the Merger Closing Date, from such jurisdictions and addressing such matters as shall be reasonably requested by the Agent, addressed to the Agent and the Lenders and satisfactory to the Agent.

         (b) The Agent and the Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Borrowers, the Acquisition Corp., the Target Company and their respective subsidiaries, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization (or, a certification to the effect set forth in clause (ii)(C) below), and to the extent requested by the Agent, a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of each of the Borrowers, Acquisition Corp., the Target Company and their respective subsidiaries, dated the Merger Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below (or, that such By-laws have not been amended since the Initial Closing Date), (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the consummation of the Related Transactions, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing any document delivered in connection herewith or contemplated hereby, as applicable (or, a certification to the effect that the officers authorized to execute documents in connection with the Initial Closing Date are still authorized and incumbent officers of such person); and (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary.

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         (c)  The Agent shall have received a certificate, dated the Merger
    Closing Date and signed by the Financial Officer of each of the Borrowers, confirming compliance with the conditions set forth in this Section 5.03.

         (d) The Lenders and the Agent shall have received and determined to be in form and substance satisfactory to them:

              (i) evidence that the Merger is in compliance with all applicable laws and regulations; and

              (ii) evidence that all requisite third party consents and waivers required to effect the Merger have been received.

         (e)  The Agent and the Lenders shall have:

              (i) received copies (to the extent not previously delivered on the Initial Closing Date) of amendments or supplements, if any, to any of the Merger Documents and/or the Tender Offer Documents, each certified by a Responsible Officer of Jitney Jungle; and

              (ii) received evidence that the Merger Agreement is in full force and effect and all consents, filings and approvals required by applicable law in connection therewith (including, without limitation, from state liquor authorities) shall have been obtained and made, except as set forth on Schedule 4.03 annexed hereto.

         (f) All legal matters in connection with the Merger shall be reasonably satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion.



VI. AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees with Agent and each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under or with respect to any Letter of Credit or any fee, expense or amount payable hereunder or in connection with any of the Transactions shall be unpaid, it will, and will cause each Guarantor and each of their respective subsidiaries and, with respect to
Section 6.07 hereof, each ERISA Affiliate, to:

         SECTION 6.01. Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except for the mergers and Asset Sales permitted under Section 7.05.

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         SECTION 6.02.  Businesses and Properties.  (a)  At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; (b) comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders the lack of compliance with which would have a Material Adverse Effect; (c) take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and (d) at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times. Notwithstanding the foregoing, non-compliance with clauses (a) and (c) above shall not constitute an Event of Default unless such non-compliance is not cured within 15 days after the occurrence of such non-compliance.

         SECTION 6.03. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers with a rating of "A-" or better, as established by Best's Rating Guide (or an equivalent rating with such other publications of a similar nature as shall be in current use), (b) maintain such other insurance, to such extent and against all risks, including fire and other risks insured against by extended coverage; provided, however, that such insurance shall insure the property of the Borrowers and their respective subsidiaries against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an aggregate amount less than the replacement value of the Collateral, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrowers or any of their respective subsidiaries, in such amount as the Agent shall reasonably deem necessary, and (d) maintain such other insurance as may be required by law and against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, in such type and in such amounts as is customarily maintained under similar circumstances by such other corporations; provided, that with respect to any insurance maintained with respect to Collateral located at a non-warehouse location owned, occupied or controlled by any Borrower or any of its subsidiaries, the Borrowers shall have 15 days to cure any non-compliance with this Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Agent for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

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Unless a Default or an Event of Default has occurred and is continuing, all claims with respect to the foregoing insurance shall be settled by the Borrowers in the ordinary cause of its business.

         SECTION 6.04. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, would give rise to Liens upon such properties or any part thereof, except such taxes, assessments and governmental charges and levies which are diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with generally accepted accounting principles.

         SECTION 6.05. Financial Statements, Reports, etc. Furnish to the Agent, with copies for each of the Lenders:

         (a) within 90 days after the end of each Fiscal Year, (i) Consolidated balance sheets and Consolidated income statements showing the financial condition of the Borrowers and their respective subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated statement of shareholders' equity and a Consolidated statement of cash flow, as of the close of such Fiscal Year, all the foregoing financial statements to be audited by a Big 6 or other independent public accountants reasonably acceptable to the Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board), and to be in form and substance reasonably acceptable to the Agent;

         (b)(i) within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter), unaudited Consolidated balance sheets and Consolidated income statements showing the financial condition and results of operations of the Borrowers and their respective subsidiaries as of the end of each such quarter, a Consolidated statement of shareholders' equity and a Consolidated statement of cash flow as of the end of each such quarter, together with a statement comparing actual results for such quarter with the projections set forth in paragraph (f) below, certified by the Financial Officer of Jitney Jungle as presenting fairly the financial condition and results of operations of the Borrowers and their respective subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, setting forth in each case in comparative form the corresponding figures for the corresponding quarter of the preceding year and corresponding figures for the period beginning with the first day of the relevant Fiscal Year and ending on the last day of the relevant fiscal quarter and the corresponding period for the previous Fiscal Year, in each case subject to normal year-end audit adjustments; and (ii) within 25 days after the end of each fiscal month, unaudited Consolidated balance sheets and Consolidated income statements showing the financial condition and results of operations of the Borrowers and their respective subsidiaries as of the end of such month, a Consolidated statement of shareholders' equity

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    and a Consolidated statement of cash flow as of the end of each such month, together with a statement comparing actual results for such month with the projections set forth in (f) below, certified by the Financial Officer of Jitney Jungle as presenting fairly the financial condition and results of operations of the Borrowers and their respective subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding year and corresponding figures for the period beginning with the first day of the current Fiscal Year and ending on the last day of the relevant fiscal month and the corresponding period for the previous Fiscal Year, in each case subject to normal year-end audit adjustments;

         (c) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by any Borrower or any of their respective subsidiaries with the SEC or any governmental authority that may be substituted therefor, or any national securities exchange (including, without limitation, amendments, modifications and supplements to the Offer to Purchase and any other Tender Offer Documents) and copies of all proxy statements submitted to its shareholders;

         (d) (i) concurrently with any delivery under (a) or (b) above, a certificate of the firm or person referred to therein (x) which certificate shall, in the case of the certificate of the Financial Officer of Jitney Jungle, certify that to the best of his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.07, 7.08, 7.09, 7.10 and 7.11 hereof and setting forth the computation of Excess Cash Flow for the relevant period) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) which certificate, in the case of the certificate furnished by the independent public accountants referred in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event certify that to the best of such accountants' knowledge based solely on normal audit procedures, as of the dates of the financial statements being furnished no Default or Event of Default has occurred under any of the covenants set forth in Sections 7.07, 7.08, 7.09, 7.10 and 7.11 hereof (such certificate to include calculations demonstrating compliance with such covenants and the computation of Excess Cash Flow) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and shall in addition certify that in the course of preparing the audit and the certificate referred to herein, such accountants have not become aware of the occurrence of any other Default or Event of Default and, if such a Default or Event of Default has occurred, specifying the nature thereof; provided, however, that any certificate delivered concurrently with (a) above shall be signed by the Financial Officer of Jitney Jungle in addition to the independent public accountants;

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       (e)  concurrently with any delivery under (a) above, a management letter, if any, prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Borrowers and their respective subsidiaries;

       (f) within 30 days after the beginning of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, with respect to Excess Cash Flow and Capital Expenditures) for the Borrowers and their respective subsidiaries for such Fiscal Year (including fiscal month balance sheets, statements of income and of cash flow, an Undrawn Availability forecast, an Excess Cash Flow forecast and a forecast as to compliance with the covenants contained in Sections 7.07, 7.08, 7.09, 7.10 and 7.11 hereof), prepared by management and in form, substance and detail (including, without limitation, principal assumptions) reasonably satisfactory to the Agent;

       (g)(i) no later than 14 days after the end of each fiscal month, a certificate, in form, substance and detail reasonably satisfactory to the Agent, in substantially the form annexed hereto as Exhibit K-1, of the Financial Officer of each of the Borrowers on a consolidated and consolidating basis with respect to Jitney Jungle and on a consolidating basis with respect to each other Borrower, demonstrating compliance as at the close of business on the last Saturday of such fiscal month with the Borrowing Base of the Borrowers (including particulars as to the Loans made and the Letters of Credit Usage during such month with respect to each of the Borrowers), together with a reconciliation of all collections made with respect to the Borrowers and the Guarantors during such fiscal month, on a consolidated and an individual basis and (ii) no later than Monday of each week, a certificate in form, substance and detail reasonably satisfactory to the Agent, in substantially the form annexed hereto as Exhibit K-2, of the Financial Officer of each of the Borrowers on a consolidated and consolidating basis with respect to Jitney Jungle and on a consolidating basis with respect to each other Borrower (including, without limitation, the amount of inventory held by such Borrower), demonstrating compliance as at the close of business on Saturday of the preceding week with the individual Borrowing Base of such Borrower;

       (h) promptly upon the request of the Agent, a certificate, in form, substance and detail reasonably satisfactory to the Agent, of the Financial Officer of (i) each of the Borrowers demonstrating compliance with the individual Borrowing Base of such Borrower as at such previous date as Agent shall reasonably request, together with a reconciliation of all collections made with respect to the Borrowers and the Guarantors since the date of the most recent reconciliation delivered to the Agent under this clause (h) or clause (g) above through such date and (ii) Jitney Jungle on a consolidated basis demonstrating compliance with the Borrowing Base of the Borrowers as at such previous date as Agent shall reasonably request;

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         (i)  immediately upon becoming aware thereof, notice to the Agent of the breach beyond any applicable grace period by any party of any material agreement with any Borrower, any Guarantor or any of their respective subsidiaries; and

         (j) such other information as the Agent or any Lender may reasonably request, including, without limitation, profit and loss information on a store by store basis, as well as supplemental expense information. At the reasonable request of any Lender, the Agent agrees to promptly forward such request for information to the Borrowers.

         SECTION 6.06. Litigation and Other Notices. Give the Agent prompt written notice of the following:

         (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

         (b) the filing or commencement of any action, suit or proceeding against any Borrower, any Guarantor or any of their respective subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority,
    (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of any Borrower, any Guarantor or any of their respective subsidiaries thereof in an aggregate amount of $500,000 or more, not reimbursable by insurance, or (B) materially impair the right of any Borrower, any Guarantor or any of their respective subsidiaries to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

         (c) any Default or Event of Default or any "Default" or "Event of Default" under the Senior Indenture (as such terms are defined in the Senior Indenture) or the Senior Subordinated Indenture (as such terms are defined in the Senior Subordinated Indenture), specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

         (d) upon the issuance, mailing or delivery thereof, (i) copies of notice of any redemption or other payment of the Senior Notes under the Senior Indenture or the Senior Subordinated Notes under the Senior Subordinated Indenture and copies of any written information, correspondence or communication under the Senior Indenture or the Senior

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    Subordinated Indenture or with respect to the Senior Notes or the Senior
    Subordinated Notes not otherwise required to be delivered to the Agent or the Lenders hereunder; and (ii) copies of notice of any redemption, exchange or other payment with respect to any preferred stock of the Borrowers; provided, that this clause (d) shall not constitute the consent of the Agent or any Lender to any such redemption, exchange or other payment; and

         (e) any development in the business or affairs of any Borrower, any Guarantor or any of their respective subsidiaries which has had or which is likely, in the reasonable judgment of any Responsible Officer of any Borrower, to have, a Material Adverse Effect (including, without limitation, any actual or threatened strike, work stoppage or other labor action, whether or not authorized by labor unions).

         SECTION 6.07.  ERISA.   (a)  Pay and discharge promptly any
liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither any Borrower nor any ERISA Affiliate thereof shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which are required by generally accepted accounting principles consistently applied.

    (b) Deliver to the Agent, promptly, and in any event within 30 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, (ii) any Borrower or any ERISA Affiliate thereof or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by any Borrower or any ERISA Affiliate thereof or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) any Borrower or any ERISA Affiliate thereof knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by any Borrower or any ERISA Affiliate thereof of an assessment of withdrawal liability under
Section 4201 of ERISA from a Multiemployer Plan, or any other notice from such Multiemployer Plan of any action or event involving or in connection with insolvency, reorganization or termination (each as defined in ERISA) a copy of such assessment, or notice, (vii) any Borrower or any ERISA Affiliate thereof knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) any Borrower or any ERISA Affiliate thereof knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii)

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together with a statement signed by the Financial Officer of such Borrower setting forth details as to such Reportable Event, notice, event or condition and the action which such Borrower or such ERISA Affiliate thereof proposes to take with respect thereto which, whether individually or in the aggregate, would cause a Material Adverse Effect.

    (c) Within 30 days after the end of any fiscal quarter in which any Borrower becomes aware, directly or indirectly, of any fact or information that materially changes the status of such Borrower with respect to the Multiemployer Plans, give notice thereof to the Agent.

         SECTION 6.08. Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as any Agent may request, permit any authorized representative designated by such Agent to visit and inspect the properties and financial records of each of the Borrowers and their respective subsidiaries and to make extracts from such financial records, at the Borrowers' cost and expense, and permit any authorized representative designated by such Agent to discuss the affairs, finances and condition of each of the Borrowers and their respective subsidiaries with the appropriate Financial Officer and such other officers as such Agent shall deem appropriate and the Borrowers' independent public accountants, as applicable. An authorized representative of each of the Lenders may accompany the Agent on such visits and inspections (and during such visit or inspection, discuss the affairs, finances and condition of each of the Borrowers and their respective subsidiaries with the appropriate Financial Officer, such other officer or the Borrowers' independent public accountants, as applicable). The Agent shall have the right to audit, as often as it may request, the existence and condition of the inventory, books and records of the Borrowers and their respective subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents. The Borrowers shall pay Agent's customary per diem rates, all out-of-pocket expenses of Agent's auditors and all costs of Agent with respect to third-party examiners, but at all times prior to a Default or Event of Default, the obligations of the Borrowers with respect to this sentence shall be limited to $50,000 per calendar year.

         SECTION 6.09. Fiscal Year-End. Cause its Fiscal Year to end on the Saturday nearest to April 30 of each year.

         SECTION 6.10. Further Assurances. Promptly execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.

         SECTION 6.11. Additional Grantors and Guarantors. Promptly inform the Agent of the creation or acquisition of any direct or indirect subsidiary (subject to the provisions of Section 7.05 hereof) and cause each direct or indirect subsidiary not in existence on the date hereof to become a Guarantor hereunder pursuant to an agreement in form and substance reasonably satisfactory to the Agent, and to execute the Security Documents, as applicable, as a

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

Grantor, and cause the direct parent of each such subsidiary to pledge all of the capital stock of such subsidiary pursuant to the Pledge Agreement and cause each such subsidiary to pledge its inventory and all other owned assets pursuant to the Security Agreement.

         SECTION 6.12. Environmental Laws. (a) Comply, and cause each of its subsidiaries to comply, in all material respects with the provisions of all Environmental Laws, and shall keep the properties which it and its subsidiaries own free of any Lien imposed pursuant to any Environmental Law, except where such Liens are being contested in good faith by appropriate proceedings in accordance with applicable law, and, with respect to any properties it or any of its subsidiaries occupies but does not own, it or its subsidiaries shall not conduct any activities or allow any condition to remain which would reasonably be expected to cause the imposition of any Lien under any Environmental Law. Each Borrower and each Guarantor shall not cause or suffer or permit, and shall not suffer or permit any of their respective subsidiaries to cause or suffer or permit, the property of such Borrower, such Guarantor or their respective subsidiaries to be used for the use, generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for the use, generation, handling, storage or transportation of fuel, raw materials and inventory held or generated in the ordinary course of operating its business, refrigerants, wastes and routine cleaning and maintenance products.

    (b) Supply to the Agent copies of all material submissions by each Borrower, each Guarantor or any of their respective subsidiaries to any governmental body and of the final reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of such Borrower, such Guarantor or any of their respective subsidiaries) on or regarding the properties owned, operated, leased or occupied by such Borrower, such Guarantor or any of their respective subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. Each Borrower and each Guarantor shall also permit and authorize, and shall cause its subsidiaries to permit and authorize, the consultants or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders; provided, that attorneys for such Borrower, such Guarantor or such subsidiary or such consultants or other persons shall be entitled to participate in such discussions.

    (c) Promptly (and in no event more than ten Business Days after the applicable Borrower or the applicable Guarantor becomes aware or is otherwise informed of such event) provide written notice to the Agent upon the happening of any of the following:

              (i) such Borrower, such Guarantor or any of their respective subsidiaries, or any tenant or other occupant of any property of such Borrower, such Guarantor or any of their respective subsidiaries receives written notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

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

              (ii) there has been a Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by such Borrower, such Guarantor or any of their respective subsidiaries, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

              (iii) such Borrower, such Guarantor or any of their respective subsidiaries is or may be liable for any material costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

              (iv) any part of the properties owned, operated, leased or occupied by such Borrower, such Guarantor or any of their respective subsidiaries is or may be subject to a Lien under any Environmental Law; or

              (v) such Borrower, such Guarantor or any of their respective subsidiaries undertakes any material Remedial Work with respect to any Hazardous Materials.

         (d) Timely undertake and complete any Remedial Work required to be undertaken by such Borrower or such Guarantor by any Environmental Law, except to the extent that such requirement is being diligently contested in good faith by appropriate proceedings in accordance with applicable law.

         (e) Without in any way limiting the scope of Section 11.04(c) and in addition to any obligations thereunder, each Borrower hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law, except for any liability, loss, damage, suit or proceeding to the extent that it results from the gross negligence, bad faith or willful misconduct of the Agent or any Lender. To the extent laws of the United States or any state or local jurisdiction in which property owned, operated, leased or occupied by any Borrower, any Guarantor or any of their respective subsidiaries is located provide that a Lien upon such property of such Borrower, such Guarantor or such subsidiary may be obtained for the costs of removal by a governmental body of Hazardous Materials which have been Released and a Release has occurred with respect to which such Borrower, such Guarantor or such subsidiary is required to provide notice to the Agent pursuant to Section 6.12(c), no later than ninety days after notice is given by the Agent to such Borrower, such Guarantor or such subsidiary, such Borrower, such Guarantor or such subsidiary shall deliver to the Agent a report issued by a qualified third party engineer providing an assessment of such Hazardous Materials which were Released upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to a Lien or require a response pursuant to any

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

applicable Environmental Laws, the response specified in Section 6.12(f) shall be an affirmative covenant of the Borrowers hereunder.

         (f) In the event that any Remedial Work is required to be performed by any Borrower, any Guarantor or any of their respective subsidiaries under any applicable Environmental Law, any judicial order, or by any governmental entity, such Borrower, such Guarantor or such subsidiaries shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders, except to the extent that such requirement is being diligently contested in good faith by appropriate proceedings in accordance with applicable law.

         SECTION 6.13. Pay Obligations to Lenders and Perform Other Covenants. (a) Make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) in each of the other Loan Documents, all at the times and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all requested information to the Agent necessary for such maintenance.

         SECTION 6.14. Maintain Operating Accounts. Maintain its principal disbursement accounts, operating accounts and other depository accounts as set forth on Schedule 4.14 annexed hereto or as otherwise contemplated by
Section 10.01, and notify the Agent promptly of the closing of any account specified in Schedule 4.14 annexed hereto and the opening up of any new accounts, in detail satisfactory to the Agent and with respect to any such new account, provide the Agent with such agreements, in form and substance satisfactory to the Agent, as the Agent shall request.

         SECTION 6.15. Amendments. Promptly supply to the Agent certified copies of any amendments to the Original Acquisition Documents, the Merger Documents, the Tender Offer Documents, the Capitalization Documents, the Senior Indenture, the Senior Notes, the Senior Subordinated Indenture, the Senior Subordinated Notes or any Subordinated Indebtedness (subject to
Section 7.18 hereof).

         SECTION 6.16. Use of Proceeds. Use all proceeds of the initial borrowing under the Commitment to refinance the outstanding Indebtedness under the Existing Credit Agreement on the Initial Closing Date, to consummate the Related Transactions, to refinance the outstanding Target Indebtedness on the Initial Closing Date and use all proceeds of each borrowing under the

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

Commitment thereafter to provide for working capital requirements and the general corporate purposes of the Borrowers to the extent that such purposes are permitted hereunder.

         SECTION 6.17. Voting Control of Target Company; No Sale of Stock, Etc. At all times from and after the Initial Closing Date to but not including the Merger Closing Date, own at least the Minimum Percentage of the outstanding shares of capital stock of the Target Company. From and after the Initial Closing Date, none of the Borrowers, the Guarantors or any of their respective subsidiaries will sell, assign, transfer, convey or encumber any Target Stock except in accordance with the terms of the Pledge Agreement.

         SECTION 6.18. Merger. Use its best efforts to cause the Merger to be consummated as promptly as practical but in no event later than the 180th day from the Initial Closing Date.

VII.     NEGATIVE COVENANTS

         Each Borrower covenants and agrees with Agent and each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under or with respect to any Letter of Credit, or any fee, expense or amount payable hereunder or in connection with any of the Transactions shall be unpaid, it will not and will not cause or permit any Guarantor or any of their respective subsidiaries and, in the case of Section 7.16 hereof, any ERISA Affiliate thereof to, either directly or indirectly:

         SECTION 7.01. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

         (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

         (b) Liens imposed by law, such as landlord, carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue or which are being contested in good faith by appropriate proceedings as to which the applicable Borrower or any of its subsidiaries, as the case may be, shall, to the extent required by generally accepted accounting principles consistently applied, have set aside on its books adequate reserves;

         (c) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in good faith by

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

    appropriate proceedings and as to which adequate reserves have been established in accordance with generally accepted accounting principles; provided, however, that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens;

         (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord, ground lessor or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business or with respect to leasehold interests permitted to exist under any Mortgage, as permitted by such Mortgage or with respect to leasehold interests on real property not subject to any Mortgage, of the types permitted by, and containing the same general terms and limitations of, any of the Mortgages delivered on the Original Closing Date;

         (e) Liens upon any equipment acquired through the purchase or lease by any Borrower or any of its subsidiaries which are created or incurred by such Borrower as a condition to the financing of such acquisition to secure or provide for the payment of any part of the purchase price of, or lease payments on, such equipment (but no other amounts and not in excess of the purchase price or lease payments); provided, however, that any such Lien shall not apply to any other property of such Borrower or any of its subsidiaries; and provided, further, that after giving effect to such purchase or lease, compliance is maintained with Section 7.07 hereof;

         (f) Liens created in favor of the Letter of Credit Issuer for the benefit of the Secured Parties with respect to Letters of Credit;

         (g)  Liens existing on the date of this Agreement and set forth in
    Schedule 7.01 annexed hereto or set forth in Schedule B to each of the title policies referred to in Section 3.03 hereof;

         (h) Liens created in favor of the Agent for the benefit of the Secured Parties (including, without limitation, Liens securing interest rate protection agreements and other similar arrangements entered into with Fleet);

         (i) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

         (j) Liens for judgments which would not result in an Event of Default under Article VIII (l);

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

         (k)  Liens in respect of Capitalized Lease Obligations;

         (l) Liens in favor of A.I. Credit Corp. securing payment of amounts due under a Premium Finance Agreement, Disclosure Statement and Security Agreement dated as of May 29, 1997; provided, however, that compliance is maintained with Section 7.03(xii) hereof; or

         (m) Liens on property in connection with transactions permitted pursuant to Section 7.02 hereof.

         SECTION 7.02. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby any Borrower, any Guarantor or any of their respective subsidiaries shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Borrower, such Guarantor or such subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that so long as no Default or Event of Default exists at such time or immediately after giving effect thereto, upon thirty (30) days' prior written notice by the Borrowers to the Agent, the Borrowers may enter into such arrangements with respect to real property with the prior written consent of the Agent and the Required Lenders (such consent not to be unreasonably withheld).

         SECTION 7.03. Indebtedness. Incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness (including, without limitation, Capitalized Lease Obligations) secured by Liens permitted under
Section 7.01, (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, but (except for extensions or renewals of the IRB Indebtedness) not the increase, extension, renewal or refunding thereof, (iii) Indebtedness incurred hereunder and under the other Loan Documents, (iv) Indebtedness incurred with respect to interest rate protection agreements and other similar arrangements entered into with Fleet, (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) Guarantees of the Obligations, (vii) Indebtedness under the Senior Indenture or the Senior Notes, but not the increase, extension, renewal or refunding thereof, (viii) Indebtedness under the Senior Subordinated Indenture, but not the increase, extension, renewal or refunding thereof, (ix) other Subordinated Indebtedness, but not the increase, extension, renewal or refunding thereof, (x) Indebtedness to trade creditors incurred in the ordinary course of business, (xi) Intercompany Indebtedness,
(xii) Indebtedness to A.I. Credit Corp. incurred in connection with a Premium Finance Agreement, Disclosure Statement and Security Agreement dated as of May 29, 1997 in a maximum amount of $16,000,000, (xiii) Indebtedness with respect to unsecured letters of credit not issued under this Agreement in a maximum amount of $5,000,000, plus any amount by which the maximum amount of Letters of Credit under this Agreement (presently $30,000,000) is permanently reduced, and (xiv) Indebtedness permitted to be incurred under Section 7.02 hereof.

         SECTION 7.04. Dividends, Distributions and Payments. Declare or pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities (other than payment-in-kind payments or non-cash accretions to liquidation preference

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

made with respect to any preferred stock of Jitney Jungle) or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose, other than (i) the issuance of warrants to purchase up to 15%, on a fully diluted basis, of the common stock of Jitney Jungle and (ii) dividends or other distributions by any subsidiary of Jitney Jungle to Jitney Jungle or a subsidiary thereof and purchases by Jitney Jungle of the capital stock of Jitney Jungle from retiring employees of the Borrowers pursuant to the Securities Purchase and Holders Agreement in an aggregate amount for all such employees not in excess of $1,000,000 during the term of this Agreement (as such amount may from time to time be reduced by purchases of such capital stock by Jitney Jungle from such employees and increased by any sales by Jitney Jungle of such capital stock to other employees; provided, that such purchased capital stock shall be sold within 180 days of such purchase to one or more employees of the Borrowers for a cash consideration equal to or greater than the consideration paid by Jitney Jungle for such capital stock).

         SECTION 7.05. Consolidations, Merger and Sales of Assets. Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person, except that (i) the Borrowers and their respective subsidiaries may sell any of their inventory in the ordinary course of their business; (ii) the Borrowers and their respective subsidiaries may consummate the Related Transactions; (iii) the Borrowers may sell automobiles used by employees in a manner consistent with the Borrowers' past practices; (iv) any Borrower may sell obsolete equipment in the ordinary course of business; provided, that the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 2.09(d)(i); (v) any Borrower (other than Acquisition Corp. or Jitney Jungle) or Guarantor (other than Acquisition Corp. or Jitney Jungle) may merge into any other Borrower or Guarantor; (vi) the Borrowers and their respective subsidiaries may sell assets (other than inventory or as otherwise permitted hereby) that constitute properties of any Borrower or any subsidiary thereof no longer necessary for the proper conduct of their respective businesses, for fair consideration and having a sales price of not greater than $1,000,000 in any single transaction; provided, that the aggregate sales price of all assets permitted to be sold pursuant to this clause (vi) shall not exceed $5,000,000 during the term of this Agreement; and provided; further that the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 2.09(d)(i);
(vii) the Borrowers and their respective subsidiaries may lease or sublease real property covered by a Mortgage in the ordinary course of business, such lease or sublease to be for an initial term of up to seven and one-half years; provided, that the real property covered by any such lease or sublease shall not exceed 5,000 square feet.; (viii) the Borrowers and their respective subsidiaries may sell assets permitted to be sold by Section 7.02 hereof; (ix) the Borrowers and their respective subsidiaries may sell the FTC Divestiture Stores; and (x) Acquisition Corp. may merge with and into the Target Company on the Merger Closing Date.

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

         SECTION 7.06. Investments. Own, purchase or acquire any stock, obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

         (a) certificates of deposit in dollars of any commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $1,000,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");

         (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

         (c) commercial paper at the time of acquisition having the highest rating obtainable from either S&P or Moody's;

         (d) federally tax exempt securities rated A or better by either S&P or Moody's;

         (e) investments in the stock of any subsidiary existing on the Initial Closing Date, but not any additional investments therein;

         (f) loans to employees in connection with the purchase of capital stock of the Borrowers and/or for other purposes not in excess of $750,000 in the aggregate outstanding at any time for all loans under this clause
    (f);

         (g) so long as no Default or Event of Default shall exist at the time of acquisition (or after giving effect thereto) and subject to Section 7.13, acquisitions by any Borrower or any subsidiary thereof of assets of a business of a non-Affiliated person not to exceed in purchase price (whether in the form of cash, property, stock, Indebtedness, assumption of liabilities or otherwise) $1,000,000 individually or $5,000,000 in the aggregate for all such acquisitions during the term of this Agreement;

         (h) acquisitions of new stores for the conduct of the Borrowers' business to the extent permitted under this Agreement;

         (i)  Intercompany Loans; and

         (j)  investments in the Target Stock;

provided, that, in each case mentioned in (a), (b), (c) and (d) above, such obligations shall mature not more than one year from the date of acquisition thereof; provided, further, that Loans may not be used to purchase or otherwise fund the investments described in clauses (a) through and including
(d) above.

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

         SECTION 7.07. Capital Expenditures and Other Expenditures. Permit the aggregate amount of payments made, without duplication, for Capital Expenditures, Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) and/or Section 7.01(k) hereof (excluding Capital Expenditures in respect of Reinvestment Assets to the extent funded with the Net Cash Proceeds of Asset Sales), at the end of each fiscal quarter, for the four most recent consecutive fiscal quarters of the Borrowers and their respective Consolidated subsidiaries to exceed 50% of EBITDA for such fiscal period.

         SECTION 7.08. Fixed Charge Coverage Ratio. If Undrawn Availability at any time (each, a "Fixed Charge Test Date") is less than $22,500,000, permit the Fixed Charge Coverage Ratio at the end of each fiscal quarter, commencing with the fiscal quarter following the fiscal quarter in which such Fixed Charge Test Date occurred, to be less than 1.00:1.00.

         SECTION 7.09. Leverage Ratio. Permit the Leverage Ratio at the end of each fiscal quarter set forth below to be greater than:

              Date of Determination              Ratio
              ---------------------              -----

              Each Fiscal Quarter ending         5.00:1.00
              in Fiscal Year 1998

              Each Fiscal Quarter ending         4.40:1.00
              in Fiscal Year 1999

              Each Fiscal Quarter ending         4.30:1.00
              in Fiscal Year 2000

              Each Fiscal Quarter ending         3.90:1.00
              in Fiscal Year 2001

              Each Fiscal Quarter ending         3.60:1.00
              in Fiscal Year 2002

              Each Fiscal Quarter ending         3.40:1.00
              in Fiscal Year 2003

         SECTION 7.10. Interest Coverage Ratio. Permit the Interest Coverage Ratio at the end of each fiscal quarter set forth below to be less than:

              Date of Determination              Ratio
              ---------------------              -----

              Each Fiscal Quarter ending         1.65:1.00
              in Fiscal Year 1998

              Each Fiscal Quarter ending         1.80:1.00
              in Fiscal Year 1999

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

              Each Fiscal Quarter ending         1.85:1.00
              in Fiscal Year 2000

              Each Fiscal Quarter ending         2.00:1.00
              in Fiscal Year 2001 and
              thereafter

         SECTION 7.11. EBITDA. Permit EBITDA at the end of each fiscal quarter for the four most recent consecutive fiscal quarters ending on or prior to the date of determination to be less than the following amounts; provided, that for the fiscal quarters ending October 18, 1997, January 10, 1998 and May 2, 1998, EBITDA shall be calculated, with respect to Jitney Jungle and its subsidiaries (other than Delchamps and its subsidiaries), for the number of fiscal quarters that shall have elapsed since May 3, 1997 and with respect to Delchamps and its subsidiaries, for the period commencing June 29, 1997 through the date of determination:

              Date of Determination              Amount
              ---------------------              ------

              Fiscal Quarter ending              $38,000,000
              October 18, 1997

              Fiscal Quarter ending              $59,000,000
              January 10, 1998

              Fiscal Quarter ending              $90,000,000
              May 2, 1998

              Each Fiscal Quarter ending         $112,000,000
              in Fiscal Year 1999

              Each Fiscal Quarter ending         $114,000,000
              in Fiscal Year 2000

              Each Fiscal Quarter ending         $124,000,000
              in Fiscal Year 2001

              Each Fiscal Quarter ending         $135,000,000
              in Fiscal Year 2002

              Each Fiscal Quarter ending         $148,000,000
              in Fiscal Year 2003

         SECTION 7.12. Interest Rate Protection Arrangements. Enter into any interest rate protection agreement, interest rate swap agreement, hedge contract or any other agreement, arrangement, device or instrument designed or intended to protect the applicable Borrower

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

against fluctuations in the rate of interest on its Indebtedness with any person other than Fleet or an Affiliate thereof (subject to market competition).

         SECTION 7.13. Business. Alter the nature of its business as operated on the date of this Agreement in any material respect.

         SECTION 7.14. Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.

         SECTION 7.15. Use of Proceeds. Permit the proceeds of any Credit Event to be used for any purpose which entails a violation of, or is inconsistent with, Regulation G, T, U or X of the Board, or for any purpose other than those set forth in Section 6.16 hereof.

         SECTION 7.16. ERISA. (a) Engage in any transaction in connection with which any Borrower or any ERISA Affiliate thereof could be subject to either a material civil penalty assessed pursuant to the provisions of
Section 502 of ERISA or a material tax imposed under the provisions of
Section 4975 of the Code.

         (b)  Terminate any Pension Plan in a "distress termination" under
Section 4041 of ERISA which could result in a material liability of any Borrower or any ERISA Affiliate thereof to the PBGC, or take any other action which could result in a material liability of any Borrower or any ERISA Affiliate thereof to the PBGC.

         (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, any Borrower or any ERISA Affiliate thereof is required to pay as contributions thereto (other than a failure by reason of inadvertent error that is corrected as soon as practicable after discovery of such error if the effect of such failure would reasonably be expected to result in a Material Adverse Effect), or, with respect to any Pension Plan, permit to exist any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

         (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

         SECTION 7.17. Accounting Changes. Make, or permit any subsidiary to make, any material change in its accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

         SECTION 7.18. Prepayment or Modification of Indebtedness; Modification of Charter and Other Documents. (a) Directly or indirectly prepay, redeem, purchase, defease or retire in advance of its scheduled maturity any Indebtedness (for borrowed money or under capital leases) other than (i) Indebtedness incurred hereunder, (ii) Indebtedness in respect of

Capitalized Lease Obligations relating to real property, (iii) Indebtedness in respect of Capitalized Lease Obligations relating to personal property (such prepayments, redemptions, purchases or retirements under this clause
(iii) not to exceed $2,500,000 in the aggregate during the term of this Agreement), or pay any Indebtedness in violation of any subordination provisions with respect thereto, or (iv) Indebtedness under certain insurance policies maintained with Aon Risk Services with respect to the premiums payable under such policies, as contemplated by the financing arrangements with A.I. Credit Corp. pursuant to a Premium Finance Agreement, Disclosure Statement and Security Agreement dated as of May 29, 1997.

         (b) Directly or indirectly prepay, redeem, purchase, decrease or retire in advance of its scheduled maturity any Indebtedness issued under the Senior Indenture, the Senior Subordinated Indenture or any of the Senior Notes or the Senior Subordinated Notes or any Subordinated Indebtedness.

         (c) Directly or indirectly modify, amend or otherwise alter the terms and provisions of the Senior Indenture or the Senior Notes or of the Senior Subordinated Indenture or the Senior Subordinated Notes or any Subordinated Indebtedness.

         (d) Directly or indirectly modify, amend or alter their certificates or articles of incorporation (except in connection with issuances of capital stock permitted by Section 7.23(iv)), preferred stock/certificates of designations or by-laws.

         (e) Directly or indirectly modify, amend or otherwise alter the terms and provisions of any of the Original Acquisition Documents, the Merger Documents, the Tender Offer Documents or the Capitalization Documents (except any stockholders agreement between or among the holders of the Acquisition Securities to the extent such would not reasonably be expected to have a Material Adverse Effect).

         (f) Directly or indirectly modify, amend or otherwise alter the terms and provisions of the SunTrust LC without the written consent of the Agent.

         SECTION 7.19. Transactions with Affiliates. Except as otherwise specifically permitted in this Agreement, including fees permitted in Section
7.20 and the transactions contemplated under the Original Acquisition Documents, the Merger Documents, the Tender Offer Documents and the Capitalization Documents, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of any Borrower, any subsidiary thereof or any relative thereof, except at prices and on any terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

         SECTION 7.20. Consulting Fees. Pay any management, consulting or other fees of any kind to any Affiliate of any Borrower or any subsidiary thereof, other than salaries to employees consistent with industry practice, legal fees and consulting and investment banking fees, except as specified in
Schedule 7.20 annexed hereto.

         SECTION 7.21. Limitations on Dividends and Other Payments. Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any subsidiary of any Borrower to (a) pay dividends or make any other distributions on its capital stock or any other equity interest or participation in, or measured by, its profits, owned by any other Borrower or any subsidiary thereof, or pay any indebtedness owed to, any other Borrower or any subsidiary thereof, (b) make loans or advances to any other Borrower or any subsidiary thereof, or (c) transfer any of its properties or assets to any other Borrower or any subsidiary thereof, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement, (iii) the Senior Indenture as in effect on the Initial Closing Date or (iv) the Senior Subordinated Indenture as in effect on the Initial Closing Date.

         SECTION 7.22. Limitation on Creation of Subsidiaries. Establish, create or acquire, or permit any subsidiary of any Borrower to establish, create or acquire, any new subsidiary, without the prior written consent of the Agent.

         SECTION 7.23. Limitation on Issuance of Capital Stock. Issue, or permit any subsidiary to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) to effect the Merger on the Merger Closing Date, (ii) to qualify directors to the extent required by applicable law, (iii) upon the formation of any new subsidiary to the extent permitted by this Agreement, such newly formed subsidiary may issue capital stock to the applicable Borrower so long as the capital stock so issued is immediately pledged to the Agent for the benefit of the Secured Parties under the applicable Pledge Agreement, and (iv) the issuance by Jitney Jungle of capital stock (including by way of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock of Jitney Jungle.


VIII.    EVENTS OF DEFAULT

         In case of the happening of any of the following events (herein called "Events of Default"):

         (a) any representation or warranty made or deemed made in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

         (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Note, any fee or any other amount payable hereunder, or under or with respect to the Notes, Letters of

    Credit, or any other Loan Document or in connection with any other Credit Event or any of the Transactions when and as the same shall become due and payable;

         (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Borrower, any Guarantor, any Grantor or any of their respective subsidiaries pursuant to the terms of this Agreement, any of the Notes, any of the Security Documents or any other Loan Document (and, with respect to defaults under Sections 6.04, 6.06, 6.07 and 6.12 hereof, such default shall continue for fifteen (15) days);

         (e) any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower, such Guarantor, such Grantor or such subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

         (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
    (i) relief in respect of any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof, or of a substantial part of the property or assets of any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law,
    (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof or for a substantial part of the property of any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof or
    (iii) the winding-up or liquidation of any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

         (g) default shall be made with respect to any Indebtedness (excluding Indebtedness outstanding hereunder and Indebtedness covered by clause (h) or (i) of this Article VIII) or any obligations under a capitalized lease relating to any personal property of any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof, and, with respect to such lease, whose unpaid principal amount exceeds (together with all other Indebtedness or capitalized leases in default under this clause (g)) $250,000 in the aggregate at any time, if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or such obligations under a capitalized lease, or if any such Indebtedness or such obligations under a capitalized lease shall not be paid when scheduled to be due and payable (taking into account any grace periods);

         (h) default shall be made with respect to any obligations under a capitalized lease relating to any real property of any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof, whose principal amount exceeds (together with all other capitalized leases in default under this clause (h)) $2,250,000 in the aggregate at any time, if the effect of any such default shall be to accelerate the maturity of such obligations under such capitalized lease;

         (i)  default shall be made with respect to any IRB Indebtedness
    (including,   without limitation, under the Letter of Credit Reimbursement
    Agreement, dated as of December 1, 1995, between McCarty-Holman Co., Inc. and Sun Trust Bank, Atlanta (or any successor or replacement agreement), pursuant to which an irrevocable letter of credit in favor of the IRB Trustee relating to such Indebtedness, was issued) by the City of Jackson, Mississippi or any Borrower, and Guarantor, any Grantor or any subsidiary of any thereof, if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or if any such Indebtedness shall not be paid when scheduled to be due and payable (taking into account any grace periods);

         (j) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA,
    (iii) the receipt of notice by any Borrower, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan,
    (iv) any other event or condition exists which constitutes grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code,
    (vi) any Borrower or any ERISA Affiliate thereof has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064, 4201 or 4203 of ERISA, (vii) any Borrower or any ERISA Affiliate thereof fails to pay the full amount of an installment required under
    Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Borrower or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Borrower or any ERISA

    Affiliate thereof to any taxes, penalties or other liabilities which, in the reasonable opinion of the Agent, would have a Material Adverse Effect on the financial condition of any Borrower or any ERISA Affiliate;

         (k) any Borrower or any ERISA Affiliate thereof (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;

         (l) a judgment (not reimbursed by insurance policies of any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $500,000 shall be rendered by a court or other tribunal against any Borrower, any Guarantor, any Grantor or any subsidiary of any thereof and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty;

         (m) this Agreement, any Note, any of the Security Documents or any of the other Loan Documents shall for any reason cease to be, or shall be asserted by any Borrower, any Guarantor or any Grantor not to be, a legal, valid and binding obligation of such Borrower, such Guarantor or such Grantor, as applicable, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Borrower, any Guarantor or any Grantor not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

         (n)  a Change of Control shall occur;

         (o) any of the Related Transactions (other than the initial borrowing under the Commitment, the acquisition of all of the Target Stock and the Merger) shall not have been duly and validly consummated on the Initial Closing Date, without modification, amendment or waiver (except for de minimis modifications, amendments and waivers of which the Agent shall have received prior notification and except for other modifications, amendments or waivers as shall have been approved in writing by the Agent), in accordance with the terms, conditions and provisions of the Merger Documents, the Tender Offer Documents or the Senior Subordinated Indenture, as the case may be; or

         (p) the Merger shall not have been duly and validly consummated no later than the 180th day after the date hereof, without modification, amendment or waiver (except for de minimis modifications, amendments and waivers of which the Agent shall have received prior notification and except for other modifications, amendments or waivers as shall have been approved in writing by the Agent), in accordance with the terms, conditions and provisions of the Merger Documents and the Tender Offer Documents;

 then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrowers, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Commitment and the obligations of the Letter of Credit Issuer to issue Letters of Credit hereunder; and (ii) declare the Notes, any amounts then owing to the Lenders or the Letter of Credit Issuer on account of drawings under any Letters of Credit and all other Obligations to be forthwith due and payable, whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders or the Letter of Credit Issuer on account of drawings under any Letters of Credit and other liabilities of the Borrowers accrued hereunder and all other Obligations, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower and each Guarantor, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (e) or
(f) above, the Total Commitment and the obligation of the Letter of Credit Issuer to issue Letters of Credit shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders and the Letter of Credit Issuer on account of drawings under any Letters of Credit and any other liabilities of any Borrower accrued hereunder and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower and each Guarantor, anything contained herein or in the Notes to the contrary notwithstanding.

         During the continuance of an Event of Default, the Agent shall have and may exercise all rights and remedies of a mortgagee or a secured party under the Uniform Commercial Code in effect in the State of New York at such time, whether or not applicable to the affected Collateral, and otherwise, including, without limitation, the right to foreclose the Liens granted herein or in any of the Security Documents by any available judicial procedure and/or to take possession of any or all of the Collateral, the other security for the Obligations and the books and records relating thereto, with or without judicial process; for the purposes of the preceding sentence, the Agent may enter upon any or all of the premises where any of the Collateral, such other security or books or records may be situated and take possession and remove the same therefrom.

         The Agent shall have the right, in its sole discretion, to determine which rights, Liens or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lenders', the Letter of Credit Issuer's or the Agent's rights hereunder or under any other Loan Documents; and any moneys, deposits, accounts, balances or other property which may come into any Lender's, the Letter of Credit Issuer's or the Agent's hands at any time or in any manner, may be retained by such Lender, the Letter of Credit Issuer or the Agent and applied to any of the Obligations.

         In case any one or more Events of Default shall occur and be continuing, the Agent may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement or any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         No right or remedy herein conferred upon the Lenders, the Letter of Credit Issuer or the Agent is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement or any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         No course of dealing between any Borrower or any Grantor or Guarantor and any Lender, the Letter of Credit Issuer or the Agent or any failure or delay on the part of any Lender, the Letter of Credit Issuer or the Agent in exercising any rights or remedies hereunder or under any other Loan Document shall operate as a waiver of any rights or remedies of the Lenders, the Letter of Credit Issuer or the Agent and no single or partial exercise of any rights or remedies hereunder or under any other Loan Document shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or under any other Loan Document or of the same right or remedy on a future occasion.

         After the occurrence of an Event of Default and acceleration of the Obligations as herein provided, the proceeds of the Collateral and of property of persons other than the Borrowers and the Grantors securing the Obligations and collections from each Guarantee of the Obligations shall be applied by the Agent to payment of the Obligations in the following order, unless a court of competent jurisdiction shall otherwise direct or if otherwise provided in a Security Document:

              (i) FIRST, to payment of all reasonable costs and expenses of the Agent, the Letter of Credit Issuer and the Lenders incurred in connection with the preservation, collection and enforcement of the Obligations or any Guarantee thereof, or of any of the Liens granted to the Agent pursuant to the Security Documents or otherwise, including, without limitation, any amounts advanced by the Agent, the Letter of Credit Issuer or the Lenders to protect or preserve the Collateral;

              (ii) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees and indemnities due and payable under Section 2 hereof, ratably amongst the Agent, the Letter of Credit Issuer and the Lenders in accordance with the proportion which the accrued interest and fees and indemnities due and payable under Section 2 hereof constituting the Obligations owing to the Agent, the Letter of Credit Issuer and each such Lender at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under Section 2 hereof constituting the Obligations owing to the Agent, the Letter of Credit Issuer and all of the Lenders at such time until such interest, fees and indemnities shall be paid in full;

              (iii) THIRD, to the Agent on behalf of the Letter of Credit Issuer in an amount equal to 103% of the then aggregate undrawn amount of all outstanding Letters of Credit to be held by the Agent for the payment of the Obligations with respect thereto when and if due and payable;

              (iv) FOURTH, to payment of the principal of the Obligations (which shall exclude all Obligations with respect to the undrawn amount of Letters of Credit), ratably amongst the Lenders and the Letter of Credit Issuer in accordance with the proportion which the principal amount of the Obligations (which shall exclude all Obligations with respect to the undrawn amount of Letters of Credit) owing to each such Lender and the Letter of Credit Issuer bears to the aggregate principal amount of the Obligations (which shall exclude all Obligations with respect to the undrawn amount of Letters of Credit) owing to all of the Lenders and the Letter of Credit Issuer until such principal of the Obligations shall be paid in full;

              (v) FIFTH, to the payment of all other Obligations, ratably amongst the Lenders in accordance with the proportion which the amount of such other Obligations owing to each such Lender bears to the aggregate principal amount of such other Obligations owing to all of the Lenders until such other Obligations shall be paid in full; and

              (vi) SIXTH, the balance, if any, after all of the Obligations have been satisfied, shall, except as otherwise provided in the Security Documents, be deposited by the Agent in an operating account of the Borrowers with the Agent designated by the Borrowers, or paid over to such other person or persons as may be required by law.

         In the event that the amount of monies received by the Agent under clause (iii) above with respect to a Letter of Credit for which there are undrawn amounts at the time of the Agent's receipt of such monies shall exceed the amount of actual payments the Letter of Credit Issuer shall have made with respect to drawings under such Letter of Credit after the Agent's receipt of such monies, which determination shall be made after such Letter of Credit has been terminated or has expired, then the Agent shall apply such excess monies and cash collateral in accordance with paragraphs (iv), (v) and (vi) of the immediately preceding paragraph.

         Each of the Borrowers and the Guarantors acknowledges and agrees that they shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and collections under the Guarantees of the Obligations and the aggregate amount of the sums referred to in the first through fifth clauses above.


IX. AGENT

         In order to expedite the transactions contemplated by this Agreement, Fleet Capital Corporation is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence, bad faith or willful misconduct.

         The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by such Agent and (c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

         The Lenders hereby designate DLJ Capital Funding, Inc. as Documentation Agent. The Documentation Agent, in its capacity as documentation agent, shall have no rights, responsibilities, duties or obligations under this Agreement or any other Loan Document.

         In the event that (a) the Borrowers fail to pay when due the principal of or interest on any Note, any amount payable under or with respect to any Letter of Credit, or any fee payable hereunder or (b) the Agent receives written notice of or otherwise becomes aware of the occurrence of a Default or an Event of Default, the Agent shall promptly give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders (but shall not be required to take any such actions which violate any law or any term of this Agreement or any other Loan Document); provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         Neither the Agent nor the Documentation Agent shall be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of any Borrower or any Guarantor and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with any Borrower or any Guarantor, as though it were not Agent of the Lenders hereunder.

         Neither the Agent, the Documentation Agent nor any of their respective directors, officers, employees or agents shall have any responsibility to any Borrower or any Guarantor on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Borrower or any Guarantor of any of their respective obligations hereunder or in connection herewith.

         The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

         The Agent and the Borrowers may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrowers.

         With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent and the Documentation Agent in its individual capacity and not as Documentation Agent shall have the same rights, powers and duties hereunder and under any other Loan Document executed in connection herewith as any other Lender and may exercise the same as though it were not the

Agent or the Documentation Agent, as the case may be, and the Agent, the Documentation Agent and their respective affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower, any Guarantor or other affiliate thereof as if it were not the Agent or the Documentation Agent, as the case may be.

         Each Secured Party agrees (i) to reimburse the Agent and the Documentation Agent in the amount of such Lender's pro rata share (based on its Total Commitment hereunder) of any expenses incurred for the benefit of the Secured Parties by the Agent or the Documentation Agent (as applicable), including counsel fees and compensation of agents paid for services rendered on behalf of the Secured Parties, not reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Agent, the Documentation Agent and any of their respective directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it or such directors, officers, employees or agents in its or their capacity as, or acting on behalf of, the Agent or the Documentation Agent (as applicable) in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers; provided, however, that no Secured Party shall be liable to the Agent or the Documentation Agent's (as applicable) for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent, the Documentation Agent or any of their respective directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Documentation Agent, Fleet, DLJ or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Documentation Agent, Fleet, DLJ or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a financial institution with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor financial institution, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

The Documentation Agent may resign as Documentation Agent at any time by giving written notice thereof to the Agent. The Agent (and only the Agent) may appoint a successor Documentation Agent, which Documentation Agent shall be a Lender or an Affiliate of a Lender; provided, however, that the Agent shall have no obligation to appoint a successor Documentation Agent.

         The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders (and the Agent shall not be obligated to take any such requested action which violates applicable law or any terms of this Agreement or any other Loan Document). The Lenders hereby acknowledge that neither the Agent nor the Documentation Agent is acting as the fiduciary of, or trustee for, any of the Lenders.


X.  CASH RECEIPTS COLLECTION

         SECTION 10.01. Collection of Cash. (a) (i) The Borrowers will, at their own cost and expense, cause all payments received by the Borrowers from any source, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders, credit card payments, debit card payments or otherwise (referred to herein as "Payments"), (ii) to be deposited daily in precisely the form received (but with any endorsements of the Borrowers necessary for deposit or collection) in one or more bank accounts maintained by the Borrowers and acceptable to the Agent in which only the Payments owned by the Borrowers will be deposited, (iii) to be transferred daily from the accounts referred to in clause (ii) to one or more concentration accounts designated by the Agent with a bank acceptable to the Agent in which only the Payments owned by the Borrowers will be deposited, and (iv) cause the Payments to be transferred daily from the concentration accounts referred to in clause (iii) to an account of the Agent, such Payments to be subject to withdrawal by the Agent only, as hereinafter provided. Until such Payments are deposited with the Agent in accordance with the prior sentence, such Payments shall be deemed to be held in trust by the Borrowers for and as the Agent's property. All Payments that are deposited with the Agent in accordance with the foregoing will, if deposited on or before 1:00 p.m. (New York time), be applied by the Agent on such Business Day (or, if deposited after 1:00 p.m. (New York time), within one Business Day after receipt thereof by the Agent) to reduce the outstanding balance of the Loans and thereafter other Obligations then due and payable, subject to final collection in cash of the item deposited. Each bank at which an account referred to in clause (ii) of the first sentence of this Section 10.01(a) is maintained and each bank at which a concentration account referred to in clause (iii) of such sentence shall execute and deliver to the Agent such agreements, in form and substance satisfactory to the Agent, as the Agent shall request with respect to such accounts, including, without limitation, with respect to prohibitions on the Borrowers withdrawing funds from such accounts or otherwise directing or modifying actions with respect to such accounts; provided, that with respect to each account referred to in clause (ii) of the first sentence of this Section 10.01(a) which is maintained by Delchamps or any subsidiary thereof, such agreements shall be delivered to the Agent within forty-five (45) days of the Initial Closing Date; provided, however, that such agreements shall permit the Borrowers to maintain the maximum balance set forth in Schedule III annexed hereto in each account referred to in clauses (ii) and (iii) of the first sentence of this Section 10.01(a).

         Upon the occurrence and continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all third parties holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect and/or take possession of the Collateral and the books and records relating thereto.

         (b) (i) Each Borrower hereby constitutes the Agent or the Agent's designee as such person's attorney-in-fact with power to endorse its name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; upon the occurrence of an Event of Default, to open and dispose of all mail received by such Borrower and to notify the Postal Service authorities to change the address for delivery of mail addressed to such person to such address as the Agent may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law; provided, that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence, bad faith or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

              (ii) The Agent, without notice to or consent of any Borrower, shall have the right to receive, endorse, assign and/or deliver in its name or the name of any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Collateral, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

         (c) Nothing herein contained shall be construed to constitute any Borrower as agent of the Agent for any purpose whatsoever, and neither the Agent nor any Lender shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent's or a Lender's act or omission constituted gross negligence, bad faith or willful misconduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Collateral or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence, bad faith or willful misconduct). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume any Borrower's obligations under any contract or agreement assigned to the Agent or the Lenders, and the Agent and the Lenders shall not be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

         (d) If any of the Collateral includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Borrowers and to charge the Borrowers' account therefor. The Borrowers shall notify the Agent if any Collateral includes any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Collateral and shall not be liable for any taxes that may be due from the Borrowers by reason of the sale of any of the Collateral.

         SECTION 10.02. Monthly Statement of Account. The Agent shall render to the Borrowers each calendar month a statement of the Borrowers' account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers' exceptions within 30 days after such statement was rendered to the Borrowers.

         SECTION 10.03. Collateral Custodian. Upon the occurrence and continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrowers a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. Each Borrower hereby agrees to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrowers' account and added to the Obligations.


XI. MISCELLANEOUS

         SECTION 11.01. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed by certified mail return receipt requested (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed with a copy mailed as aforesaid) addressed,

         (a) if to any Borrower, Guarantor or Grantor, at 1770 Ellis Avenue, Jackson, MS 39204, Attention: Michael E. Julian, President, with copies to Bruckmann, Rosser, Sherrill & Co., Inc., 126 East 56th Street, New York, NY 10022, Attention: Harold Rosser, Managing Director; and Dechert, Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103,
    Attention:  Gary L. Green, Esq.;

         (b) if to the Agent, at Fleet Capital Corporation, 60 East 42nd Street, New York, NY 10017, Attention: Mr. Thomas Maiale, with a copy to Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, NY 10022, Attention: Albert M. Fenster, Esq.; and

         (c)  if to any Lender, at the address set forth below its name in
    Schedule 2.01 annexed hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party.

         SECTION 11.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower, any Guarantor or any of their respective subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

         SECTION 11.03. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, any Guarantor, any Grantor, any ERISA Affiliate, any subsidiary of any thereof, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, each Borrower specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. The Borrowers may not assign or transfer any of their rights or obligations hereunder without the written consent of all the Lenders.

         (b) Each Lender, without the consent of the Borrowers, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment) and the Loans owing to it and interest in undrawn Letters of Credit and the Notes held by it); provided, however, that
(i) such Lender's obligations under this Agreement (including, without limitation, its Commitment), shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10(a) (except to the extent that application of such Section 2.10(a) to such banks and entities would cause any Borrower to make duplicate payments thereunder), 2.11,
2.12 and 2A.04 hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that each Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers, the Grantors and the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans in which such entity is participating or the release of all Collateral.

         (c) Each Lender may assign and delegate to an Eligible Assignee with the prior written consent of the Borrowers (such consent not to be unreasonably withheld or delayed) and with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the same portion of the Loans and interest in undrawn Letters of Credit at the time owing to it and the Note or Notes held by it); provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, interest in undrawn and unreimbursed Letters of Credit and Notes, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $10,000,000 and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement with respect to the period after the date of such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding any other provisions of this Section 11.03(c), no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted prior to the Syndication Date.

         (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any Grantor or Guarantor or the performance or observance by any Borrower, Grantor or the Guarantor of any of their respective obligations under this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (e)  The Agent shall maintain at its address referred to in
Section 11.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E annexed hereto,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrowers. Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A. Notes surrendered to the Borrowers shall be canceled by the Borrowers.

         (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to any Borrower, any Grantor or any Guarantor furnished to such Lender by or on behalf of any Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrowers received from such Lender.

         SECTION 11.04. Expenses; Indemnity. (a) Each Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement, the Security Documents, the Notes and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or work-outs of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent, the Documentation Agent, the Letter of Credit Issuer or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agent, the Documentation Agent, the Letter of Credit Issuer and each Lender and ongoing field examination expenses and charges. Without limitation of the foregoing, each Borrower hereby agrees to reimburse the Agent for any and all reasonable costs and expenses incurred in connection with audits and field exams of the Borrowers' and their subsidiaries' properties, assets, business and operations performed at the request of the Agent by an independent party selected by the Agent (provided that as long as the Default or Event of Default is in existence, the obligations of the Borrowers under this sentence shall not exceed $50,000 per calendar year). Each Borrower further indemnifies the Lenders and the Letter of Credit Issuer from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Notes or the making of any Credit Events.

         (b) Each Borrower indemnifies the Agent, the Documentation Agent, the Letter of Credit Issuer and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, the Letter of Credit Issuer, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Agent, the Documentation Agent, the Letter of Credit Issuer, the Lender or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans or of any Letter of Credit, (ii) this Agreement, any of the Security Documents, or the other documents contemplated hereby or thereby, except, as to any Lender, as a result of a breach thereof by such Lender (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to the Related Transactions and/or any of the foregoing, whether or not the Agent, the Documentation Agent, the Letter of Credit Issuer, any Lender or any such person is a party thereto; provided, however, that such indemnity shall not, as to the Agent, the Documentation Agent, the Letter of Credit Issuer or any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence, bad faith or willful misconduct of the Agent, the Documentation Agent, the Letter of Credit Issuer or any Lender.

         (c) Each Borrower indemnifies, and agrees to defend and hold harmless the Agent, the Letter of Credit Issuer and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of any Borrower or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence, bad faith or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

         (d) The provisions of this Section 11.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent, the Letter of Credit Issuer or any Lender. All amounts due under this Section 11.04 shall be payable on written demand therefor (which demand shall include a reasonable description of such amounts).

         SECTION 11.05. Applicable Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

         SECTION 11.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Required Lenders, each Lender and the Letter of Credit Issuer shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Letter of Credit Issuer to or for the credit or the account of the Borrowers against any and all of the Obligations, the Notes held by such Lender or any other Loan Document, irrespective of whether or not such Lender or the Letter of Credit Issuer shall have made any demand under this Agreement, the Notes or such other Loan Document and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and the Letter of Credit Issuer under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender or the Letter of Credit Issuer.

         SECTION 11.07. Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         (b) All payments by any Borrower and any Guarantor hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in Section 11.01 hereof.

         SECTION 11.08. Waivers; Amendments; Final Maturity Date. (a) No failure or delay of the Agent, any Lender, Fleet or the Letter of Credit Issuer in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Lenders, Fleet and the Letter of Credit Issuer hereunder or under any other Loan Document are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower or any Guarantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however,
(i) that no such agreement shall (A) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note or fees payable hereunder or reduce the rate of interest on any Note or fees payable hereunder, without the consent of each holder affected thereby, (B) change the Commitment of any Lender or amend or modify the provisions of this Section 11.08, Section 2.01, Section 2.06, Section 2.13,
Section 11.04 or Section 2A.06 hereof or the definition of "Required Lenders" or the dollar amount contained in the definition of "Supplemental Availability ", or (C) release any substantial portion of the Collateral, in each case without the prior written consent of each Lender affected thereby except that the Agent may, without the prior written consent of any Lender, release Collateral permitted to be sold pursuant to the terms of Section 7.05 hereof and (ii) that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, Fleet or the Letter of Credit Issuer under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

         SECTION 11.09. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 11.10. Entire Agreement; Waiver of Jury Trial, etc. (a) This Agreement, the Notes, the Fee Letter and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes, the Fee Letter and the other Loan Documents. Except as expressly provided herein or in the Notes, the Fee Letter or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes, the Fee Letter or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

         (b) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS.

         (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph
(b) of this Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

         (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

         SECTION 11.11. Confidentiality. The Agent and the Lenders agree to keep confidential (and to cause their respective officers, directors, employees, agents, advisors, consultants and representatives to keep confidential) all information, materials and documents furnished by or on behalf of the Guarantors, the Borrowers, the Grantors or any of their respective subsidiaries to the Agent or any Lender (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, counsel, directors, employees, agents, advisors, consultants and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents with instructions to maintain the confidentiality thereof; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority (the Agent and each Lender receiving such subpoena or similar legal process agrees to use reasonable efforts to promptly furnish the Borrowers with a copy thereof); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than any Borrower, any Guarantor, any Grantor or any of their respective subsidiaries or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by any Borrower, any Guarantor, any Grantor or any of their respective subsidiaries; (iv) to the extent any Borrower, any Guarantor or any of their respective subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 11.03(g) hereof.

         SECTION 11.12. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in state courts located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrowers and each of the Guarantors hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         (b) Each of the Borrowers and each of the Guarantors hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non convenience, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (c) Each of the Borrowers and each of the Guarantors hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 11.01 hereof.

         (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower or any Guarantor in any other jurisdiction.

         SECTION 11.13. Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

         SECTION 11.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 11.15. Defaulting Lender. (a) Notwithstanding anything to the contrary contained herein, in the event that any Lender (x) refuses (which refusal constitutes a breach by such Lender of its obligations under this Agreement and which has not been retracted) to make available its portion of any Loan or (y) notifies the Agent and/or any Borrower that it does not intend to make available its portion of any Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement and which has not been retracted) (each, a "Lender Default"), all rights and obligations hereunder of the Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of express provisions of this Section 11.15 while such Lender Default remains in effect.

         (b) Loans shall be incurred pro rata from the Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitments, and no Commitment of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of the Loans shall be applied to reduce the Loans of each of the Lenders pro rata based on the aggregate of the outstanding Loans of all of the Lenders at the time of such application; provided that, such amount shall not be applied to any Loan of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lenders' pro rata share of all Loans then outstanding.

         (c) The Lenders shall participate in Letters of Credit on the basis of their respective pro rata shares, and no participation or reimbursement obligation of any Lender shall be increased as a result of a failure of any Defaulting Lender to reimburse the Agent on the Letter of Credit Issuer's behalf with respect to any amounts drawn on or otherwise payable with respect to any Letters of Credit (the amount that any such Defaulting Lender has failed to reimburse is hereinafter referred to as such Defaulting Lender's "Unreimbursed Amount"). Until such Defaulting Lender has reimbursed the Agent on the Letter of Credit Issuer's behalf for any Unreimbursed Amount owed by it, all payments and other amounts received from any source with respect to the Obligations or otherwise under or in connection with the Agreement (including any letter of credit fees) which would otherwise be payable to such Defaulting Lender will instead be paid to the Agent for the benefit of the Letter of Credit Issuer for application to such Unreimbursed Amount until such Unreimbursed Amount has been paid in full. A Defaulting Lender shall not be entitled to receive any portion of the Commitment Fee, the letter of credit fees or any other fees payable in connection with this Agreement, or any indemnity arising from its commitment to make Loans and/or participate in Letters of Credit.

         (d) A Defaulting Lender shall not be entitled to give instructions to the Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Loan Documents. All amendments, waivers and other modifications of this Agreement and the Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender, not to have a Commitment, not to have a Term Commitment and not to have Loans outstanding.

         (e) Other than as expressly set forth in this Section 11.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify the Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 11.15 shall be deemed to release any Defaulting Lender from its Commitment hereunder, shall alter such Commitment, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which the Borrowers, the Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

         (f) In the event the Defaulting Lender is able to retroactively cure to the satisfaction of the Agent and with the consent of the Borrowers (which shall not be unreasonably withheld) the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall upon notice to Borrowers, no longer be a Defaulting Lender and shall be treated as a Lender hereunder.

         SECTION 11.16. LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY GUARANTOR, ANY SPECIFIED PERSON, OR ANY OTHER PERSON AGAINST THE AGENT, ANY LENDER, FLEET CAPITAL CORPORATION, FLEET BANK, N.A. OR THE AFFILIATES, DIRECTORS, OFFICERS,

EMPLOYEES, ATTORNEYS OR AGENTS OF THE AGENT, SUCH LENDER, FLEET CAPITAL CORPORATION OR FLEET BANK, N.A. FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY, OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER (FOR ITSELF AND ON BEHALF OF EACH GUARANTOR AND EACH SPECIFIED PERSON) HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.


XII.     GUARANTEES

         Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

         Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender, the Letter of Credit Issuer or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Guarantor under the provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent for the Obligations or any of them; or
(d) the failure of any Lender, the Agent or the Letter of Credit Issuer to exercise any right or remedy against any other Guarantor of the Obligations.

         Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender, the Agent or the Letter of Credit Issuer to any security (including, without limitation, any Collateral) held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender, the Agent or the Letter of Credit Issuer in favor of any Borrower or any other person.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent, the Letter of Credit Issuer or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Agent, the Letter of Credit Issuer or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

         Each Guarantor hereby subordinates all rights of subrogation against any Borrower and its property and all rights of indemnification, contribution and reimbursement from any Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise, to the prior payment in full in cash of all Obligations.

         IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             JITNEY-JUNGLE STORES OF AMERICA, INC.,
                               as Borrower and as Guarantor



                             By:_____________________________
                                Name:
                                Title:


                             SOUTHERN JITNEY JUNGLE COMPANY,
                               as Borrower and as Guarantor



                             By:_____________________________
                                Name:
                                Title:


                             McCARTY- HOLMAN CO., INC.,
                               as Borrower and as Guarantor



                             By:_____________________________
                                Name:
                                Title:


                             JITNEY- JUNGLE BAKERY, INC.,
                               as Borrower and as Guarantor



                             By:_____________________________
                                Name:
                                Title:

                             PUMP AND SAVE, INC.,
                                as Borrower and as Guarantor



                             By:_____________________________
                                Name:
                                Title:


                             INTERSTATE JITNEY JUNGLE STORES, INC.,
                                as Borrower and as Guarantor



                             By:_____________________________
                                Name:
                                Title:


                             DELTA ACQUISITION CORPORATION,
                                as Borrower and as Guarantor



                             By:_____________________________
                                Name:
                                Title:


                             DELCHAMPS, INC.,
                                as Borrower and as Guarantor



                             By:_____________________________
                                Name:
                                Title:

                             SUPERMARKET CIGARETTE SALES, INC.,
                                as Guarantor



                             By:_____________________________
                                Name:
                                Title:


                             FLEET CAPITAL CORPORATION, as Agent



                             By:_____________________________
                                Name:
                                Title:

                             FLEET CAPITAL CORPORATION, as Lender



                             By:_____________________________
                                Name:
                                Title:

                             BTM CAPITAL CORPORATION, as Lender



                             By:_____________________________
                                Name:
                                Title:


                             HELLER FINANCIAL INC., as Lender



                             By:_____________________________
                                Name:
                                Title:

                             IBJ SCHRODER BUSINESS CREDIT CORP.,
                             as Lender



                             By:_____________________________
                                Name:
                                Title:


                             NATIONAL BANK OF CANADA,
                             a Canadian Chartered Bank, as Lender


                             By:_____________________________
                                Name:
                                Title:

                             NATIONAL CITY BANK, as Lender


                             By:_____________________________
                                Name:
                                Title:


                             DEUTSCHE FINANCIAL SERVICES HOLDING CORPORATION, as Lender



                             By:_____________________________
                                Name:
                                Title:


                             DLJ CAPITAL FUNDING, INC., as Lender



                             By:_____________________________
                                Name:
                                Title:

                             DLJ CAPITAL FUNDING, INC., as Documentation Agent



                             By:_____________________________
                                Name:
                                Title:


                             FLEET BANK, N.A., as a Letter of Credit Issuer



                             By:_____________________________
                                Name:
                                Title:

                                                                     Schedule II


                      Fiscal Reporting Periods of the Borrowers


Fiscal         FY        FY        FY        FY        FY        FY        FY
Month         1998      1999      2000      2001      2002      2003      2004
------        ----      ----      ----      ----      ----      ----      ----

1            5/31/97   5/30/98   5/29/99   5/27/00

2            6/28/97   6/27/98   6/26/99   6/24/00

3(1)         7/26/97   7/25/98   7/24/99   7/22/00

4            8/23/97   8/22/98   8/21/99   8/19/00

5            9/20/97   9/19/98   9/18/99   9/16/00

6(1)        10/18/97  10/17/98  10/16/99  10/14/00

7           11/15/97  11/14/98  11/13/99  11/11/00

8           12/13/97  12/12/98  12/11/99   12/9/00

9(1)         1/10/98    1/9/99    1/8/00    1/6/01

10           2/10/98    2/6/99    2/5/00    2/3/01

11            3/7/98    3/6/99    3/4/00    3/3/01

12            4/4/98    4/3/99    4/1/00   3/31/01

13(2)         5/2/98    5/1/99   4/29/00   4/28/01

---------------

(1) Also,Fiscal Quarter-End.

(2) Also, Fiscal Quarter-End and Fiscal Year-End.